Exhibit 10.1

LOAN AGREEMENT
by and among

The Entities included in the definition of “Borrower”,
as Borrower,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent,

and

THE FINANCIAL INSTITUTIONS NOW OR HEREAFTER SIGNATORIES HERETO AND THEIR ASSIGNEES PURSUANT TO SECTION 15.14, as Lenders,

WELLS FARGO SECURITIES, L.L.C.,
as Sole Lead Arranger and Sole Bookrunner,

U.S. BANK NATIONAL ASSOCIATION,

as Syndication Agent, and

JPMORGAN CHASE BANK, N.A.,
 as Documentation Agent

Entered into as of September 18, 2018

WFB LOAN NO. 1018126

i

ARTICLE 5. CONSTRUCTION		39

5.1	CONSTRUCTION OF ADDITIONAL IMPROVEMENTS	39
5.2	CONTRACTOR/CONSTRUCTION INFORMATION	39
5.3	PROHIBITED CONTRACTS	40
5.4	LIENS AND STOP NOTICES	40
5.5	ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS	40
5.6	DELAY	40
5.7	INSPECTIONS	40
5.8	SURVEYS	40

ARTICLE 6. INSURANCE		41

6.1	TITLE INSURANCE	41
6.2	PROPERTY INSURANCE	41
6.3	FLOOD HAZARD INSURANCE	41
6.4	LIABILITY INSURANCE	41
6.5	OTHER COVERAGE	41
6.6	GENERAL	41
6.7	COLLATERAL PROTECTION INSURANCE NOTICE	42

ARTICLE 7. REPRESENTATIONS AND WARRANTIES		42

7.1	AUTHORITY/ENFORCEABILITY	42
7.2	BINDING OBLIGATIONS	42
7.3	FORMATION AND ORGANIZATIONAL DOCUMENTS	42
7.4	NO VIOLATION	42
7.5	COMPLIANCE WITH LAWS; USE	43
7.6	LITIGATION	43
7.7	FINANCIAL CONDITION	43
7.8	NO MATERIAL ADVERSE CHANGE	43
7.9	ACCURACY	43
7.10	TAX LIABILITY	43
7.11	TITLE TO ASSETS; NO LIENS	43
7.12	MANAGEMENT AGREEMENT	43
7.13	UTILITIES	43
7.14	COMPLIANCE	44
7.15	AMERICANS WITH DISABILITIES ACT COMPLIANCE	44
7.16	BUSINESS LOAN	44
7.17	OFAC	44
7.18	ANTI-CORRUPTION LAWS, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS	44
7.19	OWNERSHIP	44
7.20	FF&E; FRANCHISE AGREEMENTS	45

ARTICLE 8. REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS		45

8.1	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS	45

	(a) Limited Purpose	45
	(b) Limitations on Debt, Actions	45
	(c) Separateness Covenants	46
	(d) SPE Covenants in Borrower Organizational Documents	47
	(e) Additional Special Covenants	47

ARTICLE 9. HAZARDOUS MATERIALS		48

9.1	SPECIAL REPRESENTATIONS AND WARRANTIES	48
	(a) Hazardous Materials	48
	(b) Hazardous Materials Laws	48

	(c) Hazardous Materials Claims	49
9.2	HAZARDOUS MATERIALS COVENANTS	49
	(a) No Hazardous Activities	49
	(b) Compliance	49
	(c) Notices	49
	(d) Remedial Action	49
9.3	INSPECTION BY ADMINISTRATIVE AGENT	49
9.4	HAZARDOUS MATERIALS INDEMNITY	49

ARTICLE 10. COVENANTS OF BORROWER		50

10.1	EXPENSES	50
10.2	ERISA COMPLIANCE	51
10.3	LEASING; MASTER LEASE	51
10.4	APPROVAL OF LEASES	51
10.5	SUBDIVISION MAPS	54
10.6	OPINION OF LEGAL COUNSEL	55
10.7	FURTHER ASSURANCES	55
10.8	MERGER, CONSOLIDATION, TRANSFER OF ASSETS	55
10.9	ASSIGNMENT	55
10.10	MANAGEMENT OF PROPERTY	55
10.11	APPRAISAL	56
10.12	NOTICE OF CHANGE IN MANAGEMENT	56
10.13	REQUIREMENTS OF LAW	56
10.14	LIMITATIONS ON DISTRIBUTIONS, ETC.	56
10.15	DERIVATIVE DOCUMENTS	56
10.16	CASH MANAGEMENT AGREEMENT; DEBT SERVICE COVERAGE RATIO TEST	56
10.17	CONSTRUCTION AGREEMENTS; PLANS	58
10.18	USE OF PROCEEDS	59
10.19	COMPLIANCE WITH ANTI-CORRUPTION LAWS, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS	59
10.20	FRANCHISE AGREEMENT	59
10.21	ANNUAL BUDGET	60
10.22	CONDOMINIUM DOCUMENTS	60
10.23	APPLICABLE DECLARATIONS	60

ARTICLE 11. REPORTING COVENANTS		60

11.1	FINANCIAL STATEMENTS	60
	(a) Borrower Annual Financial Statements	60
	(b) Borrower Quarterly Financial Statements	60
	(c) Guarantor Financial Statements	61
	(d) Other Information	61
11.2	BOOKS AND RECORDS	61
11.3	LEASING REPORTS	61
11.4	OPERATING STATEMENTS FOR PROPERTY	61
11.5	KNOWLEDGE OF DEFAULT; ETC.	61
11.6	LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION	62
11.7	ENVIRONMENTAL NOTICES	62
11.8	CERTIFICATE OF BORROWER	62
11.9	OTHER INFORMATION	62
11.10	FORM; WARRANTY	62

ARTICLE 12. DEFAULTS AND REMEDIES		63

12.1	DEFAULT	63
	(a) Monetary	63
	(b) Performance of Obligations	63
	(c) Construction; Use	63

	(d) Attachment; Condemnation’ Liens	63
	(e) Representations and Warranties	64
	(f) Bankruptcy; Insolvency; Dissolution	64
	(g) Change in Management or Control	64
	(h) Loss of Priority	64
	(i) Hazardous Materials	64
	(j) Prohibited Transfers	64
	(k) Default Under Unsecured Indemnity Agreement	64
	(l) Default Under Guaranty	65
	(m) Default Under Swap Agreement; Voluntary Termination	65
	(n) Money Laundering	65
	(o) Breach of Sanctions Provisions	65
	(p) Franchise Agreement	65
	(q) Collateral Pool	65
12.2	ACCELERATION UPON DEFAULT; REMEDIES	65
12.3	DISBURSEMENTS TO THIRD PARTIES	66
12.4	ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION	66
12.5	ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION	66
12.6	REPAYMENT OF FUNDS ADVANCED	66
12.7	RIGHTS CUMULATIVE, NO WAIVER	66

ARTICLE 13. DUE ON SALE/ENCUMBRANCE		67

13.1	PROPERTY TRANSFERS	67
	(a) Prohibited Property Transfers	67
	(b) Permitted Transfers	67
13.2	EQUITY TRANSFERS	67
	(a) Prohibited Equity Transfers	67
	(b) Permitted Equity Transfers	68
	(c) SPE Status	68
13.3	CERTIFICATES OF OWNERSHIP	68

ARTICLE 14. THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS		68

14.1	APPOINTMENT AND AUTHORIZATION	68
14.2	WELLS FARGO AS LENDER	69
14.3	LOAN DISBURSEMENTS	70
14.4	DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS	70
14.5	PRO RATA TREATMENT	71
14.6	SHARING OF PAYMENTS, ETC.	72
14.7	COLLATERAL MATTERS; PROTECTIVE ADVANCES	72
14.8	POST-FORECLOSURE PLANS	73
14.9	APPROVALS OF LENDERS	74
14.10	NOTICE OF DEFAULTS	74
14.11	ADMINISTRATIVE AGENT’S RELIANCE, ETC.	75
14.12	INDEMNIFICATION OF ADMINISTRATIVE AGENT	75
14.13	LENDER CREDIT DECISION, ETC.	76
14.14	SUCCESSOR ADMINISTRATIVE AGENT	76
14.15	NO SET-OFFS	77

ARTICLE 15. MISCELLANEOUS PROVISIONS		77

15.1	INDEMNITY	77
15.2	ADDITIONAL SECURITY INTERESTS	77
15.3	FORM OF DOCUMENTS	78
15.4	NO THIRD PARTIES BENEFITED	78
15.5	NOTICES	78
15.6	ATTORNEY-IN-FACT	78
15.7	ACTIONS	78

15.8	RIGHT OF CONTEST	78
15.9	RELATIONSHIP OF PARTIES	79
15.10	DELAY OUTSIDE LENDER’S CONTROL	79
15.11	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	79
15.12	IMMEDIATELY AVAILABLE FUNDS	79
15.13	AMENDMENTS AND WAIVERS	79
	(a) Generally	79
	(b) Unanimous Consent	79
	(c) Amendment of Administrative Agent’s Duties, Etc.	80
15.14	SUCCESSORS AND ASSIGNS	80
	(a) Generally	80
	(b) Participations	81
	(c) Assignments	81
	(d) Tax Withholding	82
	(e) Federal Reserve Bank Assignments	82
	(f) Information to Assignee, Etc.	82
	(a) Register	82
15.15	ADDITIONAL COSTS - LIBOR	82
	(a) Capital Adequacy	82
	(b) Additional Costs	83
	(c) Lender’s Suspension of LIBOR Loans	83
	(d) Notification and Determination of Additional Costs	83
	(e) Suspension of Libor Loans	84
	(f) Illegality	84
	(g) Treatment of Affected Loans	84
	(h) Change of Lending Office	85
	(i) Assumptions Concerning Funding Libor Loans	85
15.16	INTENTIONALLY OMITTED	85
15.17	LENDER’S AGENTS	85
15.18	TAX SERVICE	85
15.19	WAIVER OF RIGHT TO TRIAL BY JURY	85
15.20	SEVERABILITY	85
15.21	TIME	86
15.22	HEADINGS	86
15.23	GOVERNING LAW	86
15.24	USA PATRIOT ACT NOTICE; COMPLIANCE	86
15.25	ELECTRONIC DOCUMENT DELIVERIES	86
15.26	INTEGRATION; INTERPRETATION	86
15.27	TEXAS SPECIFIC	87
15.28	COUNTERPARTS	87
15.29	INTENTIONALLY OMITTED	87
15.30	ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS	87
15.31	ADDITIONAL COLLATERAL SECURITY INSTRUMENT RIGHT	88

ARTICLE 16. CO-BORROWER PROVISIONS		89

16.1	JOINT AND SEVERAL LIABILITY	89

EXHIBITS AND SCHEDULES

SCHEDULE 1.1 — PRO RATA SHARES
SCHEDULE 7.6 — LITIGATION DISCLOSURE
SCHEDULE 8.1 — ENVIRONMENTAL REPORTS

SCHEDULE 10.3 — MASTER LEASE

SCHEDULE 13.2 — CHANGE OF CONTROL

v

EXHIBITS A-1 THROUGH A-28 — DESCRIPTION OF PROPERTY

EXHIBIT B — DOCUMENTS
EXHIBIT C — FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT D — FORM OF NOTE
EXHIBIT E — DISBURSEMENT INSTRUCTION AGREEMENT
EXHIBIT F — HAWAII SITE PLAN

EXHIBIT G — TAX COMPLIANCE CERTIFICATES

EXHIBIT H — COMPLIANCE CERTIFICATE

EXHIBIT I — NOTICE OF BORROWING

EXHIBIT J — ALLOCATED TERM LOAN AMOUNT

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) dated as of September 18, 2018 by and among VICTORIA WARD, LIMITED, a Delaware corporation (“Ward Parent”), VICTORIA WARD CENTER L.L.C., a Delaware limited liability company (“Ward Center”), VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company (“Ward Entertainment”), 1240 ALA MOANA, LLC, a Delaware limited liability company (“1240 Ala Moana”), ANAHA RETAIL HOLDINGS, LLC, a Delaware limited liability company (“Anaha Retail Holdings”), WAIEA RETAIL HOLDINGS, LLC, a Delaware limited liability company (“Waiea Retail Holdings”), 10 CCC, LLC, a Delaware limited liability company (“10 CCC”), 20 CCC, LLC, a Delaware limited liability company (“20 CCC”), 30 CCC, LLC, a Delaware limited liability company (“30 CCC”), 10/20/30 CCC PARKING DECK, LLC, a Delaware limited liability company (“10/20/30 CCC Parking Deck”), 40 CCC, LLC, a Delaware limited liability company (“40 CCC”), 40 CCC PARKING DECK, LLC, a Delaware limited liability company (“40 CCC Parking Deck”), 50 CCC, LLC, a Delaware limited liability company (“50 CCC”), 60 CCC, LLC, a Delaware limited liability company (“60 CCC”), 70 CC, LLC, a Delaware limited liability company (“70 CC”), 50/60/70 CCC PARKING DECK, LLC, a Delaware limited liability company (“50/60/70 CCC Parking Deck”), ONE MALL NORTH, LLC, a Delaware limited liability company (“One Mall North”), CRESCENT AREA 1-A HOLDINGS, LLC, a Delaware limited liability company (“Crescent Area 1-A”), CRESCENT AREA 1 PARKING DECK 1, LLC, a Delaware limited liability company (“Crescent Area 1 Parking Deck”), HL CHAMPION HOLDING COMPANY, LLC, a Delaware limited liability company (“HL Champion Holding”), LAKELAND VILLAGE HOLDING COMPANY, LLC, a Delaware limited liability company (“Lakeland Village Holding Company”), WATERWAY HOTEL HOLDINGS, LLC, a Delaware limited liability company (“Waterway Hotel Holdings”), HL - HOTEL HOLDING COMPANY, LLC, a Delaware limited liability company (“HL-Hotel Holding Company”), CSPV HOLDINGS, LLC, a Delaware limited liability company (“CSPV Holdings”), 1701 LAKE ROBBINS, LLC, a Delaware limited liability company (“1701 Lake Robbins”, together with Ward Parent, Ward Center, Ward Entertainment, 1240 Ala Moana, Anaha Retail Holdings, Waiea Retail Holdings, 10 CCC, 20 CCC, 30 CCC, 10/20/30 CCC Parking Deck, 40 CCC, 40 CCC Parking Deck, 50 CCC, 60 CCC, 70 CC, 50/60/70 CCC Parking Deck, One Mall North, Crescent Area 1-A, Crescent Area 1 Parking Deck, HL Champion Holding, Lakeland Village Holding Company, Waterway Hotel Holdings, HL-Hotel Holding Company, CSPV Holdings, and 1701 Lake Robbins, hereinafter, individually or collectively, as the context may require, referred to as “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees under Section 15.14 (“Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as contractual representative of the Lenders to the extent and in the manner provided in Article 14 (in such capacity, the “Administrative Agent”).  Wells Fargo Securities, L.L.C., is the Sole Lead Arranger and Sole Bookrunner (the “Arranger”).

R E C I T A L S

A.                                    Borrower owns certain real property described in Exhibits A-1 through A-28 hereto and all improvements now or hereafter existing thereon (collectively, the “Property”).

B.                                    Borrower desires to borrow from Lenders, and Lenders agree to loan to Borrower, the amounts described below.

NOW, THEREFORE, Borrower, Administrative Agent and Lenders agree as follows:

ARTICLE 1.  DEFINITIONS

1.1                               DEFINED TERMS.  The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below.  Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“1240 Ala Moana Property” — means that portion of the Property depicted as the IBM Building on the Hawaii Site Plan and being cross-hatched or described on Exhibit A-1 attached hereto, and owned by 1240 Ala Moana.

“1701 Lake Robbins Property” —means that portion of the Property described on Exhibit A-2 attached hereto, and owned by 1701 Lake Robbins.

“Accounts” — means, collectively, the Lockbox Accounts, the Excess Cash Flow Reserve Account, the Restricted Account, the FF&E Reserve Account, and any other accounts of Borrower with Administrative Agent as may be required by this Agreement, the Cash Management Agreement or any of the other Loan Documents.

“ADA” — the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12101, et seq., as amended from time to time.

“Additional Improvements” means any Tenant Improvements required to be constructed by a Borrower under any Approved Leases and any other capital improvements constructed by Borrower on any of the Property during the term of the Loan.

“Administrative Agent” — means Wells Fargo Bank, National Association, or any successor Administrative Agent appointed pursuant to Section 14.14.

“Additional Collateral Project Appraisal” — has the meaning given to such term in Section 15.31.

“Additional Collateral Project” — has the meaning given to such term in Section 15.31.

“Additional Collateral Security Instrument” — has the meaning given to such term in Section 15.31.

“Additional Costs” — has the meaning given to such term in Section 15.15(b).

“Ae’o Retail” — means that certain property depicted as Ae’o on the Hawaii Site Plan, and owned by 1001 Queen, LLC, which property is not a portion of the Property as of the Effective Date.

“Affiliate” — means, with respect to any Person, (a) in the case of any such Person which is a partnership or limited liability company, any partner or member in such partnership or limited liability company, respectively, (b) any other Person which is directly or indirectly Controlled by, Controls or is under common Control with such Person or one or more of the Persons referred to in the preceding clause (a), (c) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a) and (b), (d) any other Person who is a member of the immediate family of such Person or of any Person referred to in the preceding clauses (a) through (c), and (e) any other Person that is a trust solely for the benefit of one or more Persons referred to in clause (d) and of which such Person is sole trustee; provided, however, in no event shall Administrative Agent or any Lender or any of their Affiliates be an Affiliate of Borrower.

“Agreement” — shall have the meaning given to such term in the preamble hereto.

“Allocated Loan Amount” has the meaning assigned to such term in Section 16.1(i).

“Anaha Retail” — means that portion of the Property depicted as Anaha on the Hawaii Site Plan and being cross-hatched or described on Exhibit A-3 attached hereto, and owned by Anaha Retail Holdings.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws”  means Applicable Laws in any jurisdiction in which Borrower or any member of the Borrowing Group is located or doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Declarations” — means each of the following:

(i)                                     Declaration of Covenants, Conditions, and Restrictions for Bridgeland Commercial Properties dated November 18, 2010 recorded under Clerk’s File No. 20100499791, Real Property Records of Harris County, Texas;

(ii)                                  Bridgeland Covenant dated January 23, 2006 recorded under Clerk’s File No. Z046109 of the Real Property Records of Harris County, Texas;

(iii)                               Covenants, Restrictions, Easements, Charges and Liens of the Woodlands attached as Exhibit B to General Warranty Deed dated January 29th, 1982 recorded under Clerk’s File No. 8203748, Real Property Records of Montgomery County, Texas;

(iv)                              Declaration of Covenants and Restrictions for The Woodlands Town Center Association dated April 12, 1995 recorded under Clerk’s File No. 9519690, Real Property Records of Montgomery County, Texas;

(v)                                 Declaration of Covenants and Restrictions of The Woodlands Commercial Owners Association dated October 26, 1993 recorded under Clerk’s File No. 9357930, Real Property Records of Montgomery County, Texas;

(vi)                              Covenants, Restrictions, Easements, Charges and Liens of The Woodlands dated September 1, 1993 recorded under Clerk’s File No. 9348561, Real Property Records of Montgomery County, Texas; and

(vii)                           Declaration of Covenants, Conditions, Restrictions and Easements for Lake Woodlands Property Owners’ Association, Inc. dated January 7, 1986 recorded under Clerk’s File No. 8600794, Real Property Records of Montgomery County, Texas.

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Applicable Margin” — means 1.65%.

“Appraisal” — means a written appraisal prepared by an independent MAI appraiser acceptable to Administrative Agent and subject to Administrative Agent’s customary independent appraisal requirements and prepared in compliance with all applicable regulatory requirements, including the Financial Institutions Recovery, Reform and Enforcement Act of 1989, as amended from time to time, subject to review and adjustment consistent with Administrative Agent’s standard practices.

“Appraised Value” means the “as is” value for the Property as indicated by an Appraisal approved by Administrative Agent and prepared by an appraiser designated by Administrative Agent, in Administrative Agent’s sole discretion.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of any entity that administers or manages a Lender.

“Approved Lease Form” — means the standard lease form or forms for the Property approved by Administrative Agent from time to time, and which shall include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent in Administrative Agent’s sole discretion.

“Approved Leases” — shall have the meaning given to such term in Section 10.4(c).  Notwithstanding anything to the contrary contained in this Agreement, for purposes of computing Commercial NOI, a Lease shall only be an Approved Lease so long as the tenant under the Lease in question is currently paying rent or is in a free rent period (provided that such tenant has taken occupancy, is open for business and there are no more than six (6) months remaining in such free rent period).

For purposes of computing Commercial NOI, a Lease shall cease to be an Approved Lease if:

(i)                                   the tenant under such Lease becomes insolvent or becomes subject to a voluntary or involuntary petition under any bankruptcy proceeding,

(ii)                                a monetary or non-monetary material default by the tenant has occurred and is existing under such Lease, or

(iii)                             such Lease has expired or been terminated.

“Assignee” — shall have the meaning given to such term in Section 15.14(c).

“Assignment and Assumption Agreement” — means an Assignment and Assumption Agreement among a Lender, an Assignee and the Administrative Agent, substantially in the form of Exhibit C.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” — means the Bankruptcy Reform Act of 1978 (11 USC § 101-1330) as now or hereafter amended or recodified.

“Base Rent and Tenant Reimbursement Revenue” -  means, as of a Determination Date, the total amount of (i) base rent for Approved Leases as shown on the then-existing rent roll for the Property, annualized, and (ii) tenant reimbursements for the previous twelve (12) months from the Determination Date.

“Borrower” — shall have the meaning given to such term in the preamble hereto, and shall refer to a Borrower individually or all of the Borrowers collectively, as the context may require.  Each Borrower is a special purpose entity (as required by Section 8.1 hereof) and is majority owned and 100% Controlled by Guarantor and its Affiliates.

“Borrowing Group” - means, individually and collectively: (a) Borrower, (b) any affiliate or subsidiary of Borrower, (c) any Guarantor, (d) any Indemnitor, (e) any owner of any collateral securing any part of the Loan, any Guaranty, any Unsecured Hazardous Materials Indemnity Agreement referenced on Exhibit B attached hereto or this Agreement, and (f) any officer, director or other Person, but only if and to the extent such officer, director or other Person is or was duly acting on behalf of any Borrower, Guarantor, Indemnitor or any such owner with respect to the Loan, any Guaranty, any Unsecured Hazardous Materials Indemnity Agreement referenced on Exhibit B attached hereto or this Agreement.

“Business Day” - means (a) any day of the week other than Saturday, Sunday or other day on which the offices of Administrative Agent in San Francisco, California are authorized or required to close and (b) with reference to the One-Month LIBO Rate, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.  Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Cash Management Agreement” — means that certain Cash Management Agreement dated of even date herewith, entered into by and between Borrower and Administrative Agent, for the benefit of the Lenders.

“Cash Trap Event Period” — has the meaning given to such term in Section 10.16(b).

“Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Lenders in connection with the transactions relating to the Notes and the other Loan Documents, which are treated as interest under Applicable Law.

“Collateral” — means the Property and any personal property or other collateral with respect to which a Lien or security interest was granted to Administrative Agent, for the benefit of Lenders, pursuant to the Loan Documents.

“Collateral Pool” — means, as of a particular Determination Date, all of the Property which is then subject to a Security Instrument and is Collateral for the Loan.

“Columbia Corporate Center 10” — means that portion of the Property described on Exhibit A-4 attached hereto, and owned by 10 CCC.

“Columbia Corporate Center 10/20/30 Parking Deck” — means that portion of the Property described on Exhibit A-5 attached hereto, and owned by 10/20/30 CCC Parking Deck.

“Columbia Corporate Center 20” — means that portion of the Property described on Exhibit A-6 attached hereto, and owned by 20 CCC.

“Columbia Corporate Center 30” — means that portion of the Property described on Exhibit A-7 attached hereto, and owned by 30 CCC.

“Columbia Corporate Center 40” — means that portion of the Property described on Exhibit A-8 attached hereto, and owned by 40 CCC.

“Columbia Corporate Center 40 Parking Deck” — means that portion of the Property described on Exhibit A-9 attached hereto, and owned by 40 CCC Parking Deck.

“Columbia Corporate Center 50” — means that portion of the Property described on Exhibit A-10 attached hereto, and owned by 50 CCC.

“Columbia Corporate Center 50/60/70 Parking Deck” — means that portion of the Property described on Exhibit A-11 attached hereto, and owned by 50/60/70 CCC Parking Deck.

“Columbia Corporate Center 60” — means that portion of the Property described on Exhibit A-12 attached hereto, and owned by 60 CCC.

“Columbia Corporate Center 70” — means that portion of the Property described on Exhibit A-13 attached hereto, and owned by 70 CC.

“Commercial NOI” — means the Net Operating Income for all of the Non-Hotel Properties, adjusted for Approved Leases pursuant to the definition thereof. In calculating Commercial NOI, unless otherwise agreed to in writing (which may be by email) by the Requisite Lenders, Base Rent and Tenant Reimbursement Revenue from Approved Leases which are classified as License Agreements will be limited to a maximum of ten percent (10%) of total Base Rent and Tenant Reimbursement Revenue from the Non-Hotel Properties, and any Base Rent and Tenant Reimbursement Revenue from License Agreements in excess of ten percent (10%) of total Base Rent and Tenant Reimbursement Revenue from the Non-Hotel Properties will be excluded from Commercial NOI.

“Commitment” — means, collectively, the Term Loan Commitment and Revolving Loan Commitment.

“Completion” — means, with respect to any Additional Improvements, (i) the completion of such Additional Improvements in accordance with all applicable Requirements of Law, (ii) the issuance of a certificate of occupancy by the appropriate Governmental Authority for any premises which are a part of the Additional Improvements and (iii) receipt of final lien waivers and releases for all work performed or constructed in connection with the Additional Improvements in question.

“Condominium Documents” means, collectively, the following:

(a)                                 that certain Declaration of Condominium Property Regime dated September 16, 2013, recorded at the Bureau of Conveyances of the State of Hawaii as Document No. A50310869, as may have been and may be amended and modified from time to time; and

(b)                                 that certain Declaration of Condominium Property Regime dated September 16, 2013, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. A-50320947, as may have been and may be amended and modified from time to time.

“Construction Agreement” — means any agreement to construct any Additional Improvements by and between Borrower and Contractor.

“Contractor” — means any party engaged by a Borrower to construct any Additional Improvements or any other improvements to any portion of the Property.

“Control” — means (including with respect to its correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, or the power to veto major policy decisions of such Person, whether through the ownership of voting securities, by agreement, or otherwise.

“Creekside Park Village Center” —means that portion of the Property described on Exhibit A-14 attached hereto, and owned by CSPV Holdings.

“Debt Service Coverage Ratio” — means, as of the applicable Determination Date, the ratio achieved by dividing (1) the In Place NOI by (2) the Debt Service Amount.

As used herein “Debt Service Amount” means, as of the applicable Determination Date, the amount obtained by multiplying (x) the outstanding principal balance of (i) the Loan, when calculating the Debt Service Coverage Ratio with respect to the entire Loan, or (ii) the Term Loan, when calculating the Debt Service Coverage Ratio with respect to the Term Loan, by (y) the greatest of:

(a) a debt service constant equal to 8.0%,

(b) a debt service constant based on the current interest rate due under the Loan and a thirty (30) year amortization schedule, and

(c) a debt service constant based on the then prevailing ten (10) year Treasury Rate plus two and one-half percent (2.5%) and a thirty (30) year amortization schedule.

“Debt Yield” — means, as of the applicable Determination Date, the In Place NOI from all of the Property then subject to a Security Instrument, divided by the then outstanding principal amount of the Loan.

“Debtor Relief Law” shall mean any federal, state or local law, domestic or foreign, as now or hereafter in effect relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement, composition, extension or adjustment of debts, or any similar law affecting the rights of creditors.

“Default” — shall have the meaning given to such term in Section 12.1.

“Defaulting Lender” — means any Lender which (i) fails to fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing no later than the Business Day prior to the date of proposed funding that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied or (ii) otherwise fails or refuses to perform its obligations under this Agreement within the time period specified for performance of such obligation or, if no time frame is specified, if such failure or refusal continues for a period of five (5) Business Days after notice from Administrative Agent.  Defaulting Lender shall also include any Lender that has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action.

“Default Rate” — is a rate of interest per annum five percent (5%) in excess of the applicable Effective Rate in effect from time to time.

“Delinquency Date” - shall have the meaning given to such term in Section 4.1.

“Determination Date” — means a specific date on which the Debt Service Coverage Ratio or Loan-to-Value Ratio (as applicable) are calculated from time to time for purposes of this Agreement as more particularly provided herein.

“Disbursement Instruction Agreement” — means an agreement substantially in the form of Exhibit E to be executed and delivered by the Borrower pursuant to Section 3.6, as the same may be amended, restated or modified from time to time with the prior written approval of the Administrative Agent.

“Dollars” and “$” — means the lawful money of the United States of America.

“Due Date” - shall have the meaning given to such term in Section 2.6(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Effective Date” — means September 18, 2018.

“Effective Rate” — shall have the meaning given to such term in Section 2.6(e).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent and (ii) unless a Default exists, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or subsidiaries.

“Embassy Suites Franchise Agreement” — means that certain franchise agreement dated August 28, 2014, entered into by and between HL-Hotel Holding Company, LLC and Embassy Suites Franchisor, with respect to the Embassy Suites Property.

“Embassy Suites Franchisor” — means HILTON FRANCHISE HOLDING LLC, a Delaware limited liability company.

“Embassy Suites Property” —means that portion of the Property described on Exhibit A-15 attached hereto, and owned by HL-Hotel Holding Company.

“ERISA” — means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“Excess Cash Flow Reserve Account” has the meaning given to such term in the Cash Management Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.13.(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent; provided, however, that if the Federal Funds Rate determined as provided above would be less than zero percent (0.0%), then the Federal Funds Rate applicable to any portion of the Loan not subject to a Swap Contract shall be deemed to be zero percent (0.0%).

“FF&E” — means all fixtures, furnishings, equipment, furniture, and other items of tangible personal property now or hereafter located on any of the Hotel Properties or used in connection with the use, occupancy, operation and maintenance of all or any part of the Hotel Properties, other than stocks of food and other supplies held for consumption in normal operation but including, without limitation, appliances, machinery, equipment, signs, artwork, office furnishings and equipment, guest room furnishings, and specialized equipment for kitchens, laundries, bars, restaurants, public rooms, health and recreational facilities, linens, dishware, all partitions, screens, awnings, shades, blinds, floor coverings, hall and lobby equipment, heating, lighting, plumbing, ventilating, refrigerating, incinerating, elevators, escalators, air conditioning and communication plants or systems with appurtenant fixtures, vacuum cleaning systems, call or beeper systems, security systems, sprinkler systems and other fire prevention and extinguishing apparatus and materials; reservation system computer and related equipment; all equipment, manual, mechanical or motorized, for the construction, maintenance, repair and cleaning of parking areas, walks, underground ways, truck ways, driveways, common areas, roadways, highways and streets; and the vehicles.

“FF&E Expenditures” - shall mean the FF&E expenses set forth on an annual budget to be delivered by Borrower to Administrative Agent pursuant to Section 10.21 below.

“FF&E Impound” — shall have the meaning given to such term in Section 4.3.

“FF&E Reserve Account” — means an account (or sub-account of the Bank Controlled Account (as defined in the Cash Management Agreement)) established by Borrower and maintained by Administrative Agent into which the FF&E Impound is to be deposited.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Franchise Agreement” means (i) the Embassy Suites Franchise Agreement, (ii) the Westin (Woodlands) Franchise Agreement, and (iii) any franchise agreement, hotel management agreement, or other similar agreement entered into with respect to any Additional Collateral Project(s) that are hotel properties.

“Franchisor” — means (i) the Embassy Suites Franchisor, (ii) the Westin (Woodlands) Franchisor, and (iii) any franchisor, flag, or manager under a Franchise Agreement entered into with respect to any Additional Collateral Project(s) that are hotel properties.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Governmental Authority” — means any nation or government, any federal, state, local, municipal or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Guarantor” — means The Howard Hughes Corporation, a Delaware corporation, and any other Person who, or which, in any manner, is or becomes obligated to Administrative Agent and Lenders under any guaranty now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require).

“Hawaii Site Plan” — means the map generally depicting the location and configuration of certain Properties located in the state of Hawaii, and which is attached hereto as Exhibit F.

“Hazardous Materials” — shall have the meaning given to such term in Section 9.1(a).

“Hazardous Materials Claims” — shall have the meaning given to such term in Section 9.1(c).

“Hazardous Materials Laws” — shall have the meaning given to such term in Section 9.1(b).

“HL Champions” — means that portion of the Property described on Exhibit A-16 attached hereto, and owned by HL Champion Holding Company.

“Hotel NOI” — means the in place Net Operating Income for all of the Hotel Properties. Notwithstanding anything to the contrary contained in this Agreement, for purposes of computing Hotel NOI, Net Operating Income shall not be included with respect to any of the Hotel Properties where the applicable Franchise Agreement has a remaining term of six (6) months or less.

“Hotel Properties” — means the Embassy Suites Property, the Westin (Woodlands) Property, and any Additional Collateral Projects that are hotel properties.

“Impounds” - shall have the meaning given to such term in Section 4.4.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.

“Indemnitees” - means (i) Administrative Agent, (ii) Lenders, (iii) Administrative Agent’s and each Lender’s respective parents, subsidiaries and affiliates, (iv) any holder of or Participant in the Loan, (v) any assignee or successor in interest of all or part of any Lender’s interest in the Loan or the Loan Documents, (vi) any recipient of a deed or assignment in lieu of foreclosure of all or part of the Property, (vii) any court appointed receiver and (viii) all directors, officers, employees, agents, successors and assigns of any of the foregoing.

“Indemnitor” - means The Howard Hughes Corporation, a Delaware corporation, and any other Person who, or which, in any manner, is or becomes obligated to Administrative Agent and/or Lenders under any indemnity now or hereafter executed in connection with respect to the Loan (collectively or severally as the context thereof may suggest or require), but specifically excluding any Person that is not an Affiliate of Borrower or Guarantor.

“Independent Inspecting Architect” — means any architect, engineer, agent, consultant or other inspector selected and retained by Administrative Agent, at Borrower’s expense, to inspect the construction of any Additional Improvements or any other construction work at any of the Property on behalf of the Administrative Agent and the Lenders.

“In Place Debt Yield” means the In Place NOI divided by the Loan amount.

“In Place NOI” — means the sum of the Commercial NOI plus the Hotel NOI, which amount is subject to review and adjustment consistent with Administrative Agent’s standard practices and approval by Administrative Agent.

“Insurance Expiration Date” - shall have the meaning given to such term in Section 4.2.

“Insurance Impound” - shall have the meaning given to such term in Section 4.2.

“Insurance Impound Account” - means a subaccount of the Restricted Account established and maintained by Administrative Agent into which the Insurance Impound is to be deposited.

“Insurance Premiums” - shall have the meaning given to such term in Section 4.2.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Key Properties” means those portions of the Property identified as (i) the Ward Entertainment Center Property, (ii) Ward Village Shops, including the WVRS Parking Garage, (iii) the Ward Centre Property, (iv) the 1240 Ala Moana Property, and (v) HL Champions.

“Lakeland Village Center at Bridgeland” — means that portion of the Property described on Exhibit A-17 attached hereto, and owned by Lakeland Village Holding Company.

“Lease” and “Leases” — mean any and all present and future leases of the Property or any portion thereof and all licenses and all other agreements of any kind for the use or occupancy of the Property or any portion thereof.

“Lease Materials” — mean, with respect to any Lease submitted to Administrative Agent and/or Lenders for approval as set forth in this Agreement, a copy of the proposed Lease, and proposed estoppel letter and subordination, nondisturbance and attornment agreement for such Lease, and financial statements and other information necessary for Administrative Agent and/or Lenders to review the creditworthiness of the proposed tenant under such Lease.

“Leasing Commissions” - mean any leasing commissions payable in connection with Approved Leases.

“Lender” — means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns.  With respect to matters requiring the consent or approval of all Lenders at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and, for voting purposes only, “all Lenders” shall be deemed to mean “all Lenders other than Defaulting Lenders”.

“Lending Office” - means, for each Lender and for each type of Loan, the office of such Lender specified in such Lender’s Administrative Questionnaire or in the applicable Assignment and Assumption Agreement, or such other office of such Lender as such Lender may notify the Administrative Agent in writing from time to time.

“LIBOR Loan” - means any portion of the Loan bearing interest at a rate based on the One-Month LIBO Rate.

“LIBOR Alternative Rate” has the meaning in Section 2.6(e)(i)(C) below.

“License Agreement” — means, as of the applicable Determination Date, a Lease with an expiration date that is less than thirteen (13) months.

“Lien” — means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9408 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Limited Guaranty” or “Guaranty” — means that certain Limited Guaranty dated of even date herewith, executed and delivered by Guarantor to Administrative Agent for the benefit of Lenders.

“Liquor Premises Leases” - means (i) that certain Lease Agreement dated December 28, 2015, by and between HL-Hotel Holding Company and HL Beverage Company, LLC, a Delaware limited liability company (“HL Beverage Co”)  relating to the Embassy Suites Property, and (ii) that certain Lease Agreement dated March 1, 2016 by and between Waterway Hotel Holdings and Waterway Hotel Beverage Company, LLC, a Delaware limited liability company (“Waterway Beverage Co”) relating to the Westin (Woodlands) Property.

“Loan” — shall mean the principal sum that Lenders agree to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement for the Term Loan and the Revolving Loan, in the aggregate amount of $700,000,000.00 (subject to the terms of this Agreement).

“Loan Documents” — means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents, together with all amendments and modifications thereto.

“Loan Party” — means Borrower, Guarantor, Non-Borrower Mortgagors and any other Person obligated under the Loan Documents or Other Related Documents.

“Loan-to-Value Ratio” — means the quotient obtained by dividing (i) the sum of the outstanding principal amount of the Loan by (ii) the Appraised Value of the Property (after adjustment for any Liens that are senior to the Security Instrument and regular and special tax assessments) then subject to the Security Instrument, expressed as a percentage.

“Lockbox Accounts” means, collectively, one or more blocked, restricted deposit accounts for Borrower established and maintained with Woodforest National Bank, U.S. Bank National Association and First Hawaiian Bank, in the name of Borrower or Borrower’s designee for the benefit of Administrative Agent, or such other name as Administrative Agent may direct in writing, into which all revenues and income received from the Property shall be deposited.

“Manager” — means (i) each manager existing on the date hereof under a Management Agreement, and (ii) any replacement property manager approved by the Administrative Agent after the date hereof.

“Management Services Agreement” — means (i) that certain Management Service Agreement dated December 28, 2015, by and between HL Beverage Co and The Woodlands Hotel Management Company, LLC, a Delaware limited liability company (“WHMC”), relating to the Embassy Suites Property, and (ii) that certain Management Service Agreement dated March 1, 2016 by and between Waterway Beverage Co and WHMC  relating to the Westin (Woodlands) Property.

“Management Agreement” — means (i) any management agreement existing on the date hereof and provided to Administrative Agent, including each Management Services Agreement, and (ii) any management agreement that Borrower may enter into with a Manager after the date hereof in accordance with Section 10.10.

“Master Lease” — means that certain Ward Village Retail Space Lease agreement described on Schedule 10.3 attached hereto.

“Maturity Date” — means September 18, 2023.

“Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Lenders in accordance with the Applicable Laws of the State of Texas (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law), taking into account all Charges (as herein defined) made in connection with the transaction evidenced by the Notes and the other Loan Documents.

“Minor Lease” — shall have the meaning given to such term in Section 10.4(c).

“Net Cash Flow” — means, for any period, (i) the Operating Revenues actually received by Borrower from the operation of the Property for such period, plus any other cash receipts received by Borrower in connection with the Property during such period not included in Operating Revenues, less (ii) each of the following:

(a)           Operating Expenses incurred and paid by Borrower in connection with the operation and maintenance of the Property during such period,

(b)           debt service payments under the Loan during such period,

(c)           capital expenditures incurred in connection with the Property during such period (provided any capital expenditure during any Cash Trap Event Period shall be subject to Section 10.16(b)), and

(d)           Leasing Commissions and the cost of any Tenant Improvements incurred by Borrower during such period with respect to Approved Leases to the extent not included in Operating Expenses.

“Net Effective Rent” — means, for any Lease, the starting base rent scheduled under such Lease, as reduced for any amounts paid by the landlord directly to or on behalf of the tenant for the purpose of inducing the tenant to enter into such Lease, including without limitation, an excessive tenant improvement allowance, moving expenses, free rent periods or abatements or lease buyouts, as amortized over the life of the Lease.

“Net Operating Income” — means, as of the applicable Determination Date, the sum of (i) the Base Rent and Tenant Reimbursement Revenue as of such Determination Date, plus (ii) all other Operating Revenues (i.e., not otherwise included in Base Rent and Tenant Reimbursement Revenue) from the Property (or only the Hotel Properties or Non-Hotel Properties, as applicable and as set forth in this Agreement) for the previous twelve (12) month period prior to the applicable Determination Date and which is included in the Collateral Pool as of the Determination Date, less Operating Expenses from such Property for the previous twelve (12) month period prior to the applicable Determination Date and which is included in the Collateral Pool as of the Determination Date.

“Non-Borrower Mortgagors” — means, collectively, (i) Bank of Hawaii, a Hawaii corporation, solely in its capacity as Trustee under Land Trust No. 89433 dated October 21, 2004 and (ii) Bank of Hawaii, a Hawaii corporation, solely in its as Trustee under Land Trust No. 89434 dated October 21, 2004.

“Non-Key Properties” means those portions of the Property that are not Key Properties.

“Non-Hotel Properties” means those portions of the Property that are not the Hotel Properties.

“Non-Pro Rata Advance” — shall mean a Protective Advance or a disbursement under the Loan with respect to which fewer than all Lenders have funded their respective Pro Rata Facility Shares in breach of their obligations under this Agreement.

“North of Queen Property” — means that portion of the Property depicted as North of Queen on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-18 attached hereto, and owned by Ward Parent; provided, however, although such depictions do not include each of the following, each of the following shall be included in the “North of Queen Property” for all purposes: Tax Parcel ID 2-1-049-063; Tax Parcel ID 2-1-049-080; Tax Parcel ID 2-3-003-065; Tax Parcel ID 2-3-003-093; Tax Parcel ID 2-3-003-094 and Tax Parcel ID 2-3-003-022.

“Note” or “Notes” — means each Revolving Note and Term Note, collectively in the original principal amount of the Loan, executed by Borrower and payable to the order of a Lender, together with such other replacement notes as may be issued from time to time pursuant to Section 15.14, as hereafter amended, supplemented, replaced or modified.

“Notice of Borrowing” means a notice substantially in the form of Exhibit I (or such other form reasonably acceptable to the Administrative Agent and containing the information required in such Exhibit) to be delivered to the Administrative Agent pursuant to Section 2.1(c) evidencing the Borrower’s request for a borrowing of Revolving Loans.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“One-Month LIBO Rate” — is the rate of interest equal to the sum of: (a) the Applicable Margin plus (b) the rate of interest per annum determined by Administrative Agent on the basis of the rate for United States dollar deposits for delivery on the first (1st) day of the period, for a period of one (1) month, as published by the ICE Benchmark Administration Limited, a United Kingdom company, at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period (or if not so published, then as determined by Administrative Agent from another recognized source or interbank quotation) (“One-Month Rate”) (provided, however, that if the rate per annum determined in subsection (b) as provided above with respect to any interest period would be less than zero percent (0.0%), then such rate applicable to any portion of the Term Loan not subject to a Swap Contract for such interest period shall be deemed to be zero percent (0.0%)), which rate is divided by one (1.00) minus the Reserve Percentage.

One-Month LIBO Rate = 1.65%	+	One-Month Rate
(1 - Reserve Percentage)

“One-Month LIBO Rate Period” — is the period of one month from the first (1st) Business Day of a calendar month to, but not including, the first (1st) Business Day of the next calendar month; provided, however, no One-Month LIBO Rate Period shall extend beyond the Maturity Date.

“One-Month LIBO Rate Price Adjustment” — shall have the meaning set forth in Section 2.6(g).

“One-Month LIBO Rate Taxes” — are, collectively, all withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign Governmental Authority and related in any manner to a One-Month LIBO Rate.

“One Mall North Property” — means that portion of the Property described on Exhibit A-19 attached hereto, and owned by One Mall North.

“One Merriweather Property” — means that portion of the Property described on Exhibit A-20 attached hereto, and owned by Crescent Area 1-A and Crescent Area 1 Parking Deck.

“Operating Expenses” - shall mean all reasonable operating expenses of the Property, including, without limitation, (a) ad valorem real estate taxes and assessments (on an accrual basis); (b) insurance premiums (on an accrual basis); (c) operating expenses incurred by Borrower for the management, operation, cleaning, marketing, maintenance and repair of the Property payable to any Manager, including an amount for management fees equal to the greater of (i) actual management fees or (ii) management fees equal to three percent (3%) of the Operating Revenues attributable to the Properties other than the Non-Key Properties located in the State of Hawaii; and (d) (i) for the Non-Hotel Properties, a reserve for replacements in the amount of $.20 per rentable square foot per year, and (ii) for the Hotel Properties, a reserve equal to the greater of (A) 4.0% of monthly total revenue generated by the Hotel Properties, and (B) the actual amounts of FF&E reserves for FF&E Expenditures required under the Franchise Agreements.  Operating Expenses for this purpose shall exclude (1) any capital expenditures (including the cost of any Tenant Improvements incurred in connection with any Approved Leases); (2) any payment or expense to which the Borrower was or is to be reimbursed for costs from proceeds of insurance, eminent domain, or any source other than Operating Revenues; (3) debt service payments made under the Loan, (4) Leasing Commissions incurred in connection with obtaining Approved Leases, (5) any non-cash expense item such as depreciation or amortization, as such terms are used for accounting or federal income tax purposes and (6) any expense properly classified as a non-recurring expense, subject to Administrative Agent’s review and approval, such approval not to be unreasonably withheld.

“Operating Revenues” - shall mean all cash receipts of the Property or otherwise arising with respect to the Property, including (without limitation): (a) receipts from Approved Leases of the Property; (b) scheduled expense reimbursements under Approved Leases; (c) other miscellaneous operating sources from the Property; and (d) proceeds of loss of rents insurance, if any.  Operating Revenues shall exclude (1) security deposits until and unless forfeited by the depositor; (2) lump sum payments to Borrower for capital items, such as telephone, cable and security installation and equipment; (3) any payment to Borrower from the proceeds of the Loan, insurance or any other source other than Operating Revenues for reimbursement of costs; and (4) advances or loans to Borrower from any partners of Borrower.

“Operating Statement” — shall have the meaning given to such term in Section 11.4.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Related Documents” — means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in Exhibit B as Other Related Documents.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” — shall have the meaning given to such term in Section 15.14(b).

“Permit” — means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under any applicable Requirement of Law.

“Permitted Liens” — means:

(a)                                 Liens (other than environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due;

(b)                                 any laws, ordinances or regulations affecting the Property;

(c)                                  Liens imposed by laws, such as mechanics’ liens and other similar liens, arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or that are otherwise being contested or have been bonded over by Borrower in accordance with Section 5.4 and/or Section 15.8 of this Agreement;

(d)                                 All matters shown on the Title Policy as exceptions to Lenders’ coverage thereunder or reflected in any down-date endorsements to such Title Policy;

(e)                                  Liens in favor of Administrative Agent, for the benefit of Lenders, under the Security Instrument; and

(f)                                   Easements that (i) are necessary or expedient to the current use and enjoyment of the Property, (ii) have no material adverse effect on the current use, value, economic feasibility or marketability of any of the Property and (iii) Administrative Agent and Lenders are not required or requested to provide a written consent thereto, provided that Borrower shall in any event provide a copy of any such easement to Administrative Agent within thirty (30) days of execution of same.  Any easement not satisfying the requirements of clauses (i) through (iii) in the preceding sentence shall (x) be submitted to Administrative Agent prior to execution of same and Administrative Agent shall have given its written approval of same, such approval not to be unreasonably withheld, conditioned or delayed so long as such easement does not have a material adverse effect on the current use, value, economic feasibility or marketability of any of the Property and (y) be duly recorded in the appropriate real property records upon Administrative Agent’s approval of same.

“Permitted Subsidiary” — has the meaning assigned in Section 3.3.

“Person” — means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.

“Pohukaina Center” — means that portion of the Property depicted as Pohukaina Center on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-21 attached hereto, and owned by Ward Parent

“Portfolio Diversification” — shall have the meaning set forth in Section 2.8.

“Potential Default” — means an event, circumstance or condition which has occurred or is existing and with respect to which Administrative Agent has delivered written notice to Borrower and which, with the lapse of time, would constitute a Default if not cured by Borrower within the applicable cure period.

“Prepayment Lockout Expiration Date” — shall have the meaning set forth in Section 2.7(c)(i).

“Prepayment Premium” — means the prepayment premium due in connection with the prepayment of the principal of the Loan, if any, as set forth in Section 2.7(c).

“Price Adjustment Date” — shall have the meaning set forth in Section 2.6(g).

“Principal Office” means One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240.

“Pro Forma Rent” means the pro forma rent set forth in the Appraisal obtained by Administrative Agent prior to the closing of the Loan (including, but not limited to, the lease term, Net Effective Rent, expense recovery and tenant improvement/concession package).

“Prohibited Equity Transfer” - shall have the meaning set forth in Section 13.2(a).

“Prohibited Property Transfer” - shall have the meaning set forth in Section 13.1(a).

“Property” — shall have the meaning given to such term in Recital A.

“Property Release” shall have the meaning given such term in Section 2.11.

“Pro Rata Facility Share” — applies to the entire Loan and means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Commitment (inclusive of both the Term Loan Commitment and Revolving Loan Commitment with respect to any Lender that has a portion of both the Term Loan Commitment and Revolving Loan Commitment) to (b) the aggregate amount of the Commitments of all Lenders hereunder; provided, however, that if at the time of determination the Commitments have terminated or been reduced to zero, the “Pro Rata Facility Share” of each Lender shall be the Pro Rata Facility Share of such Lender in effect immediately prior to such termination or reduction.

“Pro Rata Term Loan Share” — applies to the Term Loan and means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Term Loan Commitment to (b) the aggregate amount of the Term Loan Commitments of all Lenders hereunder that have a Term Loan Commitment; provided, however, that if at the time of determination the Term Loan Commitments have terminated or been reduced to zero, the “Pro Rata Term Loan Share” of each Lender shall be the Pro Rata Term Loan Share of such Lender in effect immediately prior to such termination or reduction.

“Pro Rata Revolving Loan Share” — applies to the Revolving Loan and means, as to each Lender, the ratio, expressed as a percentage, of (a) the amount of such Lender’s Revolving Loan Commitment to (b) the aggregate amount of the Revolving Loan Commitments of all Lenders hereunder that have a Revolving Loan Commitment; provided, however, that if at the time of determination the Revolving Loan Commitments have terminated or been reduced to zero, the “Pro Rata Revolving Loan Share” of each Lender shall be the Pro Rata Revolving Loan Share of such Lender in effect immediately prior to such termination or reduction.

“Protective Advance” — shall mean any advances made by Administrative Agent in accordance with the provisions of Section 14.7(e) to protect the Collateral securing the Loan.

“Qualified ECP Guarantor” means, in respect of any obligation under a Swap Contract, each Borrower that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such obligation under a Swap Contract or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Recipient” means (a) the Administrative Agent, and (b) any Lender, as applicable.

“Regulatory Change” - means, with respect to any Lender, any change effective after the Effective Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy. Notwithstanding anything herein to the contrary, (a) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (b) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued.

“Regulatory Costs” — are, collectively, future, supplemental, emergency or other changes in Reserve Percentages, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign Governmental Authority and related in any manner to a One-Month LIBO Rate.

“Related Indebtedness” shall mean any and all debt paid or payable by Borrower to Administrative Agent and/or Lenders pursuant to the Loan Documents or any other communication or writing by or between Borrower and Administrative Agent and/or Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, except such debt which has been paid or is payable by Borrower to Lenders under the Notes.

“Release Price” — means, with respect to any Non-Key Property that is the subject of a Property Release as provided in Section 2.11, an amount equal to the greatest of: (1) one hundred percent (100%) of the Allocated Loan Amount of such Non-Key Property; (2) an amount that, when applied to the outstanding principal balance of the Loan, results in the remaining Collateral Pool (after giving effect to the Property Release of such Non-Key Property) generating a Debt Service Coverage Ratio with respect to the then-outstanding principal amount of the Loan equal to 1.25:1.00, provided, however, with respect to such contemplated principal payment, Borrower shall have the option of effectuating an Additional Collateral Security Instrument in accordance with the terms and conditions of this Agreement in lieu of making a principal payment; and (3) a principal payment in an amount that, when applied to the outstanding principal balance of the Loan, results in the remaining Collateral Pool (after giving effect to the Property Release of such Non-Key Property) generating a Loan-to-Value Ratio of not more than sixty-five percent (65%), provided, however, with respect to such contemplated principal payment, Borrower shall have the option of effectuating an Additional Collateral Security Instrument in accordance with the terms and conditions of this Agreement; provided, further, that any Additional Collateral Project pledged in accordance with the foregoing requirements shall be like-kind in terms of location, demographics, appearance, quality, and age to any other individual Property in the Collateral Pool.  Furthermore, in the event that the Ward Gateway Property is the subject of a Property Release, the Release Price payable with respect to such Property Release will be offset and reduced by an amount equal to the following (in each case to the extent such properties are then-included in the Collateral Pool): (A) $5,825,203 for Waiea Retail, (B) $6,309,292 for Anaha Retail, and (C) an amount to be determined by Administrative Agent based on the Allocated Loan Amount for Ae’o Retail determined at such time as Ae’o Retail is added to the Collateral Pool.

“Replacement Rate” shall mean the sum of (a) the per annum rate of interest equal to the Federal Funds Rate plus 0.50% and (b) the Applicable Margin.

“Requirements of Law” — means, as to any entity, the charter and by-laws, partnership agreement or other organizational or governing documents of such entity, and any law, rule or regulation, Permit, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such entity or any of its property or to which such entity or any of its property is subject, including without limitation, applicable securities laws and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or occupational safety or health law, rule or regulation.

“Requisite Lenders” — means, as of any date, Lenders (which must include the Lender then acting as Administrative Agent) having at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount outstanding under the Loan, provided that (a) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Pro Rata Facility Shares of the Loan of Lenders shall be redetermined, for voting purposes only, to exclude the Pro Rata Facility Shares of the Loan of such Defaulting Lenders, and (b) at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean less than two Lenders.

“Reserve Percentage” — is at any time the percentage announced by Administrative Agent as the reserve percentage under Regulation D for loans and obligations making reference to a One-Month LIBO Rate.  The Reserve Percentage shall be based on Regulation D or other regulations from time to time in effect concerning reserves for Eurocurrency Liabilities as defined in Regulation D from related institutions as though Administrative Agent were in a net borrowing position, as promulgated by the Board of Governors of the Federal Reserve System, or its successor.

“Restricted Account” — means a demand deposit account established with Administrative Agent in the name of Borrower or Borrower’s designee for the benefit of Administrative Agent, or such other name as Administrative Agent may direct in writing, in to which all required Impounds shall be deposited by Borrower.

“Restricted Party” shall mean each of (i) Borrower, (ii) Guarantor, (iii) any Non-Borrower Mortgagor, (iv) any Person obligated under any guaranty or indemnity made in favor of Administrative Agent and Lenders in connection with the Loan and (v) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Guarantor, Non-Borrower Mortgagor or any other Person obligated under a guaranty or indemnity made in favor of Administrative Agent and Lenders in connection with the Loan.

“Revolving Loan” — shall mean the revolving, secured line of credit in the maximum sum of $85,000,000.00 governed by this Agreement and the other Loan Documents.

“Revolving Loan Commitment” means, as to each Lender, such Lender’s obligation to make disbursements pursuant to the terms and conditions of this Agreement, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” under the Revolving Loan heading thereunder or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 15.14.

“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit D, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Revolving Loan Commitment.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctioned Country” means at any time, a country or territory which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b), or (d) any Person otherwise the subject of Sanctions.

“Secured Obligations” - shall have the meaning given to such term in the Security Instrument.

“Security Instrument” — means, collectively, the mortgages and deeds of trust identified on Exhibit B attached hereto, as amended, supplemented, replaced or modified from time to time.

“Separateness Provisions” - shall have the meaning set forth in Section 8.1(c).

“Subdivision Map” — shall have the meaning given to such term in Section 10.5.

“Swap Contract” - means any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between any one or more Borrowers and Wells Fargo, or another financial institution approved by Administrative Agent in its sole discretion, in connection with the Loan, together with all documents and agreements relating thereto, including any ISDA Master Agreement, ISDA Schedule and trade confirmation, together with all modifications, extensions, renewals and replacements thereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tax Impound” - shall have the meaning given to such term in Section 4.1.

“Tax Impound Account” - means a subaccount of the Restricted Account established and maintained by Administrative Agent into which the Tax Impound is to be deposited.

“Tenant Improvements” means any tenant improvements to be constructed by or paid for by Borrower pursuant to Approved Leases covering a portion of the Property.

“Term Loan” — means the principal sum that Lenders agree to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement in the amount of SIX HUNDRED FIFTEEN MILLION AND NO/100 DOLLARS ($615,000,000.00).

“Term Loan Commitment” means, as to each Lender, such Lender’s obligation to make disbursements pursuant to the terms and conditions of this Agreement, in an amount up to, but not exceeding the amount set forth for such Lender on Schedule 1.1 attached hereto as such Lender’s “Commitment Amount” under the Term Loan heading thereunder or as set forth in the applicable Assignment and Assumption Agreement, as the same may be reduced from time to time pursuant to the terms of this Agreement or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 15.14.

“Term Note” means a promissory note of the Borrower substantially in the form of Exhibit D, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Term Loan Commitment.

“Treasury Rate” — means the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Business Day, in Federal Reserve statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to ten (10) years.  Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between reported yields.

“Title Policy” — means, collectively, the ALTA Lender’s Policies of Title Insurance and the TLTA Lender’s Policies of Title Insurance, issued to Administrative Agent in connection with the closing of the Loan and insuring the lien of the Security Instrument.

“Transfer” - shall mean any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section  2.13(g)(ii)(B)(III).

“Waiea Retail” — means that portion of the Property depicted as Waiea on the Hawaii Site Plan and being cross-hatched or described on Exhibit A-22 attached hereto, and owned by Waiea Retail Holdings.

“Ward Centre Property” — means that portion of the Property depicted as Ward Centre on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-23 attached hereto, and owned by Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89433 dated October 21, 2004, and the beneficial owner of which is Ward Center.

“Ward Entertainment Center Property” — means that portion of the Property depicted as Ward Entertainment Center on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-24 attached hereto, and owned by Bank of Hawaii, a Hawaii corporation, as Trustee under Land Trust No. 89434 dated October 21, 2004, and the beneficial owner of which is Ward Entertainment.

“Ward Gateway Property” —means that portion of the Property depicted as Ward Gateway Center on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-25 attached hereto, and owned by Ward Parent.

“Ward Parent” — shall have the meaning given to such term in the preamble hereto.

“Ward Village Shops” — means that portion of the Property depicted as Ward Village Shops and Auahi Shops on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-26 attached hereto, and owned by Ward Parent.

“Wells Fargo” — shall have the meaning given to such term in the preamble hereto.

“West of Ward Property” — means that portion of the Property depicted as West of Ward on the Hawaii Site Plan and being generally cross-hatched or described on Exhibit A-27 attached hereto, and owned by Ward Parent.

“Westin (Woodlands) Franchise Agreement” means that certain franchise agreement dated May 28, 2014, entered into by and between Waterway Hotel Holdings and Westin (Woodlands) Franchisor, with respect to the Westin (Woodlands) Property.

“Westin (Woodlands) Franchisor” — means Westin Hotel Management, L.P.

“Westin (Woodlands) Property” —means that portion of the Property or described on Exhibit A-28 attached hereto, and owned by Waterway Hotel Holdings.

“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Administrative Agent, as applicable.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“WVRS Parking Garage” means the existing parking garage currently constructed in the northwestern corner of the Ward Village Shops.

1.2                               SCHEDULES AND EXHIBITS INCORPORATED.  Schedules 1.1, 7.6, 8.1, 10.3 and 13.2 and Exhibits A, B, C, D, E, F, G, H, I and J, all attached hereto, are hereby incorporated into this Agreement.

ARTICLE 2.  LOAN

2.1                               LOAN.

(a)                                 Loan.  By and subject to the terms of this Agreement, each Lender severally agrees to lend to Borrower, and Borrower agrees to borrow from Lenders, the principal sum of SEVEN HUNDRED MILLION AND NO/100 DOLLARS ($700,000,000.00), said sum to be evidenced by the Notes and used by Borrower to refinance existing debt.  The Notes are and shall be secured, in part, by the Security Instrument encumbering certain real property and improvements as legally defined therein.

(b)                                 Term Loan.  A $615,000,000 portion of the principal balance of the Notes represents the Term Loan which will be advanced as a single advance at the closing of the Loan. Notwithstanding anything to the contrary contained in this Agreement, any principal payments made by Borrower under the Term Loan shall reduce the Lenders’ Term Loan Commitment with respect to the Term Loan by a like amount, and any such amounts repaid by Borrower under the Term Loan may not be reborrowed.

(c)                                  Revolving Loan.  An $85,000,000 portion of the principal balance of the Notes represents the Revolving Loan, which shall be used for general working capital purposes. The Revolving Loan is a revolving credit, all or any part of which may be advanced to Borrower, paid by Borrower and readvanced to Borrower from time to time, subject to the other terms hereof and the conditions, if any, contained in any of the Loan Documents; provided, however, that unless amounts under the Revolving Loan have been increased pursuant to Section 2.12, the maximum outstanding principal amount of the Revolving Loan shall not exceed the $85,000,000.  Borrower’s liability for repayment of the interest on the Notes with respect to the Revolving Loan shall be limited to and calculated with respect to Revolving Loan proceeds actually disbursed to Borrower pursuant to the terms of this Agreement and the other Loan Documents and only from the date or dates of such disbursements and during the period of time such amount is outstanding.

(i)                                     Making of Revolving Loans.  Subject to the terms and conditions set forth in this Agreement, each Lender with a Revolving Loan Commitment severally and not jointly agrees to make Revolving Loans to the Borrower during the period from and including the Effective Date to but excluding the Maturity Date, in an aggregate principal amount at any one time outstanding up to, but not exceeding, such Lender’s Revolving Loan Commitment.  Each borrowing of Revolving Loans hereunder shall be at least in an aggregate principal amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.  Within the foregoing limits and subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans.

(ii)                                  Requests for Revolving Loans. Not later than 11:00 a.m. (San Francisco, California time) at least three (3) Business Days prior to a borrowing of Revolving Loan, Borrower shall deliver to the Administrative Agent a Notice of Borrowing.  Each Notice of Borrowing shall be irrevocable once given and binding on the Borrower.

(iii)                               Funding of Revolving Loans.  Promptly after receipt of a Notice of Borrowing under the immediately preceding subsection (II), the Administrative Agent shall notify each Revolving Loan Lender of the proposed borrowing.  Each Revolving Loan Lender shall fund their applicable portion pursuant to Section 14.3 below.  Subject to fulfillment of all applicable conditions set forth herein, the Administrative Agent shall make available to the Borrower, not later than 12:00 noon (San Francisco, California time) on the date of the requested borrowing of Revolving Loans, the proceeds of such amounts received by the Administrative Agent.  No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.

(iv)                              Assumptions Regarding Funding by Lenders.  With respect to Revolving Loans to be made after the Effective Date, unless the Administrative Agent shall have been notified by any Lender that such Lender will not make available to the Administrative Agent a Revolving Loan to be made by such Lender in connection with any borrowing, the Administrative Agent may assume that such Lender will make the proceeds of such Revolving Loan available to the Administrative Agent in accordance with this Section, and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Lender.  In such event, if such Lender does not make available to the Administrative Agent the proceeds of such Revolving Loan, then such Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such unfunded portion of the Revolving Loan (an “Unfunded Advance”) with interest thereon, for each day from and including the date such Unfunded Advance is made available to the Borrower but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans based on One-Month LIBO Rate.  If the Borrower and such Lender shall pay the amount of such interest to the Administrative Agent for the same or overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays to the Administrative Agent the amount of such Unfunded Advance, the amount so paid shall constitute such Lender’s Revolving Loan included in the borrowing and shall be delivered to Borrower if Borrower has repaid such amounts.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Lender.

(v)                                 Revolving Loan Commitment Overadvance.  If at any time the aggregate principal amount of all outstanding Revolving Loans exceeds the aggregate amount of the Revolving Loan Commitment, the Borrower shall immediately upon demand pay to the Administrative Agent for the account of the applicable Lenders then holding Revolving Loan Commitment, the amount of such excess.

2.2                               LOAN FEES.  Borrower shall pay to Administrative Agent, at Loan closing, a loan fee as set forth in separate letter agreements between Borrower and Administrative Agent and Administrative Agent and Lenders.  Additionally, Borrower shall pay to Administrative Agent, for the sole benefit of Administrative Agent, certain other fees, each in the amount and at the times as set forth in a separate letter agreement between Borrower and Administrative Agent dated April 6, 2018 (the “Fee Letter”).

2.3                               LOAN DOCUMENTS.  Borrower shall execute and deliver to Administrative Agent (or cause to be executed and delivered) concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents, together with those documents described in Exhibit B as Other Related Documents.

2.4                               EFFECTIVE DATE.  The date of the Loan Documents is for reference purposes only.  Unless otherwise set forth in a specific Loan Document, the Effective Date of the Loan Documents shall have the meaning set forth in Section 1.1.

2.5                               MATURITY DATE.  The maturity date of the Loan shall be on the Maturity Date, at which time all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full.  All payments due to Administrative Agent and Lenders under this Agreement, whether at the Maturity Date or otherwise, shall be paid in Dollars in immediately available funds.

2.6                               INTEREST ON THE LOAN.

(a)                                 Interest Payments.  Accrued but unpaid interest on the outstanding principal balance of the Loan through the prior month’s end shall be due and payable, in the manner provided in Section 2.7, on the eleventh (11th) day of each month (the “Due Date”) commencing with the first month after the Effective Date.

(b)                                 Default Interest.  Notwithstanding the rates of interest specified in Sections 2.6(e) below and the payment dates specified in Section 2.6(a), at Requisite Lenders discretion at any time following the occurrence and during the continuance of any Default, the principal balance of the Loan then outstanding and, to the extent permitted by Applicable Law, any interest payments on the Loan not paid when due, shall bear interest payable upon demand at the Default Rate.  All other amounts due Administrative Agent or Lenders (whether directly or for reimbursement) under this Agreement or any of the other Loan Documents if not paid when due, or if no time period is expressed, if not paid within ten (10) days after demand, shall likewise, at the option of Requisite Lenders, bear interest from and after demand at the Default Rate.

(c)                                  Late Fee.  Borrower acknowledges that late payment to Administrative Agent will cause Administrative Agent and Lenders to incur costs not contemplated by this Agreement.  Such costs include, without limitation, processing and accounting charges.  Therefore, if Borrower fails timely to pay any sum due and payable hereunder through the Maturity Date (other than payment of the entire outstanding balance of the Loan on the Maturity Date), unless waived by Administrative Agent, a late charge of four cents ($.04) for each dollar of any such principal payment, interest or other charge due hereon and which is not paid within fifteen (15) days after such payment is due, shall be charged by Administrative Agent (for the benefit of Lenders) and paid by Borrower for the purpose of defraying the expense incident to handling such delinquent payment.  Borrower and Administrative Agent agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date hereof and represents a fair and reasonable estimate of the costs that Administrative Agent and Lenders will incur by reason of late payment.  Borrower and Administrative Agent further agree that proof of actual damages would be costly and inconvenient.  Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Administrative Agent from exercising any of the other rights available hereunder or any other Loan Document.  Such late charge shall be paid without prejudice to any other rights of Administrative Agent.

(d)                                 Computation of Interest.  Interest shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days on the principal balance of the Loan outstanding from time to time.  In computing interest on the Loan, the date of the making of a disbursement under the Loan shall be included and the date of payment shall be excluded.  Notwithstanding any provision in this Section 2.6, interest in respect of the Loan shall not exceed the Maximum Lawful Rate.

(e)                                  Effective Rate.  The “Effective Rate” upon which interest shall be calculated for the Loan shall, from and after the Effective Date of this Agreement, be one or more of the following:

(i)                                     Provided no Default exists under this Agreement:

(A)                               Initial Advance and Subsequent Advances of Revolving Loan.

(1)                                 For the initial advance of principal under this Agreement, the Effective Rate on such principal amount shall be the One-Month LIBO Rate on the date of disbursement as determined by Administrative Agent.

Such One-Month LIBO Rate shall apply to such principal amount from the date of disbursement through and including the date immediately preceding the first (1st) Business Day of the next calendar month.

(2)                                 For any and all disbursements of principal under the Revolving Loan Commitment made at any time, and from time to time, after the date hereof, the Effective Rate on such principal amount shall be the One-Month LIBO Rate as determined by Administrative Agent on the first (1st) Business Day of the calendar month in which disbursement is made.

(B)                               Monthly Reset of One-Month LIBO Rate.  Commencing with the first (1st) Business Day of the first (1st) calendar month after the initial advance of principal under this Agreement, and continuing thereafter on the first (1st) Business Day of each succeeding calendar month, the Effective Rate on the Term Loan Commitment and any outstanding Revolving Loan Commitment shall be reset to the One-Month LIBO Rate, as determined by Administrative Agent on each such first (1st) Business Day.

(C)                               If One-Month LIBO Rate Becomes Unavailable.  If (i) the One-Month LIBO Rate becomes unavailable, reasonably unascertainable, illegal, or fails to adequately reflect the cost of making One-Month LIBO Rate loans (and such circumstances are unlikely to be temporary), (ii) the One-Month LIBO Rate is no longer a widely recognized benchmark rate for newly originated loans in the US syndicated loan market, or (iii) a Governmental Authority with jurisdiction has specified a date after which the One-Month LIBO Rate shall no longer be used for determining rates in the US syndicated loan market,  then Administrative Agent may (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (such replacement rate, together with the Applicable Margin, being the “LIBOR Alternative Rate”), which LIBOR Alternative Rate shall become effective five (5) Business Days after notice to the Lenders unless Requisite Lenders (which for purposes hereof shall exclude Administrative Agent) object to such LIBOR Alternative Rate.   If any of the conditions in clauses (i) through (iii) above exist, and either: (a) Administrative Agent has proposed a LIBOR Alternative Rate that has been objected to by Requisite Lenders or Borrower, or (b) Administrative Agent has not yet proposed a LIBOR Alternative Rate; then upon written notice sent by Administrative Agent to Borrower and Lenders,  the One-Month LIBO Rate shall be replaced with an interest rate equal to the sum of: (a) the Federal Funds Rate plus (b) 0.50% plus (c) the Applicable Margin, without the need for consent from Borrower or the Lenders, or a written amendment to the Loan Documents.

(ii)                                During such time as a Default exists under this Agreement; or from and after the date on which all sums owing under the Notes become due and payable by acceleration or otherwise; or from and after the date on which the Collateral or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily, or by operation of law or otherwise, without Administrative Agent’s prior written consent (whether or not the sums owing under the Notes become due and payable by acceleration); or from and after the Maturity Date, then at the option of Requisite Lenders in each case, the interest rate applicable to the then outstanding principal balance of the Loan shall be the Default Rate.

(f)                                 One-Month LIBO Rate Taxes, Regulatory Costs and Reserve Percentages.

(i)                                   Upon Administrative Agent’s demand, Borrower shall pay to Administrative Agent for the account of each Lender, in addition to all other amounts which may be, or become, due and payable under this Agreement and the other Loan Documents, any and all One-Month LIBO Rate Taxes and Regulatory Costs, to the extent they are not internalized by calculation of an Effective Rate.  Further, at Administrative Agent’s option, the Effective Rate shall be automatically adjusted by adjusting the Reserve Percentage, as determined by Administrative Agent in its prudent banking judgment, from the date of imposition (or subsequent date selected by Administrative Agent) of any such Regulatory Costs.  Administrative Agent shall give Borrower notice of any One-Month LIBO Rate Taxes and Regulatory Costs as soon as practicable after their occurrence, but Borrower shall be liable for any One-Month LIBO Rate Taxes and Regulatory Costs regardless of whether or when notice is so given.

(ii)                                In the event that any Lender incurs additional costs on account of any increased Regulatory Costs, changes in the Reserve Percentage, or capital adequacy requirements pursuant to Section 15.15(a) of this Agreement, and such Lender elects to have Borrower pay or reimburse it for such additional costs, Administrative Agent shall give Borrower thirty (30) days prior written notice thereof, with a reasonably detailed estimate of the amount of such additional costs.  In the event that such additional costs would result in a material increase in the cost of the Borrower’s annual debt service under the Loan (which, for purposes of this paragraph, shall be defined as an increase of 5% or more of the debt service payable by Borrower solely on account of such additional costs), Borrower shall have the right and option to prepay the Loan in full, but not in part, without prepayment premium or penalty.

(g)                                  One-Month LIBO Price Adjustment.  Borrower acknowledges that prepayment or acceleration of a LIBOR Loan during a One-Month LIBO Rate Period shall result in Lenders’ incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities.  Therefore, on the date a portion of a LIBOR Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise (“Price Adjustment Date”), Borrower will pay Administrative Agent, for the account of each Lender (in addition to all other sums then owing to Lenders) an amount (“One-Month LIBO Rate Price Adjustment”) equal to the then present value of (i) the amount of interest that would have accrued on the LIBOR Loan portion being repaid for the remainder of the One-Month LIBO Rate Period at the One-Month LIBO Rate set on the first (1st) Business Day of the month in which such amount is prepaid or becomes due, less (ii) the amount of interest that would accrue on the same LIBOR Loan portion for the same period if the One-Month LIBO Rate were set on the Price Adjustment Date at the One-Month LIBO Rate in effect on the Price Adjustment Date.  The present value shall be calculated by the Administrative Agent, for the benefit of the Lenders, using as a discount rate the One-Month LIBO Rate quoted on the Price Adjustment Date.

(h)                                 Purchase, Sale and Matching of Funds.  Borrower understands, agrees and acknowledges the following: (a) Lenders have no obligation to purchase, sell and/or match funds in connection with the use of a One-Month LIBO Rate as a basis for calculating an Effective Rate or One-Month LIBO Rate Price Adjustment; (b) a One-Month Rate is used merely as a reference in determining an Effective Rate and One-Month LIBO Rate Price Adjustment; and (c) Borrower has accepted a One-Month Rate as a reasonable and fair basis for calculating an Effective Rate and a One-Month LIBO Rate Price Adjustment.  Borrower further agrees to pay the One-Month LIBO Rate Price Adjustment, One-Month LIBO Rate Taxes and Regulatory Costs, if any, whether or not any Lender elects to purchase, sell and/or match funds.

(i)                                     Usury.  It is expressly stipulated and agreed to be the intent of Borrower and Lenders at all times to comply strictly with the applicable Texas law governing the maximum rate or amount of interest payable on the Notes or the Related Indebtedness (or applicable United States federal law to the extent that it permits Lenders to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law).  Accordingly, if Applicable Law (or any judicial interpretation thereof) renders usurious any amount (i) contracted for, charged, taken, reserved or received pursuant to the Notes, any of the other Loan Documents or any other communication or writing by or between Borrower and Lenders related to the transaction or transactions that are the subject matter of the Loan Documents, (ii) contracted for, charged or received by reason of Lenders’ exercise of the option to accelerate the maturity of the Notes and/or the Related Indebtedness, or (iii) Borrower will have paid or Lenders will have received by reason of any voluntary prepayment by Borrower of the Notes and/or the Related Indebtedness, then it is Borrower’s and Lenders’ express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically cancelled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Lenders shall be credited on the principal balance of the Notes and/or the Related Indebtedness (or, if the Notes and all Related Indebtedness have been or would thereby be paid in full, refunded to Borrower), and, to the fullest extent permitted under Applicable Law, the provisions of the Notes and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the Applicable Law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if the Notes have been paid in full before the end of the stated term of the Notes, then Borrower and Lenders agree that Lenders shall either refund such excess interest to Borrower and/or credit such excess interest against the Notes and/or any Related Indebtedness then owing by Borrower to Lenders.  To the fullest extent permitted under Applicable Law, Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Lenders, Borrower will provide written notice to Lenders, advising Lenders in reasonable detail of the nature and amount of the violation, and Lenders shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Notes and/or the Related Indebtedness then owing by Borrower to Lenders.  All sums contracted for, charged or received by Lenders for the use, forbearance or detention of any debt evidenced by the Notes and/or the Related Indebtedness shall, to the extent permitted by Applicable Law, be amortized or spread, using the actuarial method, throughout the stated term of the Notes and/or the Related Indebtedness until payment in full so that the rate or amount of interest on account of the Notes and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to the Notes and/or the Related Indebtedness for so long as debt is outstanding.  In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to the Notes and/or the Related Indebtedness.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lenders to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.  To the fullest extent permitted under Applicable Law, Borrower and Lenders hereby agree that any and all suits alleging the contracting for, charging or receiving of usurious interest shall lie in Dallas County, Texas, and each irrevocably waive the right to venue in any other county.  To the extent that Lenders are relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on the Notes and/or the Related Indebtedness, Lenders will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended.  To the extent United States federal law permits Lenders to contract for, charge, take, receive or reserve a greater amount of interest than under Texas law, Lenders will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate.  Additionally, to the extent permitted by Applicable Law now or hereafter in effect, Lenders may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other Applicable Law by giving notice, if required, to Borrower as provided by Applicable Law now or hereafter in effect.

2.7                               PAYMENTS.

(a)                                 Manner and Time of Payment.  All payments of principal, interest and fees hereunder payable to Administrative Agent or the Lenders shall be made without condition or reservation of right and free of set-off or counterclaim, in Dollars and by wire transfer (pursuant to Administrative Agent’s written wire transfer instructions) of immediately available funds, to Administrative Agent, for the account of each applicable Lender, not later than 11:00 A.M. (San Francisco, California time) on the date due; and funds received by Administrative Agent after that time and date shall be deemed to have been paid on the next succeeding Business Day.

(b)                                 Payments on Non-Business Days.  Whenever any payment to be made by Borrower hereunder shall be stated to be due on a day which is not a Business Day, payments shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder and of any fees due under this Agreement, as the case may be.

(c)                                  Prepayment.

(i)                                   Borrower may not prepay any portion of the Term Loan prior to September 18, 2019 (the “Prepayment Lockout Expiration Date”).  After the Prepayment Lockout Expiration Date, Borrower may partially prepay the outstanding principal of the Term Loan attributable to a Non-Key Property in full or in part in connection with a Property Release of such Non-Key Property in accordance with Sections 2.7(c)(ii) and 2.11 below, but Borrower shall not have the right to prepay the outstanding principal of the Term Loan applicable to the Key Properties (except as expressly permitted herein in connection with a payoff of the entire indebtedness outstanding under the Loan after the Prepayment Lockout Expiration Date and the payment of the applicable Prepayment Premium as set forth below). Any prepayment shall be subject to the Borrower maintaining the Portfolio Diversification.

(ii)                                Prepayment Premiums — Non-Key Properties.  If the prepayment in connection with a Non-Key Property occurs during the period after the Prepayment Lockout Expiration Date through and including September 18, 2020, the Prepayment Premium shall be three-quarters of one percent (.75%) of the principal amount being prepaid. If the prepayment in connection with a Non-Key Property occurs during the period from and after September 19, 2020 through and including September 18, 2021, the Prepayment Premium shall be one-quarter percent (.25%) of the principal amount being prepaid. Any prepayment in connection with a Non-Key Property occurring after September 18, 2021 shall not be subject to any Prepayment Premium. Any prepayment made in connection with a Non-Key Property shall be (i) made concurrently with the payment of the applicable Release Price for such Non-Key Property, and (ii) accompanied by any additional amounts required to be paid hereunder (e.g., “LIBOR breakage costs” (which term, for all purposes of this Agreement, includes any One-Month LIBO Rate Price Adjustment), termination payments under any Swap Contract and payment of the applicable Prepayment Premium).

(iii)                             Prepayment Premiums — Entire Indebtedness.  Notwithstanding anything to the contrary contained herein, Borrower shall not be entitled to any Property Releases of any Key Properties for any reason. Borrower may, however, after the Prepayment Lockout Expiration Date prepay the outstanding principal amount of the Loan subject to the payment of the applicable Prepayment Premium as set forth below. Upon any such prepayment of the entire Loan pursuant to the express provisions below, all of the entire outstanding principal balance of the Loan, together with accrued but unpaid interest and all other sums outstanding under the Loan Documents shall be due and payable in full, each Swap Contract shall be terminated, and Borrower shall pay a Prepayment Premium as set forth in this clause (iii); provided, further, Borrower may request the swap rate provider or counterparty under any Swap Contract (a “Swap Rate Provider”) to transfer such Swap Contract to another loan, but any such transfer shall be subject to the Swap Rate Provider’s consent in the Swap Rate Provider’s sole and absolute discretion.  If a prepayment of the Loan occurs hereunder after the Prepayment Lockout Expiration Date, then (i) the Prepayment Premium for the period after the Prepayment Lockout Expiration Date through and including September 18, 2020 shall be three-quarters of one percent (.75%) of the entire outstanding principal balance of the Term Loan, and (ii) the Prepayment Premium for the period from and after September 18, 2020 through and including September 18, 2021 shall be one-quarter percent (.25%) of the entire outstanding principal balance of the Term Loan.  Any prepayment hereunder occurring after September 18, 2021 shall not be subject to any Prepayment Premium.  Notwithstanding anything to the contrary contained in this Agreement, no Prepayment Premium shall be due and owing if any time after the Prepayment Lockout Expiration Date, Borrower or Guarantor obtains an unsecured corporate credit facility to refinance the Loan unless the indebtedness is accelerated by Administrative Agent as a result of a Default.

(iv)                              Prepayment.  Borrower shall give not less than three (3) Business Days’ prior written notice to Administrative Agent, not later than 11:00 A.M. (San Francisco, California time) on the date given, of Borrower’s intention to prepay all or any portion of the Term Loan.  Any notice of prepayment given to Administrative Agent under this Section 2.7 shall specify the date of prepayment and the principal amount of the prepayment.  In the event of a prepayment of any portion of the Loan subject to the One-Month LIBO Rate, Borrower shall concurrently pay any One-Month LIBO Rate Price Adjustment payable in respect thereof.  Any prepayment of principal shall be accompanied by any amounts necessary to compensate or reimburse Administrative Agent and Lenders for (1) any LIBOR breakage costs, (2) any termination payments under any Swap Contract and (3) payment of the applicable Prepayment Premium set forth herein.  Amounts prepaid shall be applied first to any portion of the Term Loan that is not subject to a Swap Contract, if any.  Any principal balance reduction shall reduce Lenders’ Term Loan Commitment by a like amount, and any such amounts of the Term Loan repaid by Borrower may not be reborrowed.

(v)                                 No Premium Required.  Notwithstanding anything to the contrary herein, no Prepayment Premium shall be due or payable in connection with the payment of any insurance proceeds or condemnation awards applied against the principal outstanding under the Loan in accordance with the Loan Documents. Furthermore, any portion of the Revolving Loan may be prepaid, in whole or in part, at any time without the payment of any prepayment premium or fee; provided Borrower must pay any Additional Costs incurred by Lenders in connection with such prepayment.

2.8                               COLLATERAL POOL. In order for a Property to be included in the Collateral Pool, (a) a Property must be wholly-owned in fee simple by a Borrower or Non-Borrower Mortgagor (with the beneficial interests being 100% owned by Borrower), and no Property shall be a ground lease, (b) no subordinate debt (excluding Permitted Liens) shall be allowed on any Property, (c) no Property shall have any restrictions on the Borrower’s ability to sell or encumber such Property (except for restrictions in the Loan Documents or as may be shown in the Permitted Liens) and (d) Administrative Agent shall have received a current environmental and property condition report for such Property satisfactory to Administrative Agent in all respects.  Except as provided in Section 15.31 below, no Properties may be added to the Collateral Pool after the Effective Date.

Furthermore, at all times: (1) the Collateral Pool must contain a minimum of twelve (12) individual properties (which, for purposes hereof, “individual property” means each of the Properties to which a portion of the Loan is allocated as set forth on Exhibit J attached hereto), (2) the Appraised Value of the Collateral Pool shall be at least $600,000,000, (3) the Collateral Pool must be maintained across at least two (2)

metropolitan statistical areas, (4) no single metropolitan statistical area within the Collateral Pool shall exceed sixty percent (60%) of the In Place NOI of the entire Collateral Pool, (5) no single metropolitan statistical area shall contain more than two (2) Hotel Properties, (6) the Hotel NOI shall not exceed twenty percent (20%) of the In Place NOI of the entire Collateral Pool, and (7) no single property within the Collateral Pool shall have an In Place NOI that exceeds forty percent (40%) of the In Place NOI of the entire Collateral Pool (collectively, the “Portfolio Diversification”).

After the Effective Date, the Debt Service Coverage Ratio for the Collateral Pool shall be tested on a quarterly basis, using a Determination Date as of the end of each calendar quarter.  In the event the Debt Service Coverage Ratio (based on the then outstanding principal of the entire Loan) as of the end of any calendar quarter is less than 1.25:1.00 (the “Minimum DSCR”), Borrower shall pay down the portion of the amount outstanding under the Revolving Loan necessary to achieve a Debt Service Coverage Ratio of at least 1.25:1.00 within ten (10) days thereafter (which amount may later be reborrowed pursuant to the terms of this Agreement to the extent the Debt Service Coverage Ratio [based on the then outstanding principal of the entire Loan] is greater than or equal to 1.25:1.00 at such time).  Borrower’s failure to make such payment within such 10-day period shall be an immediate Default.  In the event the Debt Service Coverage Ratio (based on the then outstanding principal of the Term Loan) as of the end of any calendar quarter is less than 1.00:1.00, a Cash Trap Event Period shall be deemed to have occurred as provided in Section 10.16(b) of this Agreement.

2.9                               FULL REPAYMENT AND RECONVEYANCE.  Upon repayment and termination of all Secured Obligations in full, Administrative Agent shall issue a full reconveyance of the Property from the Lien of the Security Instrument; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance:  (a) Administrative Agent, for the benefit of Lenders, shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents; and (b) Administrative Agent shall have received a written release satisfactory to Administrative Agent of any set aside letter, letter of credit or other form of undertaking which Administrative Agent or any Lender has issued to any surety, Governmental Authority or any other party in connection with the Loan and/or the Property.  Lenders’ obligations to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lenders to lend any undisbursed portion of the Loan shall be canceled.

2.10                        LENDERS’ ACCOUNTING.  Administrative Agent shall maintain a loan account (the “Loan Account”) on its books in which shall be recorded (a) the names and addresses and the Pro Rata Facility Shares, Pro Rata Term Loan Shares and Pro Rata Revolving Loan Shares of each of the Lenders, and principal amount of the Loan owing to each Lender from time to time, and (b) all repayments of principal and payments of accrued interest, as well as payments of fees required to be paid pursuant to this Agreement.  All entries in the Loan Account shall be made in accordance with Administrative Agent’s customary accounting practices as in effect from time to time.  Monthly or at such other interval as is customary with Administrative Agent’s practice, Administrative Agent will render a statement of the Loan Account to Borrower and will deliver a copy thereof to each Lender.  Each such statement shall be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein (absent manifest error).

2.11                        PROPERTY RELEASES.  From time to time after the Prepayment Lockout Expiration Date but prior to the Maturity Date, Borrower may request, upon not less than thirty (30) days prior written notice to the Administrative Agent or such shorter period as may be acceptable to Administrative Agent, that any Non-Key Property (but not any Key Property) be released from the Collateral Pool and from the Liens created by the Security Instrument and other Loan Documents, which release (a “Property Release”) shall be effected by a written release executed by Administrative Agent when all of the following conditions are satisfied as of the date of such Property Release:

(a)                                 No Default or Potential Default exists under the Loan Documents, or will exist immediately after giving effect to such Property Release;

(b)                                 Such Property Release shall be in connection with the refinancing of such Non-Key Property, or the sale of such Non-Key Property, to a Person that is not an Affiliate of any Borrower or Guarantor, or such Non-Key Property shall be contributed to a joint venture or other entity Controlled by Borrower or Guarantor for the purpose of the redevelopment of such Non-Key Property;

(c)                                  Administrative Agent shall have received, for the account of the applicable Lenders, the Release Price for the Property to be released, which Release Price shall be applied as a reduction of the outstanding principal balance of the Term Loan;

(d)                                 Administrative Agent shall have received any and all sums then due and owing under the Loan Documents in connection with such Property Release, including the applicable Prepayment Premium due on account of such Property Release, and all closing and recording costs, the costs of preparing and delivering such Property Release and the cost of any title insurance endorsements required by Administrative Agent, including, without limitation, an endorsement pursuant to applicable title insurance rules and regulations;

(e)                                  If the Non-Key Property to be released is only a portion of larger parcel or tract of land, then:  (i) the Non-Key Property to be released and the portion of the Property which shall remain encumbered by the applicable Security Instrument shall each be legal parcels lawfully created in compliance with all subdivision laws and ordinances and, at Borrower’s sole cost, and Administrative Agent shall have received any title insurance endorsements or other evidence to that effect requested by Administrative Agent, in form satisfactory to Administrative Agent; (ii) the legal descriptions of the portion of the Property being released and the portion of the Property remaining encumbered shall be acceptable to Administrative Agent in its sole discretion and (iii) the portion of the Property which shall remain encumbered by the applicable Security Instrument shall have the benefit of all utilities, easements, public and/or private streets, covenants, conditions and restrictions as may be necessary, in Administrative Agent’s judgment, for the development, improvement and operation thereof; provided, that Administrative Agent shall exercise such judgment in a reasonable manner so long as any such release shall not result in a material adverse effect on the remaining portion of the Property not so released;

(f)                                   If the Non-Key Property to be released is only a portion of larger parcel or tract of land for real estate tax purposes (i.e., the Non-Key Property being released is only a portion of a larger tax parcel), Administrative Agent shall have received evidence satisfactory to Administrative Agent that any tax or assessment which constitutes a Lien against the Non-Key Property has been properly allocated between the Non-Key Property to be released and the portion of the Property which shall remain encumbered by the Security Instrument;

(g)                                  No Property Release shall result in any of the remaining Property in the Collateral Pool after the Property Release not (i) having sufficient access to a public right-of-way for ingress and egress to such remaining Property or (ii) being in non-compliance with any Requirements of Law as a result of such Property Release, including without limitation, any parking requirements applicable to the Property remaining in the Collateral Pool;

(h)                                 Neither the acceptance of any payment of a Release Price nor the issuance of any Property Release by Administrative Agent shall affect Borrower’s obligation to repay all amounts owing under the Loan Documents or under the Lien of the Security Instrument on the remainder of the Property which is not released; provided, however, if a Property Release obtained in accordance with this Agreement results in one of the entities other than Ward Parent comprising Borrower no longer having any interest in the Collateral Pool, Administrative Agent and Lenders shall take such actions as may reasonably be required to release such entity from any liability accruing under the Loan Documents from and after the date of such release;

(i)                                     To the extent a metes and bounds description of the Non-Key Property is not attached hereto as Exhibits A-1 through A-28, Borrower shall have provided Administrative Agent with a metes and bounds description and survey of such Non-Key Property in order to effectuate such release;

(j)                                    After giving effect to such Property Release, the Collateral Pool shall comply with the Portfolio Diversification provisions of Section 2.8; and

(k)                                 No Property Release shall be of the Columbia Corporate Center 10/20/30 Parking Deck, the Columbia Corporate Center 40 Parking Deck or the Columbia Corporate Center 50/60/70 Parking Deck except as follows:

(1)                                 To the extent Borrower has effectuated a Property Release of Columbia Corporate Center 10, Columbia Corporate Center 20 and Columbia Corporate Center 30 in accordance with the terms and conditions of this Agreement, then the Columbia Corporate Center 10/20/30 Parking Deck shall be released at such time as the last of the foregoing three properties is released.

(2)                                 To the extent Borrower has effectuated a Property Release of Columbia Corporate Center 40, then the Columbia Corporate Center 40 Parking Deck shall be released in connection with such release.

(3)                                 To the extent Borrower has effectuated a Property Release of Columbia Corporate Center 50, Columbia Corporate Center 60 and Columbia Corporate Center 70 in accordance with the terms and conditions of this Agreement, then the Columbia Corporate Center 50/60/70 Parking Deck shall be released at such time as the last of the foregoing three properties is released.

2.12                        INCREASE IN REVOLVING LOAN.  Borrower has a one-time right to request an increase of $50,000,000 in the aggregate amount of the Revolving Loan Commitment by providing written notice to Administrative Agent, which notice shall be irrevocable once given.  Administrative Agent, in consultation with Borrower, shall manage all aspects of the syndication of such increase in Revolving Loan Commitment, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such increase and the allocations of the increase in the Revolving Loan Commitment among such existing Lenders and/or other banks, financial institutions and other institutional lenders.  No Lender (including, without limitation, Wells Fargo) shall be obligated in any way whatsoever to increase its Revolving Loan Commitment.  In the event of such any increase, the amount of the Revolving Loan will only increase by the amount of (i) any increase of the Lenders then holding a portion of the Revolving Loan Commitment agreeing to increase their Revolving Loan Commitment or (ii) an increase of the Revolving Loan Commitment from new Lenders.  If a new Lender becomes a party to this Agreement, or if any existing Lender is increasing its Revolving Loan Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Revolving Loan Commitment) (and as a condition thereto) purchase from the other Lenders its Revolving Loan Commitment percentage (determined with respect to the Lenders’ relative Revolving Loan Commitments and after giving effect to the increase of Revolving Loan Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Lenders amounts payable, if any, to such Lenders under this Agreement as a result of the prepayment of any such Revolving Loans.  Effecting the increase of the Revolving Loan Commitment under this Section is subject to the following conditions precedent:  (x) no Default shall be in existence on the effective date of such increase and no event of circumstance shall have occurred or be existing on the effective date of such increase which with the passage of time, the giving of notice or both would constitute a Default, (w) an amendment to the Loan Documents effectuating such increase, executed by Borrower, Guarantor, Administrative Agent and each of the Lenders that at such time have a portion of the Revolving Loan Commitment (it being acknowledged that if a Lender only holds a portion of the Term

Loan Commitment, such Lender shall not be required to execute such amendment and such Lender acknowledges that an increase hereunder shall affect such Lender’s Pro Rata Facility Share), (y) the representations and warranties made or deemed made by Borrower or Guarantor in any Loan Document to which Borrower or Guarantor is a party shall be true or correct on the effective date of such increase except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted hereunder, and (z) Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to Administrative Agent:  (i) if not previously delivered to Administrative Agent, executed resolutions by Borrower and Guarantor, in form and substance reasonably acceptable to Administrative Agent, authorizing such increase; (ii) an opinion of counsel to Borrower and Guarantor, and addressed to Administrative Agent and the Lenders covering such matters as reasonably requested by Administrative Agent, and (iii) new Notes executed by Borrower, payable to any new Lenders and replacement Notes executed by Borrower, payable to any existing Lenders increasing their Revolving Loan Commitments, in the amount of such Lender’s Revolving Loan Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Loan Commitments.  In addition, in connection with any increase in the aggregate amount of the Revolving Loan Commitments pursuant to this Section 2.12 any Lender becoming a party hereto shall execute such documents and agreements as Administrative Agent may reasonably request.

2.13                        TAXES.

(a)                                 FATCA.  For purposes of this Section, the term “Applicable Law” includes FATCA.

(b)                                 Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)                                  Payment of Other Taxes by the Borrower.  The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)                                 Indemnification by the Borrower.  The Borrower and the other Loan Parties shall jointly and severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 15.14  relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection.

(f)                                   Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)                                  Status of Lenders.

(i)                                     Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), 2 executed originals of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)                                   in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)                              executed originals of IRS Form W-8ECI;

(III)                         in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(IV)                          to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2  or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.13 (including by the payment of additional amounts pursuant to this Section 2.13), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)  Survival.  Each party’s obligations under this Section 2.13 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE 3.  DISBURSEMENT

3.1                               CONDITIONS PRECEDENT.  Without limiting Section 2.1(c) with respect to disbursements of the Revolving Loan, Administrative Agent’s and Lenders’ obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

(a)                                 There shall exist no Default or Potential Default, as defined in this Agreement, or Default as defined in any of the other Loan Documents or in the Other Related Documents;

(b)                                 Administrative Agent shall have received all Loan Documents, Other Related Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Administrative Agent or any Lender under the terms of this Agreement or any of the other Loan Documents;

(c)                                  The Security Instrument shall be a valid Lien upon the Property and be prior and superior to all other Liens thereon except the Permitted Liens;

(d)                                 Administrative Agent shall have received the Title Policy covering the Property and surveys of the Property in form and substance acceptable to Administrative Agent;

(e)                                  With respect to the initial disbursement of the Loan, Administrative Agent shall have received tenant estoppel letters and subordination, nondisturbance and attornment agreements from such tenants of the Property as may be required by Administrative Agent, which shall be in form and content satisfactory to Administrative Agent;

(f)                                   Administrative Agent shall have received confirmation that any one or more Borrowers has entered into an interest rate swap transaction in the notional amount equal to the original outstanding balance of the Term Loan, with an expiration date equal to or greater than the

Maturity Date, for the purpose of hedging its interest rate risk in respect of the Notes.  If Wells Fargo is the counterparty to the interest rate swap transaction, Administrative Agent shall have received confirmation that Borrower has executed the ISDA Master Agreement, the ISDA Schedule and a trade confirmation.  If any one or more Borrowers entered into an interest rate swap transaction with a counterparty other than Administrative Agent, such counterparty shall have a Standard & Poor’s rating of A- and a Moody’s rating of A3 (or as otherwise approved by Administrative Agent);

(g)                                  Administrative Agent shall have received from each Lender such Lender’s Pro Rata Facility Share of such disbursement; and

(h)                                 In no event shall the amount of the Loan exceed $700,000,000 (without limiting Section 2.1(c) with respect to disbursements of the Revolving Loan; provided, however, no advance on the Revolving Loan shall cause the Debt Service Coverage Ratio (as based on the Debt Service Coverage Ratio as of the immediately preceding quarter) to be less than the Minimum DSCR as set forth in Section 2.8 above).

3.2                               INTENTIONALLY OMITTED.

3.3                               PERMITTED SUBSIDIARY.  In addition to the other entities comprising Borrower, Ward Parent owns a 100% ownership interest in Victoria Ward Services, Inc. (TRS) (“Permitted Subsidiary”).  None of the ownership interests in the Permitted Subsidiary are a part of the Collateral Pool or security for the Loan, and subject to the covenants in herein and in Article 8 below, Ward Parent will not be limited or restricted in its activities with respect to Permitted Subsidiary.

3.4                               ACCOUNT, PLEDGE AND ASSIGNMENT, AND DISBURSEMENT AUTHORIZATION.  The proceeds of the Loan, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower under the terms of this Agreement; provided, however, that any direct disbursements from the Loan which are made by means of wire transfer shall be subject to the provisions of the Disbursement Instruction Agreement.  Disbursements hereunder may be made by Administrative Agent upon the written request of any Person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower’s revocation of such authority is received by Administrative Agent at the following address:

CRE Syndication Administrator

Commercial Real Estate Loan Services

600 South 4th Street, 9th Floor

Minneapolis, MN 55415

MAC: N9300-091

Attn: Manager

As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Administrative Agent, for the benefit of Lenders, all monies at any time deposited in the Accounts.

3.5                               LOAN DISBURSEMENTS.  Subject to the conditions set forth in Section 3.1, the proceeds of the Loan shall be disbursed on the Effective Date All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed.  Administrative Agent and Lenders have no obligation to monitor or determine Borrower’s use or application of the disbursements.

3.6                               FUNDS TRANSFER DISBURSEMENTS.  Borrower hereby authorizes Administrative Agent, to disburse the proceeds of any Loans made by Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement form.  Borrower agrees to be bound by any transfer request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with these transfer instructions, even if not properly authorized by Borrower.  Borrower further agrees and acknowledges that Administrative Agent may rely solely on any bank routing number or identifying bank account number or name provided by Borrower to effect a wire of funds transfer even if the information provided by Borrower identifies a different bank or account holder than named by the Borrower.  Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower.  If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfer requests or takes any actions in an attempt to detect unauthorized funds transfer requests, Borrower agrees that no matter how many times Administrative Agent takes these actions Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future and such actions shall not become any part of the transfer disbursement procedures authorized under this provision, the Loan Documents, or any agreement between Administrative Agent and Borrower.  Borrower agrees to notify Administrative Agent of any errors in the transfer of any funds or of any unauthorized or improperly authorized transfer requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such transfer.  Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each transfer will be made. Administrative Agent, may delay or refuse to accept a funds transfer request if the transfer would:  (a) violate the terms of this authorization, (b) require use of a bank unacceptable to Administrative Agent or any Lender or prohibited by government authority; (iii) cause Administrative Agent or any Lender to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or any Lender to violate any Applicable Law.  Neither Administrative Agent nor any Lender shall be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s transfers may be made or information received or transmitted, and no such entity shall be deemed an agent of Administrative Agent or any Lender, (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent or any Lender’s control, or (iii) any special, consequential, indirect or punitive damages, whether or not (a) any claim for these damages is based on tort or contract or (b) Administrative Agent or any Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Neither Administrative Agent nor any Lender makes any representations or warranties other than those expressly made in this Agreement.

ARTICLE 4.  IMPOUNDS

4.1                               TAX IMPOUND.  Following the occurrence of a Default, at Administrative Agent’s option and election, Borrower shall deposit into the Tax Impound Account (collectively, “Tax Impound”), on each Due Date, an amount estimated from time to time by Administrative Agent, in its reasonable discretion, to be sufficient to pay the taxes, assessments and other similar ad valorem liabilities payable by Borrower under the Loan Documents with respect to the Property (collectively, “Property Taxes”) at least thirty (30) days prior to each date on which Property Taxes become delinquent (“Delinquency Date”).  Administrative Agent shall provide Borrower with the initial estimated monthly amount to be deposited by Borrower for Property Taxes on each Due Date, and Borrower shall thereafter deposit such amount with Administrative Agent on each Due Date in addition to all other amounts owed to Administrative Agent and Lenders on the Due Date.  If Administrative Agent determines in good faith at any time that the Tax Impound will not be sufficient to pay any Property Taxes at least thirty (30) days prior to the Delinquency Date, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice, and shall thereafter deposit with Administrative Agent on each Due Date the increased amount as determined in good faith by Administrative Agent necessary to pay the Property Taxes at least thirty (30) days prior to the Delinquency Date; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Delinquency Date, Borrower shall deposit the amount of such deficiency with Administrative Agent not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the Business Day immediately preceding the Delinquency Date.  So long as no Default exists, Administrative Agent shall, upon the request of Borrower, disburse to Borrower the Tax Impound funds for the payment of the Property Taxes which amount shall not exceed the amount due as of the Delinquency Date.  Until such time as the indebtedness under the Loan is paid in full, Borrower shall deliver to Administrative Agent, as soon as available, a photocopy of all future tax statements received by Borrower from the tax authority.

4.2                               INSURANCE IMPOUND.  Following the occurrence of a Default, at Administrative Agent’s option and election, Borrower shall deposit into the Insurance Impound Account (collectively, “Insurance Impound”), on each Due Date, an amount estimated from time to time by Administrative Agent, in its reasonable discretion, to be sufficient to pay the premiums for insurance required to be maintained by Borrower hereunder (“Insurance Premiums”) at least thirty (30) days prior to the date on which the current such insurance policies expire (“Insurance Expiration Date”).  Administrative Agent shall provide Borrower with the initial estimated monthly amount to be deposited by Borrower for insurance premiums on each Due Date, and Borrower shall thereafter deposit such amount with Administrative Agent on each Due Date in addition to all other amounts owed to Administrative Agent and Lenders on the Due Date.  If Administrative Agent determines in good faith at any time that the Insurance Impound will not be sufficient to pay the Insurance Premiums at least thirty (30) days prior to the Insurance Expiration Date, Administrative Agent shall notify Borrower of such determination and Borrower shall deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice, and shall thereafter deposit with Administrative Agent on each Due Date the increased amount as determined in good faith by Administrative Agent necessary to pay the insurance premiums at least thirty (30) days prior to the Insurance Expiration Date; provided, however, if Borrower receives notice of any such deficiency less than thirty (30) days prior to the Insurance Expiration Date, Borrower shall deposit the amount of such deficiency with Administrative Agent not more than three (3) Business Days after Borrower’s receipt of such notice, but in no event later than the day immediately preceding the Insurance Expiration Date.  So long as no Default exists, Administrative Agent shall, upon the request of Borrower, disburse to Borrower the Insurance Impound funds for the payment of the Insurance Premiums which amount shall not exceed the amount due as of the Insurance Expiration Date.  Until such time as the indebtedness under the Loan is paid in full, Borrower shall deliver to Administrative Agent, as soon as available, a photocopy of all future insurance statements received by Borrower from insurance agent.

4.3                               FF&E IMPOUND.  During the continuance of a Cash Trap Event Period and on each Due Date thereafter so long as such Cash Trap Event Period is ongoing and upon each Due Date during the existence of a Default, Borrower shall deposit (or the same shall be deposited pursuant to the Cash Management Agreement) into the FF&E Reserve Account, the following amounts (collectively, “FF&E Impound”): an amount equal to the greater of (i) 4.0% of monthly total revenue generated by the Hotel Properties, or (ii) the monthly amount then-required to be set aside as the “FF&E Reserve” for FF&E Expenditures under the Franchise Agreements.  The FF&E Impound shall be used for payment or reimbursement of the FF&E Expenditures. Upon request of Borrower, Administrative Agent shall, so long as no Default exists, reimburse on a monthly basis Borrower out of the FF&E Impound upon receipt and reasonable approval by Administrative Agent of the following items, which Borrower agrees are reasonable: (a) paid receipts evidencing that the FF&E Expenditures has been fully paid, if required by Administrative Agent; (b) if applicable, lien waivers evidencing that the any work related to the FF&E Expenditures has been completed lien free, if required by Administrative Agent, (c) if required by Administrative Agent, a title search for the applicable Hotel Properties indicating that such applicable Hotel Properties are free from all Liens, claims, and other encumbrances not previously approved by Administrative Agent; and (d) if required by Administrative Agent, such other evidence as may be necessary to verify such FF&E Expenditures.

4.4                               GENERAL.  Borrower shall have no right or ability to affect withdrawals from the Restricted Account or the subaccounts created thereunder, except in accordance with the provisions of this Agreement, and shall have no right to exercise dominion or control over the Restricted Account or the subaccounts created thereunder.  All deposits required to be made by Borrower under this Article, are herein collectively called “Impounds”.  For so long as any of the Impounds required under this Article are in effect and if Administrative Agent reasonably determines that any of the Impounds were not estimated properly and a deficiency exists, Administrative Agent shall notify Borrower of such deficiency and Borrower shall deposit or cause tenant to deposit with Administrative Agent the amount of such deficiency not more than ten (10) Business Days after Borrower’s receipt of such notice. Administrative Agent shall have the right to enter upon the Property at all reasonable times, including without limitation, prior to any disbursement of Impounds, to inspect any work in process and/or completed for which Impounds are now or hereafter required, but Administrative Agent shall not be obligated to supervise or inspect any such work or to inform Borrower or any third party regarding any aspect of any such work.  Borrower shall pay to Administrative Agent all reasonable fees, costs and expenses charged, paid or incurred by Administrative

Agent from time to time in connection with any request of Borrower for a disbursement of funds from the Impounds.  Borrower authorizes Administrative Agent to disburse directly to Administrative Agent, from the Impounds or from funds to be disbursed to Borrower from the Impounds, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses.

4.5                               GRANT OF SECURITY INTEREST IN IMPOUNDS, ACCOUNTS; APPLICATION OF FUNDS.  As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower hereby pledges and assigns to Administrative Agent, and grants to Administrative Agent, for the benefit of Lenders, a security interest in, all Borrower’s right, title and interest in and to all Impounds, the Restricted Account and the subaccounts created thereunder, and all other Accounts and all funds in each of the foregoing referenced accounts (collectively, the “Account Funds”).  Borrower shall not, without obtaining the prior written consent of the Requisite Lenders, further pledge, assign or grant any security interest in any of the Impounds, the Restricted Account or the subaccounts created thereunder, or all other Accounts, or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC Financing Statements to be filed thereon, except those naming Administrative Agent as the secured party, to be filed with respect thereto.  This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC.  Upon the occurrence and during the continuance of a Default, Administrative Agent may apply all or any part of the, the Restricted Account and the subaccounts created thereunder, and all other Accounts against the amounts outstanding under the Loan in any order and in any manner as Administrative Agent shall elect in Administrative Agent’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Administrative Agent to foreclose the Liens and security interests securing the Loan or exercise its other rights under the Loan Documents.  The Impounds and Account Funds shall not constitute trust funds and may be commingled with other monies held by Administrative Agent.  All interest which accrues on the foregoing Impounds and Account Funds shall be at a rate established by Administrative Agent, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon repayment in full of Borrower’s obligations under the Loan Documents, all remaining Impounds and Account Funds, if any, shall be disbursed to Borrower within ten (10) Business Days.

ARTICLE 5.  CONSTRUCTION

5.1                               CONSTRUCTION OF ADDITIONAL IMPROVEMENTS.  Borrower shall diligently and without delay pursue construction of the Additional Improvements in a workmanlike manner in accordance with any plans and specifications therefor, and in accordance with all Requirements of Law, building restrictions, recorded covenants and restrictions, and requirements of all Governmental Authorities having jurisdiction over the Property.  Borrower shall, upon Administrative Agent’s request, execute and deliver to Administrative Agent a copy of any plans and specifications for any Additional Improvements and an assignment of Borrower’s rights under any Construction Agreement to Administrative Agent, for the benefit of Lenders as security for Borrower’s obligations under this Agreement and the other Loan Documents, and with respect to any Construction Agreement providing for payments in excess of $1,000,000 in the aggregate, shall cause the Contractor to consent to any such assignment.  Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property, including, without limitation, for the quality and suitability of any such plans and specifications and their compliance with all Requirements of Law, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements.  Neither Administrative Agent nor any Lender is obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Additional Improvements or any other matter referred to above.

5.2                               CONTRACTOR/CONSTRUCTION INFORMATION.  Within ten (10) days of Administrative Agent’s written request, Borrower shall deliver to Administrative Agent from time to time in a form acceptable to Administrative Agent:  (a) copies of any Construction Contract and any architect’s or engineer’s agreements then in effect, including any changes thereto; (b) a cost breakdown of the projected total cost of constructing any Additional Improvements then in progress, and that portion, if any, of each cost item which has been incurred; and (c) a construction progress Schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

Borrower agrees that Administrative Agent may disapprove any contractor, subcontractor or material supplier which, in Administrative Agent’s good faith determination, is deemed financially or otherwise unqualified; provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Administrative Agent or any Lender.  Administrative Agent or any Lender may contact any such contractor, subcontractor or material supplier to discuss the course of construction.

5.3                               PROHIBITED CONTRACTS.  Without Administrative Agent’s prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Additional Improvements, if any third party shall retain any ownership interest (other than Lien rights created by operation of law) in such items after their delivery to the Property.  Borrower shall have five (5) days to effect the removal of any such retained interest.

5.4                               LIENS AND STOP NOTICES.  If a claim of Lien is recorded which affects the Property or a bonded stop notice is served upon Administrative Agent or any Lender, Borrower shall, subject to Borrower’s right to contest mechanic’s and materialmen’s liens in good faith in accordance with Section 15.8 hereof, within thirty (30) calendar days after the date Borrower receives notice of such lien or of such recording or service or within twenty (20) calendar days of Administrative Agent’s demand, whichever occurs first:  (a) pay and discharge the claim of Lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Administrative Agent a surety bond in sufficient form and amount; or (c) provide Administrative Agent with other assurances which Administrative Agent deems, in its sole discretion, to be satisfactory for the payment of such claim of Lien or bonded stop notice and for the full and continuous protection of Administrative Agent and Lenders from the effect of such Lien or bonded stop notice.

5.5                               ASSESSMENTS AND COMMUNITY FACILITIES DISTRICTS.  Without Administrative Agent’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district or community facilities district which includes all or any part of the Property.  In addition, Borrower not, without Administrative Agent’s prior written consent in Administrative Agent’s reasonable discretion, cause or otherwise consent to the levying of special taxes or assessments against the Property by any such assessment district or community facilities district.

5.6                               DELAY.  Borrower shall promptly notify Administrative Agent in writing of any event causing material delay or interruption of construction, or the timely completion of construction of any Additional Improvements.  The notice shall specify the particular work delayed, and the cause and period of each delay.

5.7                               INSPECTIONS.  Administrative Agent shall have the right to engage an Independent Inspecting Architect in connection with the construction of any Additional Improvements, and Administrative Agent and the Independent Inspecting Architect shall have the right to enter upon the Property at all reasonable times at Borrower’s cost and expense to inspect the Property and the construction work to verify information disclosed or required pursuant to this Agreement.  Any such inspection or review of the Additional Improvements by Administrative Agent or Independent Inspecting Architect is solely to determine whether Borrower is properly discharging its obligations under the Loan Documents and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement.  Neither Administrative Agent, Independent Inspecting Architect nor any Lender owe a duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Additional Improvements as determined by Administrative Agent, the Independent Inspecting Architect or any Lender.

5.8                               SURVEYS.  Upon Administrative Agent’s written request, Borrower shall promptly deliver to Administrative Agent, upon Completion of the Additional Improvements, an as-built survey acceptable to a title insurer for purposes of issuing an ALTA policy of title insurance.  All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the title insurer.

ARTICLE 6.  INSURANCE

Borrower shall, while any obligation of Borrower or any Guarantor under any of the Loan Documents or Other Related Documents remains outstanding, maintain at Borrower’s sole expense, with licensed insurers approved by Administrative Agent, the following policies of insurance in form and substance satisfactory to Administrative Agent.  Capitalized terms used in this Article shall have the same meaning as such terms are commonly and presently defined in the insurance industry.

6.1                               TITLE INSURANCE.  A Title Policy, together with any endorsements which Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders, in the stated principal amount of the Loan, of the validity and the priority of the Lien of the Security Instrument upon the Property, subject only to matters approved by Administrative Agent in writing.  During the term of the Loan, Borrower shall deliver to Administrative Agent, within ten (10) days of Administrative Agent’s written request, (i) such other endorsements to the Title Policy as Administrative Agent may reasonably require with respect to the Property and which are available under applicable title insurance rules and regulations, and (ii) any replacement Title Policies as Administrative Agent may reasonably require with respect to the Property to satisfy any Administrative Agent reinsurance requirements.

6.2                               PROPERTY INSURANCE.  An all Risk/Special Form Completed Value (Non-Reporting Form) Hazard Insurance policy, including without limitation, theft coverage and such other coverages and endorsements as Administrative Agent may require, insuring Administrative Agent, for the benefit of Lenders against damage to the Property in an amount not less than 100% of the full replacement cost.   Such coverage should adequately insure any and all Collateral, whether such Collateral is onsite, stored offsite or otherwise.   Administrative Agent, for the benefit of Lenders, shall be named on the policy as Mortgagee and named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) and Standard Mortgage Clause Endorsement (in forms acceptable to Administrative Agent).

6.3                               FLOOD HAZARD INSURANCE.  If the Property is in a flood hazard zone, a policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Administrative Agent, in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of Applicable Law.

6.4                               LIABILITY INSURANCE.  A policy of Commercial General Liability insurance on an occurrence basis, with coverages and limits as required by Administrative Agent, insuring against liability for injury and/or death to any Person and/or damage to any property occurring on the Property.  During the period of any construction of any Additional Improvements, Borrower shall cause its contractors and/or subcontractors to maintain in full force and effect liability insurance required hereunder with respect to such contractor’s activities and work.  Administrative Agent may require that Borrower be named as an additional insured on any such policy.  Whether Borrower employs a general contractor or performs as owner-builder, Administrative Agent may require that coverage include statutory workers’ compensation insurance.

6.5                               OTHER COVERAGE.  Borrower shall provide to Administrative Agent evidence of such other reasonable insurance in such reasonable amounts as Administrative Agent may from time to time request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.  Such coverage requirements may include but are not limited to coverage for earthquake, acts of terrorism, mold, business income, delayed business income, rental loss, sink hole, soft costs, tenant improvement or environmental.

6.6                               GENERAL.  Borrower shall provide to Administrative Agent insurance certificates or other evidence of coverage in form acceptable to Administrative Agent, with coverage amounts, deductibles, limits and retentions as required by Administrative Agent.  All insurance policies shall provide that the coverage shall not be cancelable or materially changed without 10 days prior written notice to Administrative Agent of any cancellation for nonpayment of premiums, and not less than 30 days prior written notice to Administrative Agent of any other cancellation or any modification (including a reduction in coverage).

Administrative Agent, for the benefit of Lenders shall be named under a Lender’s Loss Payable Endorsement (form #438BFU or equivalent) and Standard Mortgage Clause Endorsement (in forms acceptable to Administrative Agent) on all property insurance policies which Borrower actually maintains with respect to the Property.  All insurance policies shall be issued and maintained by insurers approved to do business in the state in which the Property is located and must have an A.M. Best Company financial rating and policyholder surplus acceptable to Administrative Agent.

6.7                               COLLATERAL PROTECTION INSURANCE NOTICE.  (A) BORROWER IS REQUIRED TO:  (i) KEEP THE PROPERTY INSURED AGAINST DAMAGE IN THE AMOUNT ADMINISTRATIVE AGENT SPECIFIES; (ii) PURCHASE THE INSURANCE FROM AN INSURER THAT IS AUTHORIZED TO DO BUSINESS IN THE STATE OF TEXAS OR AN ELIGIBLE SURPLUS LINES INSURER; AND (iii) NAME ADMINISTRATIVE AGENT AS THE PERSON TO BE PAID UNDER THE POLICY (WITH RESPECT TO LOSS TO PROPERTY) IN THE EVENT OF A LOSS; (B) BORROWER MUST, IF REQUIRED BY ADMINISTRATIVE AGENT, DELIVER TO ADMINISTRATIVE AGENT A COPY OF THE POLICY AND PROOF OF THE PAYMENT OF PREMIUMS THEREFOR; AND (C) IF BORROWER FAILS TO MEET ANY REQUIREMENT LISTED IN CLAUSES (A) OR (B) HEREOF, ADMINISTRATIVE AGENT MAY OBTAIN COLLATERAL PROTECTION INSURANCE ON BEHALF OF BORROWER AT BORROWER’S EXPENSE.

Borrower may obtain the insurance required hereunder from any insurance company of Borrower’s choice that is acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld.  The non-acceptance of an insurer by the Administrative Agent shall not be deemed unreasonable if it is based upon reasonable standards, uniformly applied, relating to the extent of coverage required and the financial soundness and services of the insurer.  Such standards shall not discriminate against any particular insurer nor shall such standards call for rejection of an insurance contract because the contract contains coverage in addition to that required under this Agreement.

ARTICLE 7.  REPRESENTATIONS AND WARRANTIES

As a material inducement to Administrative Agent’s and Lenders’ entry into this Agreement, Borrower represents and warrants to Administrative Agent and each Lender as of the Effective Date:

7.1                               AUTHORITY/ENFORCEABILITY.  Borrower is in compliance with all Requirements of Law applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop, improve and operate the Property as contemplated by the Loan Documents.

7.2                               BINDING OBLIGATIONS.  Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, and such obligations shall be valid and binding obligations of Borrower.

7.3                               FORMATION AND ORGANIZATIONAL DOCUMENTS.  Borrower has delivered to Administrative Agent all formation and organizational documents of Borrower, of the partners, joint venturers or members of Borrower, if any, and of all guarantors of the Loan, if any, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to Administrative Agent.  Borrower shall immediately provide Administrative Agent with copies of any future amendments or modifications of the formation or organizational documents.

7.4                               NO VIOLATION.  Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other document; (b) violate any Requirements of Law applicable to the Borrower, Property or any other statute, law, regulation or ordinance or any order or ruling of any court or Governmental Authority; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower or the Property is bound or regulated; or (d) violate any statute, law, regulation or ordinance, or any order of any court or Governmental Authority.

7.5                               COMPLIANCE WITH LAWS; USE.  Borrower has, and at all times shall have obtained (or through affiliates has obtained), all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property, and shall maintain compliance with all Requirements of Law applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business.  The Property is comprised of one or more legal parcels lawfully created in full compliance with all subdivision laws and ordinances, and is properly zoned for the stated use of the Property as disclosed to Administrative Agent at the time of execution hereof.  Borrower shall not initiate or acquiesce to a zoning change of any of the Properties without prior notice to, and prior written consent from, the Requisite Lenders.  Borrower shall not allow changes in the stated use of the Property from that disclosed to Administrative Agent at the time of execution hereof without prior notice to, and prior written consent from, the Requisite Lenders.

7.6                               LITIGATION.  Except as disclosed on Schedule 7.6 attached hereto, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened against Borrower or affecting the Property other than (i) non-material items that arise in the ordinary course of Borrower’s business (which, for purposes of this Section 7.6, means that such claim, action, suit or proceeding does not involve an amount in excess of $100,000) and (ii) which are fully covered by Borrower’s insurance provided with respect to the Property.

7.7                               FINANCIAL CONDITION.  All financial statements and information heretofore and hereafter delivered to Administrative Agent by Borrower, including, without limitation, information relating to the financial condition of Borrower, the Property, the partners, joint venturers or members of Borrower, and/or any Guarantors, fairly and accurately represent the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied.  Borrower acknowledges and agrees that Administrative Agent and Lenders may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

7.8                               NO MATERIAL ADVERSE CHANGE.  There has been no material adverse change in the financial condition of Borrower and/or Guarantor since the dates of the latest financial statements furnished to Administrative Agent and, except as otherwise disclosed to Administrative Agent in writing, Borrower has not entered into any material transaction which is not disclosed in such financial statements.

7.9                               ACCURACY.  All reports, documents, instruments, information and forms of evidence delivered to Administrative Agent by any Loan Party concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete in all material respects to give Administrative Agent and Lenders true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission, or any material matter which would make such reports, documents, instruments, information and other forms of evidence delivered to Administrative Agent misleading in any material respect.

7.10                        TAX LIABILITY.  Except to the extent being contested in accordance with Section 15.8, Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

7.11                        TITLE TO ASSETS; NO LIENS.  Borrower and the Non-Borrower Mortgagors have good and indefeasible title to the Property, free and clear of all Liens and encumbrances except Permitted Liens.

7.12                        MANAGEMENT AGREEMENT.  Borrower shall not enter into any management agreement except in accordance with the terms of this Agreement, and Borrower shall cause each Manager under any such Management Agreement to enter into a subordination agreement in form and substance reasonably acceptable to Administrative Agent.

7.13                        UTILITIES.  All utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property are available at or within the boundaries of the Property.

7.14                        COMPLIANCE.  Borrower is familiar with and in compliance with all Requirements of Law and Permits for the development and operation of the Property and construction of the Additional Improvements and will conform to and comply with all Requirements of Law.

7.15                        AMERICANS WITH DISABILITIES ACT COMPLIANCE.  The Additional Improvements have been designed and shall be constructed and completed, and thereafter maintained, in strict accordance and full compliance with all of the requirements of the ADA.  Borrower further represents and warrants to Administrative Agent and Lenders that the Property shall be maintained in full and strict compliance with the ADA.  At Administrative Agent’s written request from time to time, Borrower shall provide Administrative Agent with written evidence of such compliance satisfactory to Administrative Agent. Borrower shall be solely responsible for all such ADA costs of compliance and reporting.

7.16                        BUSINESS LOAN.  The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

7.17                        OFAC.  None of the Borrower, Guarantor or any of the other Affiliates of Borrower or Guarantor: (i) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time; (ii) is (A) an agency of the government of a country, (B) an organization controlled by a country, or (C) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (iii) derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person; and none of the proceeds from the Loan will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

7.18                        ANTI-CORRUPTION LAWS, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS.

(a)         None of (i) the Borrowing Group, or (ii) to the knowledge of the Borrower, any agent or representative of the Borrowing Group that will act in any capacity in connection with or benefit from the Loan, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws or Anti-Money Laundering Laws.  Each of the Borrower and its subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws and Anti-Money Laundering Laws.  Each of the Borrower and its subsidiaries, and to the knowledge of Borrower, each director, officer, employee, agent and Affiliate of Borrower and each such subsidiary, is in compliance with the Anti-Corruption Laws and Anti-Money Laundering Laws in all material respects.

(b)         No proceeds of any Loan have been used, directly or indirectly, by the Borrowing Group (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

7.19                        OWNERSHIP.  With respect to any individual Property, each Borrower or Non-Borrower Mortgagor, as applicable, identified as owning each Property in Section 1.1 hereof owns such Property.  Furthermore, for each Security Instrument identified on Exhibit B attached hereto, the applicable Borrower or Non-Borrower Mortgagor, as applicable, identified on Exhibit B owns the respective property described within such Security Instrument.

7.20                        FF&E; FRANCHISE AGREEMENTS.  (i) Each Franchise Agreement is in full force and effect; (ii) to Borrower’s knowledge, there are no defaults by any party under any Franchise Agreement; (iii) there have been no amendments or modifications to any Franchise Agreement not previously provided to Administrative Agent; and (iv) the copy of each Franchise Agreement provided to Administrative Agent is true, correct and complete.  With respect to the FF&E, the FF&E is owned by the applicable Borrower identified in Section 1.1 that owns the respective Hotel Property, and no other Person has any right, title or interest in and to the FF&E.  As required by the Westin (Woodlands) Franchise Agreement, no Starwood Company (as defined therein) is responsible for any of Borrower’s obligations under the Loan Documents or any financial information and no Starwood Company endorses or will participate in the Loan.

ARTICLE 8.  REPRESENTATIONS, WARRANTIES AND COVENANTS
REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS

8.1                               REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY (“SPE”) STATUS.  Borrower hereby represents, warrants and covenants to Administrative Agent and Lenders, with regard to each Borrower and each Non-Borrower Mortgagor, as applicable, as follows:

(a)                                 Limited Purpose.  The sole purpose to be conducted or promoted by Borrower and Non-Borrower Mortgagors is to engage in the following activities:

(i)                                 to acquire, own, hold, lease, operate, manage, maintain, develop and improve, the Property;

(ii)                              to enter into and perform its obligations under the Loan Documents;

(iii)                           to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the Property to the extent permitted under the Loan Documents; and

(iv)                            to engage in any lawful act or activity and to exercise any powers permitted to corporations, limited liability companies and trusts organized under the laws of the State of Delaware, Texas, Maryland or Hawaii, as applicable, that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes;

provided, however, the continued ownership by Ward Parent of ownership interests in the Permitted Subsidiary, subject to the terms and conditions of Section 3.3 above, shall not be a violation of any of the representations, warranties and covenants set forth in this Article 8.

(b)                                 Limitations on Debt, Actions.  Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrower and Non-Borrower Mortgagors, Borrower and Non-Borrower Mortgagors shall not

(i)                                   except for the joint and several liability of the entities comprising Borrower for the Loan, guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;

(ii)                               engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section;

(iii)                             incur, create or assume any indebtedness or liabilities other than

(A)                             the Loan,

(B)                             any Swap Contract,

(C)                             property taxes and assessments with respect to the Property, and

(D)                             unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Property not to exceed two percent (2%) of the outstanding balance of the Loan, and which is not evidenced by a note and which must be paid within sixty (60) days and which are otherwise expressly permitted under the Loan Documents;

(iv)                             make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents;

(v)                               to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer of any of its assets outside the ordinary course of Borrower’s business;

(vi)                            buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);

(vii)                         form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity other than the Permitted Subsidiary;

(viii)                      own any asset or property other than the Property and incidental personal property necessary for the ownership or operation of the Property other than the Permitted Subsidiary; or

(ix)                            take any material action without the unanimous written approval of all members of Borrower.

(c)                                  Separateness Covenants.  In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, each Borrower represents and warrants that in the conduct of its operations since its organization, such Borrower has and will (except as may otherwise be required under this Agreement or the Loan Documents) continue to observe the following covenants (collectively, the “Separateness Provisions”):

(i)                                  maintain books and records and bank accounts separate from those of any other Person;

(ii)                               maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

(iii)                            comply with all organizational formalities necessary to maintain its separate existence;

(iv)                           hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

(v)                               maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate;

(vi)                           prepare and file its own tax returns separate from those of any Person to the extent required by Applicable Law, and pay any taxes required to be paid by Applicable Law;

(vii)                       allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates;

(viii)                    not enter into any transaction with any Affiliate, except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;

(ix)                          conduct business in its own name, and use separate stationery, invoices and checks bearing its own name;

(x)                             not commingle its assets or funds with those of any other Person;

(xi)                          except for the Loan, not assume, guarantee or pay the debts or obligations of any other Person;

(xii)                       correct any known misunderstanding as to its separate identity;

(xiii)                    not permit any Affiliate to guarantee or pay its obligations (other than limited guarantees and indemnities set forth in the Loan Documents);

(xiv)                       not make loans or advances to any other Person;

(xv)                          pay its liabilities and expenses out of and to the extent of its own funds;

(xvi)                       maintain a sufficient number of employees in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds;

(xvii)                  not make any distributions to its members or partners which would knowingly result in Borrower not having adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; and

(xviii)               cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

(d)                                 SPE Covenants in Borrower Organizational Documents.  Borrower covenants and agrees not to amend, modify or otherwise change its organizational documents with respect to any SPE provisions or separateness covenants contained therein.

(e)                                  Additional Special Covenants.  Without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed, Borrower and Non-Borrower Mortgagors shall not:

(i)                                     enter into, amend in any material respect (provided that Borrower shall provide Administrative Agent a copy of any amendments, whether or not material) or terminate any material agreement providing for the development, management, leasing or operation of the Property if such action would reasonably be expected to have a material adverse effect on the Property or any Borrower or Non-Borrower Mortgagor;

(ii)                                make any amendment to Borrower’s operating agreement or the organizational documents of any Non-Borrower Mortgagor or any member of Borrower or any managing member or general partner, as applicable, of such member, in each case from the form thereof previously provided to Administrative Agent;

(iii)                             engage in any transaction with any affiliate of Borrower, any Non-Borrower Mortgagor or Guarantor on other than fair market, arms’-length terms and conditions; or

(iv)                            suffer or permit any direct or indirect change in the ownership of Borrower or any Non-Borrower Mortgagor except as expressly provided in Section 13.2(b) hereof;

provided, however, that (1) the consent of Requisite Lenders shall be required with respect to any material amendment referred to in clause (i) of this Section 8.1(e) and (2) the unanimous consent of the Lenders (in Lenders’ sole and absolute discretion) shall be required with respect to any change in ownership referred to in clause (iv) of this Section 8.1(e).  For purposes of this Section 8.1(e), “material agreement” shall mean any agreement which cannot, by its terms, be terminated upon sixty days notice, or which involves annual expenditures (on an actual or projected basis) in excess of $100,000.

ARTICLE 9.  HAZARDOUS MATERIALS

9.1                               SPECIAL REPRESENTATIONS AND WARRANTIES.  Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, Borrower hereby specially represents and warrants to the best of Borrower’s knowledge as of the date of this Agreement as follows:

(a)                                 Hazardous Materials.  Except as set forth in those certain reports listed on Schedule 8.1 attached hereto, the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, mold, toxic mold, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances,” “wastes,” “regulated substances,” “industrial solid wastes,” or “pollutants or contaminants” under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances and regulations (collectively, the “Hazardous Materials”).  “Hazardous Materials” shall not include commercially reasonable amounts of such materials used in the ordinary course of construction or operation of the Property which are used and stored in accordance with all applicable Hazardous Materials Laws.

(b)                                 Hazardous Materials Laws.  The Property is in compliance with all laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation:  the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, as amended 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; each as now and hereafter amended, and the regulations thereunder, and any other local, state and/or federal laws or regulations that govern (i) the existence, cleanup and/or remedy of contamination on the Property; (ii) the protection of the environment from released, spilled, deposited or otherwise emplaced contamination; (iii) the control of hazardous wastes; or (iv) the use, generation, transport, treatment, removal or recovery of Hazardous Materials, including any and all building materials.

(c)                                  Hazardous Materials Claims.  There are no claims or actions (“Hazardous Materials Claims”) known to, pending or threatened against Borrower or the Property by any Governmental Authority, governmental agency or by any other Person relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

9.2                               HAZARDOUS MATERIALS COVENANTS.  Borrower agrees as follows:

(a)                                 No Hazardous Activities.  Borrower shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

(b)                                 Compliance.  Borrower shall comply and cause the Property to comply with all Hazardous Materials Laws.

(c)                                  Notices.  Borrower shall immediately notify Administrative Agent in writing of:  (i) the discovery of any Hazardous Materials on, under or about the Property; (ii) any knowledge by Borrower that the Property does not comply with any Hazardous Materials Laws; and (iii) any Hazardous Materials Claims.

(d)                                 Remedial Action.  In response to the presence of any Hazardous Materials on, under or about the Property, Borrower shall immediately take, at Borrower’s sole expense, all remedial action required by any Hazardous Materials Laws or any regulatory agency, governing body, or any judgment, consent decree, settlement or compromise with respect to any Hazardous Materials Claims.

(e)                                  Required Phase II.  Borrower shall, within sixty (60) days after the date hereof, cause ENPRO Environmental or another environmental consultant reasonably acceptable to Administrative Agent to complete a phase II environmental site assessment report (the “Phase II”) on Ward Village.  Such Phase II shall be delivered to Administrative Agent within 3 days after Borrower’s receipt of such Phase II.  If the Phase II identifies any recognized environmental conditions and/or recommends any environmental remediation (each a “Remediation”), then Borrower shall, within six (6) months after the date of the Phase II (subject to Administrative Agent extending such time period in writing in Administrative Agent’s reasonable discretion) proceed with and complete  Remediation, each in accordance with all Applicable Laws.  Borrower’s obligations with respect to the Remediation include, without limitation, compliance with the following requirements: (i) Borrower’s engagement of a licensed contractor reasonably approved by Administrative Agent to effectuate the Remediation, and (ii) upon completion, Borrower’s receipt of, and delivery to Administrative Agent for Administrative Agent’s reasonable approval, any required closure letter or other necessary confirmation that the Remediation has been completed in accordance with all applicable laws.

9.3                               INSPECTION BY ADMINISTRATIVE AGENT.  Upon reasonable prior notice to Borrower, Administrative Agent, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property.

9.4                               HAZARDOUS MATERIALS INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE,

GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, ANY VIOLATION OR CLAIM OF VIOLATION OF ANY HAZARDOUS MATERIALS LAWS WITH RESPECT TO THE PROPERTY, OR ANY INDEMNITY CLAIM BY A THIRD PARTY AGAINST ONE OR MORE INDEMNITEES IN CONNECTION WITH ANY OF THE FOREGOING BUT EXCLUDING ANY SUCH AMOUNT TO THE EXTENT ARISING OUT OF OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE TO THE EXTENT SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT.  EACH INDEMNITEE SHALL HAVE THE RIGHT AT ANY TIME TO APPEAR IN, AND TO PARTICIPATE IN AS A PARTY IF IT SO ELECTS, AND BE REPRESENTED BY COUNSEL OF ITS OWN CHOICE IN, ANY ACTION OR PROCEEDING INITIATED IN CONNECTION WITH ANY HAZARDOUS MATERIALS LAWS THAT AFFECT THE PROPERTY.  BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES, UPON DEMAND, ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE THE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE.  NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT BE OBLIGATED TO INDEMNIFY HEREUNDER WITH REGARD TO ANY HAZARDOUS MATERIALS FIRST USED, GENERATED, MANUFACTURED, STORED OR DISPOSED IN, ON, UNDER OR ABOUT THE PROPERTY BY ANY THIRD PARTY AFTER THE LATEST OF: (i) THE DATE OF FORECLOSURE ON THE MORTGAGE (OR LENDER’S ACCEPTANCE OF A DEED IN LIEU THEREOF); OR (ii) THE DATE BORROWER NO LONGER HAS OCCUPANCY OF THE PROPERTY; OR (iii) THE DATE BORROWER NO LONGER USES OR OPERATES THE PROPERTY; PROVIDED, HOWEVER, NOTWITHSTANDING THE FOREGOING, IF ANY HAZARDOUS MATERIALS ARE DISCOVERED IN, ON, UNDER, OR ABOUT THE PROPERTY AFTER SUCH APPLICABLE DATE THAT ARE CONSISTENT WITH THE OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY WHICH OCCURRED DURING BORROWER’S OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY, THEN THERE IS A PRESUMPTION THAT THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL OF, TRANSPORTATION OR PRESENCE OF ANY OF SAID HAZARDOUS MATERIALS IN, ON, UNDER, ABOUT, OR MIGRATING FROM, THE PROPERTY OCCURRED DURING BORROWER’S OWNERSHIP, OCCUPANCY, USE OR OPERATION OF THE PROPERTY, AND BORROWER SHALL CONTINUE TO BE OBLIGATED TO INDEMNIFY HEREUNDER UNLESS BORROWER OVERCOMES SAID PRESUMPTION WITH THE BURDEN OF PROOF.

ARTICLE 10.  COVENANTS OF BORROWER

10.1                        EXPENSES.  Borrower shall immediately pay Administrative Agent upon demand all actual, out-of-pocket costs and expenses incurred by Administrative Agent in connection with:  (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Administrative Agent and/or Lenders of any of Borrower’s or Guarantor’s obligations under this Agreement, the other Loan Documents, the Guaranty or the Other Related Documents.  For all purposes of this Agreement, Administrative Agent’s and Lenders’ costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, documentary stamp tax, intangible tax, recording and/or filing fees, and the cost to Lenders of any title insurance premiums or endorsements, title surveys, reconveyance and notary fees.  Borrower recognizes and agrees that Administrative Agent or Lenders may, at their option, require inspection of the Property by an independent supervising architect and/or cost engineering specialist and/or Independent Inspecting Architect:  (i) prior to each disbursement; (ii) upon Completion of the Additional Improvements; and (iii) in any event, at least semi-annually.  Borrower further recognizes and agrees that (x) Administrative Agent may require re-appraisal of the Property at Borrower’s expense in accordance with Section 10.11 hereof and (y) formal written Appraisals of the Property by a licensed independent appraiser may be required by

Administrative Agent’s or any Lender’s internal procedures and/or federal regulatory reporting requirements on an annual and/or specialized basis at Administrative Agent’s or such Lender’s expense.  If any of the services described above are provided by an employee of Administrative Agent or its Affiliates, Administrative Agent’s costs and expenses for such services shall be calculated in accordance with Administrative Agent’s standard charge for such services.

10.2                        ERISA COMPLIANCE.  Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Administrative Agent a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

10.3                        LEASING; MASTER LEASE.  Borrower shall use good faith, diligent efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.  Borrower shall not amend the Master Lease without Administrative Agent’s consent, in its sole discretion; provided, however, to the extent Borrower enters into an Approved Lease with a term coterminous with, or longer than the term of, the Master Lease and with a replacement tenant approved by Administrative Agent (in its sole discretion) for the space, or portion thereof, then Borrower and Guarantor may amend the Master Lease (which amendment shall be subject to Administrative Agent’s approval) to effect a reduction of Guarantor’s obligations as tenant under the Master Lease on a dollar-for-dollar basis.  Such reduction shall be pursuant to an amendment to the Master Lease in form and substance reasonably acceptable to Administrative Agent.  Furthermore, and notwithstanding anything to the contrary herein, the Master Lease may be terminated in the event (i) the Ward Gateway Property is released from the Lien of the Security Instrument subject to the release conditions set forth in this Agreement or (ii) in the event that Ae’o Retail is added as an Additional Collateral Project subject to the conditions set forth in this Agreement.

10.4                        APPROVAL OF LEASES.

(a)                                 Covenant.  Borrower shall perform its covenants and obligations under the Leases, and shall promptly deliver to Administrative Agent copies of any notices of default or other material notices received from any tenants under the Leases.

(b)                                 Amendments or Terminations..

(i)                                     Amendments or Terminations of Minor Leases of Licenses.  With respect to any Minor Lease or License Agreement, provided no Default or Potential Default is continuing, Borrower may amend or terminate the same in the ordinary course of business without Administrative Agent consent.

(ii)                                  Amendments to Leases that are not Minor Leases or License Agreements.  Borrower shall not amend or modify any Lease that is not a Minor Lease or License Agreement in any material manner without the prior written consent of Administrative Agent (it being agreed, without limiting the foregoing, that any amendment or modification to the Leases which (1) reduces the rent or term of the Lease, (2) changes the permitted use by the tenant thereunder, (3) provides for any concessions to the tenant, (4) materially increases landlord’s obligations thereunder or (5) restricts the future development of any of the Property or (6) grants any options, rights of first refusal or other similar rights to purchase any of the Property, shall be deemed material).

(iii)                               Termination of Leases that are not Minor Leases or License Agreements.  In addition, Borrower shall not terminate any Lease that is not a Minor Lease or License Agreement without the prior written consent of Administrative Agent in Administrative Agent’s sole discretion, except that Borrower may terminate (A) Leases of tenants who are relocating to other space within the Property provided that such tenants execute Leases covering such space on substantially the same economic terms as the terminated Lease, (B) Leases under 5,000 square feet in the ordinary course of business of owning and operating a mixed use development in a reasonable and prudent manner, so long as (i) no Default or Potential Default is then existing and (ii) in the case of (B), such Lease is being terminated on account of either (x) a default by the tenant under the Lease in question or (y) the redevelopment of that portion of the Property affected by such Lease.

(c)                                  Approved  Leases.

(i)                                     All Leases (and lease terminations, modifications or amendments) of all or any part of the Property shall: (x) satisfy the requirements for an Approved Lease as set forth in the definition thereof; and (y) include estoppel, subordination, attornment and mortgagee protection provisions satisfactory to Administrative Agent in Administrative Agent’s reasonable discretion.

(ii)                                  Any material deviation from the Approved Lease Form shall be subject to the prior approval of Administrative Agent prior to execution of any Lease using such form, such approval not to be unreasonably withheld.

(iii)                               Borrower shall not enter into any Lease of any portion of the Property unless such Lease satisfies the requirements of an Approved Lease; provided, however, any Lease relating to the space subject to the Master Lease shall be subject to Section 10.3 above.

(iv)                              As used in this Agreement, an “Approved Lease” means

(1)                                 a License Agreement,

(2)                                 a Lease that is in effect prior to the Effective Date and which has been reviewed by Administrative Agent,

(3)                                 a commercially reasonable Lease executed after the Effective Date covering less than 10,000 rentable square feet of the Property, that provides for a Net Effective Rent of at least eighty-five percent (85%) or more of Pro Forma Rent, does not contain terms that would materially affect the Administrative Agent’s rights, provides that it is subordinate to any Security Instrument encumbering the applicable Property, is substantially on an Approved Lease Form and otherwise on arm’s length terms and with a tenant unaffiliated with Borrower or Guarantor,

(4)                                 a commercially reasonable Lease executed after the Effective Date covering between 10,001 and 19,999 rentable square feet of the Property, that provides for a Net Effective Rent of at least ninety percent (90%) or more of Pro Forma Rent, does not contain terms that would materially affect the Administrative Agent’s rights, provides that it is subordinate to any Security Instrument encumbering the applicable Property, is substantially on an Approved Lease Form and otherwise on arm’s length terms and with a tenant unaffiliated with Borrower or Guarantor (together with Leases executed pursuant to subsection (3) above, each, a “Minor Lease”),

(5)                                 a Lease executed after the Effective Date covering 20,000 rentable square feet or more of the Property that

(i)                                     with respect to a Lease that covers 20,000 rentable square feet or more of the Property but less than 50,000 rentable square feet of the Property, such Lease is with a tenant approved by Administrative Agent as to the creditworthiness of such tenant, and such Lease has been reviewed and approved by Administrative Agent and

(ii)                                  with respect to a Lease that covers 50,000 rentable square or more of the Property, such Lease is with a tenant approved by Administrative Agent as to the creditworthiness of such tenant, and such Lease has been reviewed and approved by the Requisite Lenders.

(6)                                 the Master Lease.

(v)                                 Borrower shall provide a copy of any executed Leases to Administrative Agent upon Administrative Agent’s request.

(d)                                 Hotel Properties. Notwithstanding anything to the contrary contained herein, except for the Liquor Premises Leases, in no event may Borrower enter into a Lease of all or any portion of the Hotel Properties without the prior written consent of Administrative Agent.  Borrower shall not amend or terminate any of the Liquor Premises Leases without Administrative Agent’s prior written consent.

(e)                                  Approval Process.

(i)                                     With respect to any Lease that requires the approval of only Administrative Agent  as provided herein, Borrower shall submit the Lease Materials for such proposed Lease to Administrative Agent in writing with its request for the approval of the Lease by the Administrative Agent, and Administrative Agent shall respond to Borrower with its approval or disapproval, as the case may be, of the Lease within ten (10) Business Days of Administrative Agent’s receipt of such Lease Materials, provided that the notice sent by Borrower to Administrative Agent shall include the following statement set forth in all capital letters: “NOTE:  ADMINISTRATIVE AGENT’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST, AND ADMINISTRATIVE AGENT’S FAILURE TO RESPOND WITHIN SUCH TEN (10) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED LEASE.”  If the request from Borrower contains the foregoing language and the required Lease Materials and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the tenth (10th) Business Day of Administrative Agent’s receipt of such written notice and Lease Materials, such failure shall be deemed to be an approval of such proposed Lease by  Administrative Agent.

(ii)                                  With respect to any Lease that requires the approval of the Requisite Lenders as provided herein, Borrower shall submit the Lease Materials for such proposed Lease to Administrative Agent in writing with its request for the approval of the Lease by the Requisite Lenders, and Administrative Agent shall respond to Borrower with the Requisite Lenders’ approval or disapproval, as the case may be, of the Lease within fifteen (15) Business Days of Administrative Agent’s receipt of such Lease Materials, provided that the notice sent by Borrower to Administrative Agent shall include the following statement set forth in all capital letters:  “NOTE:  THE REQUISITE LENDERS’ REPLY TO THE REQUEST FOR APPROVAL OF THE ENCLOSED LEASE MATERIALS IS REQUIRED WITHIN

FIFTEEN (15) BUSINESS DAYS OF RECEIPT OF THIS REQUEST, AND THE REQUISITE LENDERS’ FAILURE TO RESPOND WITHIN SUCH FIFTEEN (15) BUSINESS DAY PERIOD SHALL BE DEEMED AN APPROVAL OF THE ENCLOSED LEASE.”  Upon receipt of such request, Administrative Agent shall promptly send a copy of the Lease Materials to each Lender, and each Lender shall review and reply to Administrative Agent in writing with such Lender’s approval or disapproval, as the case may be, of the Lease Materials for such Lease within five (5) Business Days of such Lender’s receipt of the applicable Lease Materials, and if any Lender fails to respond to Administrative Agent within such five (5) Business Day period, then Administrative Agent shall be entitled to rely on such non-response as an approval of the proposed Lease by such Lender.  If the request to Administrative Agent contains the required notice language and the required Lease Materials and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the fifteenth (15th) Business Day of Administrative Agent’s receipt of such written notice and Lease Materials, such failure shall be deemed to be an approval of such proposed Lease by the Requisite Lenders.

(iii)                               Administrative Agent shall provide timely responses to Borrower’s requests for review and approval of any Subordination, Nondisturbance and Attornment Agreements and other reasonable items related to the redevelopment of any of the Property (e.g., easements).  Furthermore, with respect to any Approved Lease for more than 5,000 rentable square feet of the Property, if requested by Borrower, at Borrower’s sole cost and expense (including, without limitation, attorneys’ fees), Administrative Agent shall enter into a Subordination, Nondisturbance and Attornment Agreement, in form and substance reasonably acceptable to Administrative Agent, with the tenant under such Approved Lease. With respect to any items that require Administrative Agent’s approval, Administrative Agent shall review and reply to Borrower with its approval or disapproval, as the case may be, of such matter within fifteen (15) Business Days of Administrative Agent’s receipt of a written request from Borrower for approval, provided that the notice sent by Borrower to Administrative Agent includes the following statement set forth in all capital letters “NOTE:  ADMINISTRATIVE AGENT’S REPLY TO BORROWER’S REQUEST FOR APPROVAL OF THE ENCLOSED MATERIAL IS REQUESTED WITHIN FIFTEEN (15) BUSINESS DAYS OF ITS RECEIPT OF THIS REQUEST.”  If the request to Administrative Agent contains the required notice language and Administrative Agent fails to respond in writing (which may be by email) with Administrative Agent’s approval or disapproval on or before the fifteenth (15th) Business Day of Administrative Agent’s receipt of such written notice, such failure shall be deemed to be an approval of such request.

10.5                        SUBDIVISION MAPS.  Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, “Subdivision Map”), Borrower shall submit such Subdivision Map to Administrative Agent for Administrative Agent’s review and approval, which approval shall not be unreasonably withheld.  Within ten (10) Business Days after Administrative Agent’s receipt of such Subdivision Map, Administrative Agent shall provide Borrower written notice if Administrative Agent disapproves of said Subdivision Map.  Within five (5) Business Days after Administrative Agent’s request, Borrower shall execute, acknowledge and deliver to Administrative Agent such amendments to the Loan Documents as Administrative Agent may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map.  In connection with and promptly after the recordation of any amendment or other modification to the Security Instrument recorded in connection with such amendments, Borrower shall deliver to Administrative Agent, for the benefit of Lenders, at Borrower’s sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Administrative Agent insuring the continued first priority Lien of the Security Instrument.  Subject to the execution and delivery by Borrower of any documents required under this Section, Administrative Agent, on behalf of Lenders, shall, if required by Applicable Law, sign any Subdivision Map approved by Administrative Agent pursuant to this Section.

10.6                        OPINION OF LEGAL COUNSEL.  Borrower shall provide, at Borrower’s expense, an opinion of legal counsel in form and content satisfactory to Administrative Agent to the effect that:  (a) upon due authorization, execution and recordation or filing as may be specified in the opinion, each of the Loan Documents and Other Related Documents shall be legal, valid and binding instruments, enforceable against the makers thereof in accordance with their respective terms; (b) Borrower, Non-Borrower Mortgagors and Guarantor are duly formed and have all requisite authority to enter into the Loan Documents and Other Related Documents; and (c) such other matters, incident to the transactions contemplated hereby, as Administrative Agent may reasonably request.

10.7                        FURTHER ASSURANCES.  Upon Administrative Agent’s request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any Person affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, desirable or proper, as determined by Administrative Agent, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any Liens created by the Loan Documents.  This obligation shall survive any foreclosure or deed in lieu of foreclosure of the Property.

10.8                        MERGER, CONSOLIDATION, TRANSFER OF ASSETS.  Without limiting Borrower’s obligations under Section 8.1 or Article 13, Borrower shall not:

(a) merge or consolidate with any other entity;

(b) make any substantial change in the nature of Borrower’s business or structure;

(c) acquire all or substantially all of the assets of any other entity; or

(d) sell, lease, assign, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower’s assets, except in the ordinary course of Borrower’s business.

Notwithstanding the foregoing, subject to Section 3.3 above, nothing herein shall preclude Borrower’s ownership of the Permitted Subsidiary or limit or restrict Borrower’s right to dissolve or liquidate such subsidiaries or undertake any action described in clause (d) with respect to its ownership interest in the Permitted Subsidiary.

10.9                        ASSIGNMENT.  Without the prior written consent of Lenders, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.  Borrower may, in the sole and absolute discretion of the Lenders, assign its interest under the Loan Documents to a transferee acceptable to Lenders in their sole and absolute discretion, provided that such transferee assumes the Loan on such terms and conditions as the Lenders may require in their sole and absolute discretion.  Borrower’s owners may, subject to the prior written approval of all of the Lenders in their sole and absolute discretion, obtain mezzanine financing for the Property, and, in connection therewith, pledge as security for such financing the ownership interests in the Borrower, provided, in any event, any mezzanine financing shall be subject to a subordination and intercreditor agreement in form and substance acceptable to Administrative Agent in Administrative Agent’s sole and absolute discretion.

10.10                 MANAGEMENT OF PROPERTY.  Without the prior written consent of Administrative Agent, Borrower shall not enter into, materially amend or terminate any Management Agreement or any other agreement providing for the management, leasing or operation of the Property; provided, however, Administrative Agent shall not unreasonably withhold approval of entering into the Management Agreement with Manager so long as the Manager executes a subordination agreement in form and substance reasonably acceptable to Administrative Agent.  Borrower may, without the consent of Administrative Agent or the Lenders, enter into leasing commission agreements with third parties that are in good faith and on arm’s length market terms and conditions. If a Default occurs and is continuing, Borrower shall, at the request of Administrative Agent, terminate any Management Agreement and replace such Manager with a replacement manager (which shall thereafter be the Manager hereunder) approved by Administrative Agent pursuant to a replacement management agreement approved by Administrative Agent (which shall thereafter be a Management Agreement hereunder).

10.11                 APPRAISAL.  As of the Effective Date, Administrative Agent shall have received a written Appraisal confirming to the satisfaction of Administrative Agent that the Loan-to-Value Ratio for the Loan amount (after adjustment for Liens that are senior to the Security Instrument and regular and special tax assessments) does not exceed sixty-five percent (65%).

10.12                 NOTICE OF CHANGE IN MANAGEMENT.  In the event the Board of Directors of Guarantor desire to change the senior management team of Guarantor existing as of the Effective Date (said senior management team consisting of Grant Herlitz, David O’Reilly and David Weinreb), Borrower or Guarantor shall deliver written notice to Administrative Agent of such change in management within 120 days after the occurrence thereof, with the names of the new senior management team of Guarantor.

10.13                 REQUIREMENTS OF LAW.  Borrower shall comply with all Requirements of Law and shall use commercially reasonable and good faith efforts to cause other Persons to comply with same in a timely manner.

10.14                 LIMITATIONS ON DISTRIBUTIONS, ETC.  Following the occurrence and during the continuance of a known monetary or other material Potential Default or any Default, Borrower shall not distribute any money or other property to any member of Borrower, whether in the form of earnings, income or other proceeds from the Property, nor shall Borrower repay any principal or interest on any loan or other advance made to Borrower by any member, nor shall Borrower loan or advance any funds to any such member.

10.15                 DERIVATIVE DOCUMENTS.  Borrower shall be permitted to enter into a Swap Contract with Wells Fargo or another financial institution approved by Administrative Agent in its sole discretion.  If Borrower purchases from Wells Fargo any swap, derivative, foreign exchange or hedge transaction or arrangement (or other similar transaction or arrangement howsoever described or defined) in connection with the Loan, Borrower shall, upon receipt from Administrative Agent, execute promptly all documents evidencing such transaction, including without limitation the ISDA Master Agreement, the Schedule to the ISDA Master Agreement and the ISDA Confirmation.

10.16                 CASH MANAGEMENT AGREEMENT; DEBT SERVICE COVERAGE RATIO TEST.

(a)                                 All Operating Revenues shall be deposited into the Lockbox Accounts on a daily basis pursuant to the Cash Management Agreement.  So long as no Cash Trap Event Period is then existing, Borrower will have unrestricted access to the funds in the Lockbox Accounts.

(b)                                 Upon the occurrence and during the existence of a Cash Trap Event Period, all Operating Revenues shall be swept into the reserve accounts required under the Cash Management Agreement, including without limitation, any required Tax Impound Account, Insurance Impound Account or FF&E Reserve Account, and amounts necessary to pay Operating Expenses (to the extent of any Operating Revenues received and remaining after the required reserve accounts are funded) shall be made available to Borrower to pay such Operating Expenses as provided in the Cash Management Agreement.  All Net Cash Flow remaining after payment of Operating Expenses shall be deposited into the Excess Cash Flow Reserve Account.  Thereafter, the cash sweep shall remain in effect under the Cash Management Agreement so long as the Cash Trap Event Period remains in effect.  Borrower may request disbursements in writing from the Excess Cash Flow Reserve Account to pay for the cost of (i) Tenant Improvements and Leasing Commissions incurred in connection with Approved Leases and (ii) capital expenditures approved by Administrative Agent in Administrative Agent’s sole discretion; provided, however, Administrative Agent consent shall not be required under this subsection (ii) for capital expenditures that satisfy the following requirements: (A) no more than $100,000 shall be advanced for any individual property (which, for purposes hereof, “individual property” means each of the Properties to which a portion of the Loan is allocated as set forth on Exhibit J attached hereto), (B) no more than $250,000 in capital expenditures shall be advanced in any calendar quarter, and (C) no more than $500,000 in capital expenditures shall be advanced from the Excess Cash Flow Reserve Account.  Any disbursements from the Excess Cash Flow Reserve Account shall be subject to the same terms and conditions to funding Loan proceeds set forth in this Agreement.

As used herein the term “Cash Trap Event Period” shall mean a period commencing upon the earlier of

(i)                                     the occurrence and continuance of a Default or

(ii)                                  at any time that the Debt Service Coverage Ratio with respect to the Term Loan is less than 1.00:1.00,

which Cash Trap Event Period shall expire (y) with regard to any Cash Trap Event Period commenced in connection with clause (i) above, upon the cure (if applicable) of such Default to the satisfaction of Administrative Agent in its sole discretion (provided that a Cash Trap Event Period has not occurred and is not continuing pursuant to clause (ii) above), or (z) with regard to any Cash Trap Event Period commenced in connection with clause (ii) above, upon the date that the Debt Service Coverage Ratio with respect to the Term Loan exceeds 1.00:1.00 and the Loan-to-Value Ratio (based on the then outstanding principal of the Loan) is not greater than sixty-five percent (65%) for two (2) consecutive calendar quarters (provided that no Default shall have occurred and be continuing during and at the time of the expiration of such period).

In addition to the foregoing, Borrower may, at any time during the Cash Trap Event Period, effectuate an Additional Collateral Security Instrument in accordance with the terms and conditions of this Agreement or make a principal prepayment to Administrative Agent, for the account of applicable Lenders under the Term Loan, in the amount necessary to achieve a Debt Service Coverage Ratio with respect to the Term Loan of 1.00:1.00 and a Loan-to-Value Ratio (based on the then outstanding principal of the Loan) of sixty-five percent (65%), and upon such prepayment, and provided no Default is then existing, the Cash Trap Event Period shall cease for such occurrence; however, any future failure to maintain the required Debt Service Coverage Ratio with respect to the Term Loan and/or Loan-to-Value Ratio shall again result in a Cash Trap Event Period.  Any principal prepayment made pursuant to this Section 10.16(b) shall not be subject to any Prepayment Premium, but shall be accompanied by (i) any LIBOR breakage costs incurred by Lenders and (ii) any termination payments under any Swap Contract.  Any principal payment made pursuant to this paragraph shall be applied first to any portion of the Loan that is not subject to a Swap Contract, if any.  Additionally, notwithstanding anything contained herein to the contrary, any principal prepayment made pursuant to this Section 10.16(b) shall reduce the amount of the Term Loan by a like amount, and such amount may not be reborrowed.

(c)                                  If at any time the Debt Service Coverage Ratio with respect to the Term Loan is less than 1.00:1.00 for two (2) consecutive calendar quarters, then:

(A)                               if the cash sweep has not previously been initiated under the Cash Management Agreement, a Cash Trap Event Period shall be deemed to have occurred and all Operating Revenues shall be swept into the reserve accounts required under the Cash Management Agreement and

(B)                            any amounts which are swept by Administrative Agent into the reserve accounts under the Cash Management Agreement, including any funds held in the Excess Cash Flow Reserve Account, may be used or applied at any time against the outstanding principal balance of the Loan, projected debt service shortfalls or projected operating shortfalls, in Administrative Agent’s sole and absolute discretion.

Any principal prepayment made pursuant to this Section 10.16(c) shall not be subject to any Prepayment Premium, but shall be accompanied by any (i) any LIBOR breakage costs incurred by Lenders and (ii) any termination payments under any Swap Contract.  Any principal payment made pursuant to this paragraph shall be applied first to any portion of the Loan that is not subject to a Swap Contract, if any.

10.17                 CONSTRUCTION AGREEMENTS; PLANS.  Borrower shall (i) diligently and without delay perform all of its obligations under any Construction Agreements in accordance with the terms thereof, and (ii) not permit a default by Borrower to occur thereunder.  Borrower shall deliver to Administrative Agent  a copy of all material correspondence or notices sent to or received under any Construction Agreement, including without limitation, any demand or default notice received thereunder.  As additional security for the payment of the Loan, Borrower hereby transfers and assigns to Administrative Agent, for the benefit of the Lenders, as a collateral assignment only, all of Borrower’s rights under any Construction Agreement and any plans and specifications for the construction of any Additional Improvements, subject to the retention by Borrower of a license to use and enjoy such rights and to perform such obligations thereunder, which license is limited as hereinafter provided, and Borrower hereby represents, warrants and agrees with Administrative Agent and Lenders that:

(a)                                 Neither this assignment nor any action by Administrative Agent shall constitute an assumption by Administrative Agent and Lenders of any obligations under the Construction Agreements, and Borrower shall continue to be liable for all obligations of Borrower thereunder, Borrower hereby agreeing to perform all of its obligations under the Construction Agreements so as not to permit a default thereunder.  Borrower hereby indemnifies and holds Administrative Agent and Lenders harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) resulting from any failure of Borrower to so perform.

(b)                                 Administrative Agent shall have the right (but shall have no obligation) at any time upon the occurrence of a Default to take such action as Administrative Agent may at any time reasonably determine to be necessary or advisable to cure any default by Borrower under the Construction Agreements or to protect the rights of Borrower or Administrative Agent and Lenders thereunder, and Borrower hereby irrevocably appoints Administrative Agent as Borrower’s attorney-in-fact, which agency is coupled with an interest, and in such capacity, Administrative Agent may take any action on behalf of Borrower under any of the Construction Agreements as Administrative Agent deems appropriate.  Administrative Agent and Lenders shall incur no liability if any action so taken by Administrative Agent shall prove to be inadequate or invalid, and Borrower agrees to defend and hold Administrative Agent and Lenders free and harmless against and from any loss, cost, liability or expense (including but not limited to reasonable attorneys’ fees) incurred in connection with such action.  THE FOREGOING INDEMNITY SHALL INCLUDE LOSSES, COSTS, LIABILITIES OR EXPENSES OF ADMINISTRATIVE AGENT AND LENDERS RESULTING FROM THE NEGLIGENCE OF SUCH INDEMNIFIED PARTIES, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTIES TO THE EXTENT SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT.

(c)                                  Prior to a Default hereunder and the termination by Administrative Agent of the license granted herein to Borrower, Borrower shall have the right to exercise its rights under the Construction Agreements, provided that Borrower shall not cancel or terminate any material Construction Agreements (i.e., a Construction Agreement with a contract sum in excess of $1,000,000) or do or suffer to be done any act with respect to such material

Construction Agreement which would materially impair the security constituted by this assignment without the prior written consent of Administrative Agent.

(d)                                 This assignment shall inure to the benefit of Administrative Agent and Lenders and their respective successors and assigns, including any purchaser upon foreclosure of the Security Instrument, any receiver in possession of the Property, and any entity formed by Administrative Agent which assumes Administrative Agent’s and Lenders’ rights and obligations under this Agreement.

(e)                                  Upon the occurrence of any Default under this Agreement, Administrative Agent shall have the right, power and privilege (but shall be under no duty) to terminate the license granted to Borrower hereunder and thereupon Administrative Agent may exercise all rights and remedies and undertake all actions which would be available to Borrower under the Construction Agreements in accordance with their terms and use any plans and specifications for the Additional Improvements.  The assignment contained herein is primary in nature to the obligations evidenced and secured by the Loan Documents.  Borrower agrees that Administrative Agent may enforce the assignment contained herein without first resorting to or exhausting any other security or collateral; provided, however, that nothing herein contained shall prevent Administrative Agent and Lenders from suing on the Notes, foreclosing the Security Instrument or exercising any other right or remedy under the Security Instrument or any other Loan Document or at law or equity.

10.18                 USE OF PROCEEDS.  Borrower will not request any Loan proceeds, and Borrower shall not use, and shall ensure that its subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loan, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.19                 COMPLIANCE WITH ANTI-CORRUPTION LAWS, SANCTIONS AND ANTI-MONEY LAUNDERING LAWS.  Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with (i) Anti-Corruption Laws and applicable Sanctions, and (ii) Anti-Money Laundering Laws.

10.20                 FRANCHISE AGREEMENT.  Borrower shall not, without the prior written consent of the Requisite Lenders, surrender, terminate or cancel any Franchise Agreement or otherwise replace the applicable Franchisor. Borrower shall not, without Administrative Agent’s prior written consent: (i) reduce or consent to the reduction of (or termination of) or extension of the term of any Franchise Agreement; (ii) increase or consent to the increase of the amount of any charges under any Franchise Agreement; or (iii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under any Franchise Agreement.  Borrower shall promptly deliver to Administrative Agent copies of any material notices sent to or received by it under any Franchise Agreement, including without limitation, notices of any default thereunder. Without limiting the foregoing, if any Franchisor performs any inspection of one of the Hotel Properties and delivers any subsequent report to Borrower, Borrower will promptly deliver a copy of said report to Administrative Agent.  Borrower will perform, in a timely manner, all obligations under each Franchise Agreement or under or with respect to any property improvement plan required by any Franchisor.  Prior to any Additional Collateral Project that is a hotel property being added to the Property in accordance with this Agreement, Borrower shall deliver to Administrative Agent: (y) a comfort letter from the proposed Franchisor with respect to the applicable Franchise Agreement in form and substance reasonably acceptable to Administrative Agent, and (z) to the extent the applicable Franchisor is obligated to provide or deliver the following pursuant to the Franchise Agreement, any subordination agreements, estoppels, or recognition agreements for the benefit of the Lenders as required by, and in form and substance acceptable to, Administrative Agent, which agreements shall (1) allow Administrative Agent to terminate, or direct Borrower to terminate, the Franchisor upon any Default and

(2) subordinate any incentive management fees due under the Franchise Agreement to all amounts due under the Loan.

10.21                 ANNUAL BUDGET.  Until such time as the Notes are paid in full, Borrower shall deliver to Administrative Agent within thirty (30) days after the end of each fiscal year, an annual budget adopted by Borrower for the applicable year signed and dated by Borrower, and certified to be true, complete and correct by an authorized officer of Borrower.  Such annual budget shall be subject to Administrative Agent’s approval not to be unreasonably withheld, conditioned or delayed.  The annual budget in place for the Hotel Properties at a time a Cash Trap Event Period or Default occurs will be deemed to have been approved for the rest of the then current fiscal year.

10.22                 CONDOMINIUM DOCUMENTS.

(a)                                 Without the prior consent of Administrative Agent, which such consent shall not be unreasonably withheld, conditioned, or delayed, Borrower will not amend or supplement or consent to the amendment or supplement of any of the Condominium Documents to the extent affecting any of the Collateral.

(b)                                 Borrower will duly pay and discharge, or cause to be paid and discharged, any assessments or other amounts it owes under the Condominium Documents on or before the due date thereof and promptly, upon demand, exhibit to Administrative Agent receipts for all such payments.

(c)                                  In each and every case in which, under the provisions of the Condominium Documents, the consent of unit owners or building site owners is required, if such consent relates to a material matter, Borrower will not vote or give such consent without, in each and every case, the prior written consent of Administrative Agent, such consent not be unreasonably withheld, conditioned or delayed.

10.23                 APPLICABLE DECLARATIONS.  Borrower shall promptly deliver to Administrative Agent (i) copies of any material notices sent to or received by Borrower under any Applicable Declarations, including without limitation, notices of any default thereunder, and (ii) within ten (10) days prior to the date that any assessment due under the Applicable Declarations is due and payable, provide Administrative Agent with written evidence of payment. Borrower will perform, in a timely manner, all obligations under each Applicable Declaration.

ARTICLE 11.  REPORTING COVENANTS

11.1                        FINANCIAL STATEMENTS.

(a)                                 Borrower Annual Financial Statements.  Borrower shall deliver to Administrative Agent, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end and certified as required by Section 11.8 below, (i) a current financial statement (including, without limitation, a balance sheet, an income and expense statement and statement of cash flow, together with supporting property and mortgage debt schedules), signed by an officer of Borrower reasonably acceptable to Administrative Agent, (ii) a yearly business plan and (iii) if requested by Administrative Agent, financial and/or cash flow projections for Borrower for the ensuing twelve (12) months, together with any other financial information reasonably requested by Administrative Agent for Borrower.

(b)                                 Borrower Quarterly Financial Statements.  Within forty-five (45) days after the end of each calendar quarter,

(i)                                     Borrower shall also deliver to Administrative Agent quarterly (x) financial statements (including a balance sheet, income statement and a statement of cash flow) and other financial information regarding Borrower as Administrative Agent may specify, and (y) a detailed list of any Leases where (A) the tenant under such Lease has become insolvent or is the subject to a voluntary or involuntary petition under any bankruptcy proceeding, (B) a monetary default by the tenant has occurred and is existing under such Lease, and (C) such Lease has expired or been terminated to the extent the same is not identified on the rent roll delivered to Administrative Agent; and

(ii)                                  Borrower shall deliver, together with the items required by the foregoing subsection (i), a compliance certificate in the form attached hereto as Exhibit H.

(c)                                  Guarantor Financial Statements.  Borrower shall cause to be delivered to Administrative Agent, as soon as available, but in no event later than one hundred twenty (120) days after Guarantor’s fiscal year end, (i) a current financial statement (including, without limitation, a balance sheet, an income and expense statement, and a statement of cash flow, together with supporting property and mortgage debt schedules) signed by Guarantor, (ii) a yearly business plan and (iii) if requested by Administrative Agent, financial and/or cash flow projections for Guarantor for the ensuing twelve (12) months, together with any other financial information reasonably requested by Administrative Agent for Guarantor.  Guarantor may satisfy the delivery requirements in clauses (i) and (ii) above by delivering to Administrative Agent its 10-K or 10-Q filing for the applicable period so long as the 10-K or 10-Q contains such items.   Within forty-five (45) days after the end of each calendar quarter, Borrower shall also cause to be delivered to  Administrative Agent quarterly financial statements and other information regarding Guarantor  as may be reasonably requested by Administrative Agent.  In addition to the foregoing statements, within forty-five (45) days after the end of each calendar quarter and within ninety (90) days after Guarantor’s fiscal year end, Guarantor shall deliver to Administrative Agent a Compliance Certificate (in form and substance reasonably acceptable to Administrative Agent), as required by Section 10.2 of the Limited Guaranty, at the same time the financial statements are delivered to Administrative Agent pursuant to this section (c), and any and all financial information and statements and other documents or items reasonably required by Administrative Agent to support or evidence the statements contained in such Compliance Certificate.

(d)                                 Other Information.  Upon Administrative Agent’s request, Borrower shall also deliver to Administrative Agent such other financial information regarding Borrower, Guarantor, Indemnitor or any other Persons in any way obligated on the Loan as Administrative Agent may reasonably specify.  If audited financial information is prepared for Borrower or Guarantor, Borrower shall, subject to Requirements of Law, deliver to Administrative Agent copies of that information within fifteen (15) days of its final preparation.  Except as otherwise agreed to by Administrative Agent, all such financial information shall be prepared in accordance with generally accepted accounting principles.

11.2                        BOOKS AND RECORDS.  Borrower shall maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan, and the same shall be available for inspection and copying by Administrative Agent upon reasonable prior notice.

11.3                        LEASING REPORTS.  Borrower shall deliver to Administrative Agent, within forty-five (45) days after the end of each calendar quarter, rent rolls, leasing schedules and reports and/or such other leasing information as Administrative Agent shall reasonably request with respect to the Property, each in form and substance satisfactory to Administrative Agent, for the quarter then ended.

11.4                        OPERATING STATEMENTS FOR PROPERTY.  Until such time as the Loan is paid in full, Borrower shall deliver to Administrative Agent not later than forty-five (45) days after the end of each calendar quarter an “Operating Statement” which shows in detail the amounts and sources of Operating Revenues received by or on behalf of Borrower and the amounts and purposes of Operating Expenses paid by or on behalf of Borrower with respect to the Property for the previous quarter and for the current year to date.

11.5                        KNOWLEDGE OF DEFAULT; ETC.  Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent the occurrence of (i) any Default or (ii) the occurrence or existence of an event or condition which, with the giving of notice or the lapse of time, or both, would constitute a Default.  In the case of clause (ii) of the preceding sentence, such notice shall include, as applicable, the affirmative steps which Borrower has taken or intends to take during the applicable cure period in order to avoid the occurrence of a Default with respect to the subject event, circumstance or condition.

11.6                        LITIGATION, ARBITRATION OR GOVERNMENT INVESTIGATION.  Borrower shall promptly, upon obtaining knowledge thereof, report in writing to Administrative Agent, (i) the institution of, or threat of, any material proceeding against or affecting Borrower or the Property, including any eminent domain or other condemnation proceedings affecting the Property, or (ii) any material development in any proceeding already disclosed, which, in either case, has a material adverse effect on Borrower or the Property, which notice shall contain such information as may be reasonably available to Borrower to enable Administrative Agent and its counsel to evaluate such matters.

11.7                        ENVIRONMENTAL NOTICES.  Borrower shall notify Administrative Agent, in writing, as soon as practicable, and in any event within ten (10) days after Borrower’s learning thereof, of any notice required pursuant to Section 9.2(c).

11.8                        CERTIFICATE OF BORROWER.  Together with each delivery of any Operating Statement or financial statement pursuant to this Article 11, Borrower shall provide the certificate of its chief financial officer or other authorized signatory that such person has reviewed the terms of this Agreement and the other Loan Documents, and has made a review in reasonable detail of the transactions and condition of Borrower during the accounting period covered by such Operating Statements or financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that such person does not have knowledge of the existence as of the date of such certificate, of any condition or event which constitutes a Default or a Potential Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action has been taken, is being taken and is proposed to be taken with respect thereto.  The certification of such signatory shall expressly state that such signatory shall have no personal liability for the statements and certification set forth therein.

11.9                        OTHER INFORMATION.  From time to time, upon Administrative Agent’s delivery to Borrower of at least ten (10) days’ prior written notice, such other information with regard to Borrower, principals of Borrower, any Guarantor, or the Property, as Administrative Agent may reasonably request in writing.

11.10                 FORM; WARRANTY.  Borrower agrees that all financial statements to be delivered to Administrative Agent pursuant to this Article shall:  (a) be complete and correct; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against; and (d) be prepared in accordance with modified accrual basis accounting principles, consistently applied.  Notwithstanding the foregoing, the calculation of liabilities shall NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount. Borrower acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports. By its execution of this Agreement, Borrower shall be deemed to warrant and represent that, as of the date of delivery of any such financial statement, there has been no change in financial condition which would have a material adverse change, nor have any assets or properties been sold, transferred, assigned, mortgaged, pledged or encumbered since the date of such financial statement, except as disclosed by Borrower in writing delivered to Administrative Agent.  Borrower agrees that all rent rolls and other information to be delivered to Administrative Agent pursuant to this Article shall not contain any misrepresentation or omission of a material fact.

ARTICLE 12.  DEFAULTS AND REMEDIES

12.1                        DEFAULT.  The occurrence of any one or more of the following shall constitute an event of default (“Default”) under this Agreement and the other Loan Documents:

(a)                                 Monetary.  Borrower’s failure to pay any sums payable under the Notes, the Fee Letter or any of the other Loan Documents within five (5) days of the date such sums are due; provided, however, Borrower shall not be entitled to any grace period upon the maturity of the Loan (i.e., it shall be an immediate Default if Borrower fails to repay in full all indebtedness outstanding under the Notes and other Loan Documents on the Maturity Date); or

(b)                                 Performance of Obligations.  Borrower’s failure to perform any obligation, covenant or condition (other than those in Section 12.1(a) above or which are specifically addressed as a Default under this Article 12 or any of the other Loan Documents or Other Related Documents) under any of the Loan Documents or Other Related Documents and such failure continues for thirty (30) days after receipt by Borrower of written notice and demand for performance of such obligation; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional 30 days to complete the cure of such matter and provided, further, and notwithstanding the foregoing, if a cure period is specifically provided for the remedy of such failure elsewhere in this Article 12 or any other Loan Document, such cure period shall control over the provisions of this Section 12.1(b) and Borrower’s failure to perform will not constitute a Default until such date as the specified cure period expires; or

(c)                                  Construction; Use.  (i) There is any defective workmanship in constructing the Additional Improvements or the Additional Improvements are not constructed in accordance with applicable Requirements of Law, and Borrower fails to remedy the same to Administrative Agent’s satisfaction within thirty (30) days of Administrative Agent’s written demand to do so; provided, however, in the event Borrower has commenced and is diligently and in good faith working to cure such matter, Borrower shall be allowed an additional 30 days to complete the cure of such matter, or (ii) there is a cessation of construction of the Additional Improvements prior to Completion for a continuous period of more than thirty (30) days (except as caused by an event of force majeure); or (iii) the construction or leasing of any material portion of the Property in accordance with the Loan Documents is prohibited or enjoined for a continuous period of more than sixty (60) days; or (iv) utilities or other public services necessary for the full occupancy and utilization of the Property are curtailed for a continuous period of more than thirty (30) days (except as caused by an event of force majeure); or

(d)                                 Attachment; Condemnation’ Liens.  (i) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property (it being acknowledged by Administrative Agent and Lenders that the potential condemnation disclosed on Schedule 7.6 hereof as it exists on the date hereof (i.e., not exacerbated beyond the notice of intent described on Schedule 7.6) shall  not be considered a material portion of the Property for purposes of this Section 12.1(d)); or (ii) the sequestration or attachment of, or any levy or execution upon any of the Property, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Accounts, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or (iii) subject to Borrower’s right to contest mechanic’s and materialmen’s liens in good faith in accordance with Section 15.8 hereof, the recording or service upon Administrative Agent or any Lender of any claim of Lien against the Property and the continuance of such claim of Lien for (x) thirty (30) days after the date Borrower receives notice of such Lien or (y) twenty (20) calendar days after Administrative Agent’s demand, whichever occurs first, without such Lien being bonded over, discharged, satisfied or provision for payment being made by Borrower in a manner reasonably satisfactory to Administrative Agent; or

(e)                                  Representations and Warranties.  The failure of any representation or warranty of Borrower in any of the Loan Documents or the Guarantor in the Guaranty and the continuation of such failure for more than ten (10) days after written notice to Borrower from Administrative Agent requesting that Borrower cure such failure; or

(f)                                   Bankruptcy; Insolvency; Dissolution.  (i) The filing by Borrower, any Guarantor, any Non-Borrower Mortgagor, any Indemnitor, or any partner or member of Borrower, of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other Debtor Relief Law; (ii) the filing against Borrower, any Guarantor, any Non-Borrower Mortgagor, any Indemnitor, or any partner or member of Borrower, of an involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law and the failure of Borrower to effect a full dismissal of such proceeding within thirty (30) days after the date of filing such proceeding; (iii) a general assignment by Borrower, any Guarantor, any Non-Borrower Mortgagor, any Indemnitor, or any partner or member of Borrower, for the benefit of creditors; or (iv) Borrower, any Guarantor, any Non-Borrower Mortgagor, any Indemnitor, or any partner or member of Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

(g)                                  Change in Management or Control.  In the event that (i) a Change in Control (as defined in Schedule 13.2) occurs, (ii) The Howard Hughes Corporation is no longer a guarantor of the Loan or is no longer in Control of Borrower (other than by reason of a Permitted Equity Transfer) or (iii) other than by reason of a Permitted Equity Transfer, the occurrence of any material management or organizational change in Borrower or Guarantor or in the partners, venturers or members of Borrower or Guarantor, including, without limitation, any partnership, joint venture or member dispute which Administrative Agent determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property, or on the ability of Borrower or Guarantor or their partners, venturers or members to perform their obligations under the Loan Documents; or

(h)                                 Loss of Priority.  The failure at any time of the Security Instrument to be a valid first Lien upon the Property or any portion thereof (subject to Permitted Liens), other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement; or

(i)                                     Hazardous Materials.  The discovery of any significant Hazardous Materials in, on or about the Property subsequent to the Effective Date, and Borrower’s failure to (x) promptly take corrective action in accordance with the Loan Documents and Other Related Documents, and (y) cure such matter within thirty (30) days after written notice from Administrative Agent (so that (A) such Hazardous Materials are not at levels on the Property in violation of applicable Hazardous Materials Laws or (B) all remedial action required to be undertaken by Borrower under applicable Hazardous Materials Laws has been performed); provided, further (1) so long as Borrower is diligently pursuing to cure such matter without delay and is not otherwise in Default under this Agreement, such period shall be extended as reasonably necessary to permit Borrower to cure such matter, but in any event, such corrective action shall be completed and the matter cured within ninety (90) days after such written notice from Administrative Agent and (2) Administrative Agent may, at its option and in its sole discretion, further extend the cure period as Administrative Agent deems necessary to allow Borrower to complete such cure.  Any such Hazardous Materials shall be “significant” for this purpose if said Hazardous Materials, in Administrative Agent’s reasonable discretion, have a materially adverse impact on the value of the Property; or

(j)                                    Prohibited Transfers. The occurrence of (i) any Prohibited Property Transfer or (ii) any Prohibited Equity Transfer and such Prohibited Equity Transfer continues for a period of ten (10) days after Borrower’s receipt of notice thereof from Administrative Agent; or

(k)                                 Default Under Unsecured Indemnity Agreement. The occurrence of a default under that certain Unsecured Hazardous Materials Indemnity Agreement of even date herewith executed by Indemnitor in favor of Administrative Agent that continues for a period of thirty (30) days after written notice from Administrative Agent, including without limitation Indemnitor’s failure to perform any covenant, condition, or obligation thereunder; or

(l)                                     Default Under Guaranty. The occurrence of a default under the Limited Guaranty, or any other guaranty now or hereafter executed in connection with the Loan, including without limitation any Guarantor’s failure to perform any covenant, condition, or obligation thereunder that continues for a period of thirty (30) days after written notice from Administrative Agent; provided, however, that no additional cure period (beyond any cure periods provided therein) shall be provided upon a breach of the financial covenants set forth in the Limited Guaranty, and a breach of any of said financial covenants shall constitute an immediate Default under the Limited Guaranty and this Agreement; provided, however, in the event that Guarantor is not in compliance with the covenant regarding its required Minimum Liquid Assets (as defined in the Limited Guaranty), it shall not be a Default hereunder unless such non-compliance is not cured within ten (10) days after written notice from Administrative Agent to Borrower and Guarantor; or

(m)                             Default Under Swap Agreement; Voluntary Termination. Voluntary termination by Borrower of any Swap Contract, or if Wells Fargo is not the counterparty, the voluntary termination by Borrower of the interest rate swap transaction approved by Administrative Agent in connection with the Loan, and for which Borrower has not simultaneously provided a new interest rate swap agreement satisfactory to Administrative Agent; the occurrence of a default by Borrower or a termination event with respect to Borrower under any Swap Contract that extends beyond any notice and cure period provided therein, or if Wells Fargo is not the counterparty, under the interest rate swap transaction approved by Administrative Agent in connection with the Loan; or

(n)                                 Money Laundering. The indictment, arraignment, custodial detention or conviction of any Person within the Borrowing Group, on any charge of violating any Anti-Money Laundering Laws, or the involvement of any Person within the Borrowing Group, in any activity which could result in an indictment, arraignment, custodial detention or conviction on any such charge; or

(o)                                 Breach of Sanctions Provisions. The failure of any representation or warranty of Borrower, or Borrower’s failure to perform or observe any covenant, contained in either of those Sections of this Agreement entitled “Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws” or “Compliance with Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws”; or

(p)                                 Franchise Agreement. The occurrence of a default by Borrower under any Franchise Agreement which is not cured within the applicable cure period therein or any Franchise Agreement is terminated or modified in violation of Section 10.20 hereof; or

(q)                                 Collateral Pool. Borrower shall fail to comply with the Portfolio Diversification provisions of Section 2.8.

12.2                        ACCELERATION UPON DEFAULT; REMEDIES.  Upon the occurrence of any Default specified in this Article 12, Administrative Agent may, and at the direction of the Requisite Lenders  shall, take any one or more of the following actions: (i) declare all sums owing to Lenders under the Notes, this Agreement and the other Loan Documents immediately due and payable, (ii) terminate the Commitment, or (iii) exercise on behalf of itself and the Lenders all rights and remedies available under the Loan Documents and applicable law; provided that, in case of any event with respect to the Borrower described in clause (f) of Section 12.1, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations accrued hereunder and under the Loan Documents and Other Related Documents, shall automatically become due and payable.  Upon such acceleration, Administrative Agent may, and at the direction of Requisite Lenders, shall (unless such action could, in Administrative Agent’s opinion, result in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan under Applicable Laws), in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Accounts to the sums owing under the Loan Documents and any and all obligations of Lenders to fund further disbursements under the Loan shall terminate.

12.3                        DISBURSEMENTS TO THIRD PARTIES.  Upon the occurrence of a Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Administrative Agent may but shall not be obligated to make such payment from the Loan proceeds, or other funds of Lenders or any amounts in deposit accounts maintained by Borrower with Administrative Agent.  If such payment is made from proceeds of the Loan, Borrower shall immediately deposit with Administrative Agent, upon written demand, an amount equal to such payment.  If such payment is made from funds of Lenders, Borrower shall immediately repay such funds upon written demand of Administrative Agent.  In either case, the Default with respect to which any such payment has been made by Administrative Agent or Lenders shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Administrative Agent.

12.4                        ADMINISTRATIVE AGENT’S COMPLETION OF CONSTRUCTION.  Upon the occurrence of a Default, Administrative Agent may, upon five (5) days prior written notice to Borrower, and with or without legal process, take possession of the Property, remove Borrower and all agents, employees and contractors of Borrower from the Property, complete any construction then in progress.  For this purpose, Borrower irrevocably appoints Administrative Agent as its attorney-in-fact, which agency is coupled with an interest.  As attorney-in-fact, Administrative Agent may, in Borrower’s name, take or omit to take any action Administrative Agent may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property.

12.5                        ADMINISTRATIVE AGENT’S CESSATION OF CONSTRUCTION.  If Administrative Agent determines at any time in its reasonable discretion that the Additional Improvements are not being constructed in accordance with the all Requirements of Law, Administrative Agent may immediately cause all construction to cease on any of the Additional Improvements affected by the condition of nonconformance.  Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Additional Improvements affected by the condition of nonconformance until such time as Administrative Agent notifies Borrower in writing that the nonconforming condition has been corrected.

12.6                        REPAYMENT OF FUNDS ADVANCED.  Any funds expended by Administrative Agent or any Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Administrative Agent upon demand, together with interest at the rate applicable to the principal balance of the Loan from the date the funds were expended.

12.7                        RIGHTS CUMULATIVE, NO WAIVER.  All Administrative Agent’s and Lenders’ rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Administrative Agent or Lenders at any time.  Administrative Agent’s or any Lender’s exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lenders under the Loan Documents are repaid and Borrower has cured all other Defaults.  No waiver shall be implied from any failure of Administrative Agent or any Lender to take, or any delay by Administrative Agent or any Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition.  Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

12.8                        APPLICATION OF PAYMENTS.  Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of a Default, and notice thereof to the Administrative Agent by the Requisite Lenders, all payments received on account of the obligations under the Loan Documents and Other Related Documents shall be applied by the Administrative Agent as follows:

(i)                                     first, to pay all costs and expenses incurred in connection with such sale of collateral or enforcement action (or other realization), including reasonable attorneys’ fees and expenses (including the expenses and other allocated costs of internal counsel and expenses and costs associated with any collateral disposition or enforcement actions (or other realization));

(ii)                                  second, to payment of that portion of such obligations constituting fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such;

(iii)                               third, to payment of that portion of such obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders arising under the Loan Documents and Other Related Documents, ratably among them in proportion to the respective amounts described in this clause (iii) payable to them;

(iv)                              fourth, to payment of that portion of such obligations constituting accrued and unpaid interest on the Loan (proportionately to the Term Loan and Revolving Loan), ratably among the Lenders in proportion to the respective amounts described in this clause (iv) payable to them;

(v)                                 fifth, to payment of that portion of such obligations constituting unpaid principal of the Loans (proportionately to the Term Loan and Revolving Loan) any amounts then due under any Swap Contract; to be applied pro rata among the Lenders and the applicable Swap Contract counterparties, based upon the aggregate amounts payable under this clause (v) payable to them;

(vi)                              sixth, to the payment in full of all other such obligations, in each case ratably among the Administrative Agent and the Lenders based upon the respective aggregate amounts of all such obligations owing to them in accordance with the respective amounts thereof then due and payable; and

(vii)                           finally, the balance, if any, after all such obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

The order of priority set forth above may be changed by the Administrative Agent and the Lenders as required hereunder without necessity of notice to or consent of or approval by the Borrower, or any other Person.

ARTICLE 13.  DUE ON SALE/ENCUMBRANCE

13.1                        PROPERTY TRANSFERS.

(a)                                 Prohibited Property Transfers.  Borrower shall not cause or permit any Transfer of all or any part of or any direct or indirect legal or beneficial interest in the Property or the Collateral (collectively, a “Prohibited Property Transfer”), including, without limitation, (i) a Lease of all or a material part of the Property for any purpose other than actual occupancy by a space tenant pursuant to an Approved Lease; (ii) the Transfer of all or any part of Borrower’s right, title and interest in and to any Lease or lease payments, or (iii) a Transfer of any part of the Property by a Non-Borrower Mortgagor (excluding the Transfer of any Property owned by a Non-Borrower Mortgagor to an Affiliate of Guarantor so long as the same is approved by Administrative Agent in writing prior to the Transfer).

(b)                                 Permitted Transfers.  Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Property Transfer: (i) a Transfer which is expressly permitted under this Agreement; (ii) an Approved Lease which is permitted under the terms of the Loan Documents; and (iii) Transfers of non-real property in the ordinary course of Borrower’s business that would not be expected to have a material effect on the overall value of the Property so long as the same are replaced in the ordinary course of business.

13.2                        EQUITY TRANSFERS.

(a)                                 Prohibited Equity Transfers.  Except as expressly permitted in this Agreement, Borrower shall not cause or permit any Transfer of any direct or indirect legal or beneficial interest in a Restricted Party (collectively, a “Prohibited Equity Transfer”), including without limitation, (i) if a Restricted Party is a corporation, any merger, consolidation or other Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (ii) if a Restricted Party is a limited partnership, limited liability partnership, general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (iii) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Transfer of a non-managing membership interest or the creation or issuance of new non-managing membership interests; or (iv) if a Restricted Party is a trust, any merger, consolidation or other Transfer of any legal or beneficial interest in such Restricted Party or the creation or issuance of new legal or beneficial interests.

(b)                                 Permitted Equity Transfers.  Notwithstanding the foregoing, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer: (i) a Transfer by a natural person who is a member, partner or shareholder of a Restricted Party to a revocable inter vivos trust having such natural person as both trustor and trustee of such trust and one or more immediate family members of such natural person as the sole beneficiaries of such trust; (ii) a Transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party where such Transfer does not result in a Default under this Agreement, and (iii) a Transfer of any preferred share in Ward Parent (provided, however, such preferred shares only represent on the date hereof a 0.02% ownership interest in Ward Parent); provided that after giving effect to any transfers in Ward Parent permitted under this Agreement: (x) the Ward Parent continues to own 100% of the interests in each of the other Borrowers and (y) a majority of the equity interests in Ward Parent continue to be indirectly owned by Guarantor and Ward Parent remains 100% under the Control of Guarantor or an Affiliate of Guarantor.  In addition, notwithstanding any provision in this Agreement to the contrary, none of the following Transfers shall be deemed to be a Prohibited Equity Transfer:  the issuance, redemption, sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance, conveyance, transfer or other disposition (each, an “HHC Share Transfer”) of the equity interests (the “HHC Shares”) in Guarantor so long as the HHC Share Transfer does not result in or cause a Change of Control (as hereinafter defined) of Guarantor.  For purposes of this Section, a “Change of Control” shall occur pursuant to Schedule 13.2 attached hereto.  In addition, notwithstanding any provision to the contrary, each of Guarantor, The Howard Research and Development Corporation, a Maryland corporation and The Hughes Corporation, a Delaware corporation may pledge, hypothecate and encumber its assets as each may determine.  In no event shall any transferees be a Sanctioned Person.  Prohibited Equity Transfers do not include issuance, redemptions, sales, conveyances, exchanges, mortgages, pledges, hypothecations, assignments, encumbrances, conveyances, transfers or other dispositions in Persons having a direct or indirect interest in Guarantor.

(c)                                  SPE Status.  Nothing contained in this Section shall be construed to permit any Transfer which would result in a breach of any representation, warranty or covenant of Borrower under Section 8.1 of this Agreement.

13.3                        CERTIFICATES OF OWNERSHIP.  Borrower shall deliver to Administrative Agent, at any time and from time to time, not more than five (5) days after Administrative Agent’s written request therefor, a certificate, in form acceptable to Administrative Agent, signed and dated by Borrower, listing the names of all Persons holding direct or indirect legal or beneficial interests in the Property or any Borrower or Non-Borrower Mortgagor and the type and amount of each such interest; provided, however, in no event shall Borrower be obligated to provide such information with respect to the ownership of Guarantor.

ARTICLE 14.  THE ADMINISTRATIVE AGENT; INTERCREDITOR PROVISIONS

14.1                        APPOINTMENT AND AUTHORIZATION.

(a)                                 Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement, the other Loan Documents and Other Related Documents as are specifically delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  Not in limitation of the foregoing, each Lender authorizes and directs the Administrative Agent to enter into the Loan Documents and Other Related Documents for the benefit of the Lenders.

(b)                                 Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement, the Loan Documents or the Other Related Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(c)                                  Nothing herein shall be construed to deem the Administrative Agent a trustee or fiduciary for any Lender or to impose on the Administrative Agent duties or obligations other than those expressly provided for herein.  Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents or Other Related Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law.  Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(d)                                 The Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to the Administrative Agent by the Borrower, any Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document.  In addition, the Administrative Agent will also furnish to each Lender, promptly upon Administrative Agent’s receipt, copies of each of the financial statements, certificates, notices and other documents received by Administrative Agent pursuant to Article 11.

(e)                                  As to any matters not expressly provided for by the Loan Documents and Other Related Documents (including, without limitation, enforcement or collection of any of Borrower’s obligations hereunder), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the obligations of Borrower; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Requirements of Law.  Not in limitation of the foregoing, the Administrative Agent may exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Potential Default or Default unless the Requisite Lenders have directed the Administrative Agent otherwise.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Agreement, the other Loan Documents, or the Other Related Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.

14.2                        WELLS FARGO AS LENDER.  Wells Fargo, as a Lender, shall have the same rights and powers under this Agreement and any other Loan Document as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Wells Fargo in each case in its individual capacity.  Wells Fargo and its affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders.  Further, the Administrative Agent and any affiliate may accept fees and other consideration from the Borrower for services in connection with this

Agreement and otherwise without having to account for the same to the other Lenders.  The Lenders acknowledge that, pursuant to such activities, Wells Fargo or its affiliates may receive information regarding the Borrower, other loan parties, other subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

14.3                        LOAN DISBURSEMENTS.

(a)                                 Each Lender shall make available to Administrative Agent (or the funding bank or entity designated by Administrative Agent) the amount of such Lender’s Pro Rata Facility Share of such disbursement in immediately available funds not later than the times designated in Section 14.3(b).  Unless Administrative Agent shall have been notified by any Lender not later than the close of business (San Francisco, California time) on the Business Day immediately preceding the funding date in respect of any disbursement that such Lender does not intend to make available to Administrative Agent such Lender’s Pro Rata Facility Share of such disbursement, Administrative Agent may assume that such Lender shall make such amount available to Administrative Agent.  If any Lender does not notify Administrative Agent of its intention not to make available its Pro Rata Facility Share of such disbursement as described above, but does not for any reason make available to Administrative Agent such Lender’s Pro Rata Facility Share of such disbursement, such Lender shall pay to Administrative Agent forthwith on demand such amount, together with interest thereon at the Federal Funds Rate.  In any case where a Lender does not for any reason make available to Administrative Agent such Lender’s Pro Rata Facility Share of such disbursement, Administrative Agent, in its sole discretion, may, but shall not be obligated to, fund to Borrower such Lender’s Pro Rata Facility Share of such disbursement.  If Administrative Agent funds to Borrower such Lender’s Pro Rata Facility Share of such disbursement and if such Lender subsequently pays to Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Pro Rata Facility Share of such disbursement.  Nothing in this Section 14.3(a) shall alter the respective rights and obligations of the parties hereunder in respect of a Defaulting Lender or a Non-Pro Rata Advance.

(b)                                 Requests by Administrative Agent for funding by Lenders of disbursements will be made by telecopy.  Each Lender shall make the amount of its disbursement available to Administrative Agent in Dollars and in immediately available funds, to such bank and account, in El Segundo, California (to such bank and account in such other place) as Administrative Agent may designate, not later than 11:00 A.M. (San Francisco time) on the funding date designated by Administrative Agent with respect to such disbursement.

(c)                                  Nothing in this Section 14.3 shall be deemed to relieve any Lender of its obligation hereunder to make its Pro Rata Facility Share of disbursements on any funding date, nor shall Administrative Agent or any Lender be responsible for the failure of any other Lender to perform its obligations to make any disbursement hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make a disbursement.

14.4                        DISTRIBUTION AND APPORTIONMENT OF PAYMENTS; DEFAULTING LENDERS.

(a)                                 Subject to Section 14.4(b) below, payments actually received by Administrative Agent for the account of Lenders shall be paid to them promptly after receipt thereof by Administrative Agent, but in any event within two (2) Business Days, provided that Administrative Agent shall pay to Lenders interest thereon, at the lesser of (i) the Federal Funds Rate and (ii) the rate of interest applicable to the Loan, from the Business Day following receipt of such funds by Administrative Agent until such funds are paid in immediately available funds to Lenders.  All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents with the respect to the Term Loan shall be allocated among such of Lenders that have a Term Loan Commitment as are entitled thereto, in proportion to their respective Pro Rata Term Loan Shares.  All payments of principal, interest, and other payments under the Loan Documents or Other Related Documents with the respect to the Revolving Loan shall be allocated among such of Lenders that have a Revolving Loan Commitment as are entitled thereto, in proportion to their respective Pro Rata Revolving Loan Shares.  Administrative Agent shall promptly distribute, but in any event within two (2) Business Days, to each Lender at its primary address set forth on the appropriate signature page hereof or on the Assignment and Assumption Agreement, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that Administrative Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including, without limitation, instructions from Requisite Lenders or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.  The order of priority herein is set forth solely to determine the rights and priorities of Lenders as among themselves and may at any time or from time to time be changed by Lenders as they may elect, in writing in accordance with this Agreement, without necessity of notice to or consent of or approval by Borrower or any other Person.  All payments or other sums received by Administrative Agent for the account of Lenders shall not constitute property or assets of the Administrative Agent and shall be held by Administrative Agent, solely in its capacity as agent for itself and the other Lenders, subject to the Loan Documents and the Other Related Documents.

(b)                                 Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Facility Share of a Protective Advance or prior Loan disbursements which was previously a Non-Pro Rata Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Facility Share (such principal, interest and fees being referred to as “Senior Loans”).  All amounts paid by a Loan Party and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Facility Shares of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Facility Share of the Loan), until all Senior Loans have been paid in full.  This provision governs only the relationship among Administrative Agent, each Defaulting Lender, and the other Lenders; nothing hereunder shall limit the obligations of any Loan Party under the Loan Documents and Other Related Documents.  The provisions of this section shall apply and be effective regardless of whether a Default occurs and is then continuing, and notwithstanding (a) any other provision of this Agreement to the contrary, (b) any instruction of any Loan Party as to its desired application of payments or (c) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Requisite Lenders or all Lenders.  Administrative Agent shall be entitled to (i) withhold or setoff, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.  In addition, the Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all liabilities and costs, plus interest thereon at the Default Rate as set forth in the Notes, which they may sustain or incur by reason of or as a direct consequence of the Defaulting Lender’s failure or refusal to perform its obligations under this Agreement.

14.5                        PRO RATA TREATMENT.  Except to the extent otherwise provided herein (including subject to Section 14.4(b) above):  (a) each borrowing for the Term Loan from Lenders shall be made from the Lenders that hold a Term Loan Commitment, each borrowing for Revolving Loan from Lenders shall be made from the Lenders that hold a Revolving Loan Commitment, each payment of the fees shall be made for the account of the applicable Lenders, and each termination or reduction of the amount of the Term Loan Commitment or Revolving Loan Commitment, as applicable, pursuant to this Agreement shall be applied to the respective Term Loan Commitment or Revolving Loan Commitment, as applicable, of the Lenders, pro rata according to the amounts of their respective Term Loan Commitment or Revolving Loan

Commitment; (b) each payment or prepayment of principal of the Term Loan shall be made for the account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Term Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Term Loan the outstanding principal amount of the Term Loan shall not be held by the Lenders pro rata in accordance with the Term Loan Commitment in effect at the time the Term Loan was made, then such payment shall be applied to the Term Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Term Loan being held by the Lenders pro rata in accordance with the Term Loan Commitment; (c) each payment or prepayment of principal of the Revolving Loan shall be made for the account of the applicable Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loan held by them, provided that if immediately prior to giving effect to any such payment in respect of the Revolving Loan the outstanding principal amount of the Revolving Loan shall not be held by the Lenders pro rata in accordance with the Revolving Loan Commitment in effect at the time the Revolving Loan was made, then such payment shall be applied to the Revolving Loan in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Loan being held by the Lenders pro rata in accordance with the Revolving Loan Commitment, (d) each payment of interest on the Term Loan shall be made for the account of the applicable Lenders pro rata in accordance with the amounts of interest on the Term Loan then due and payable to the respective Term Loan Lenders, and (e) each payment of interest on the Revolving Loan shall be made for the account of the applicable Lenders pro rata in accordance with the amounts of interest on the Revolving Loan then due and payable to the respective Revolving Loan Lenders.

14.6                        SHARING OF PAYMENTS, ETC.  Subject to Section 14.4(b) above, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Term Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Term Loan Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (ii) with respect to all amounts received by them which are applicable to the payment of the obligations of Borrower or Guarantor under the Revolving Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Revolving Loan Shares, whether received by voluntary payment, by counterclaim or cross action or by the enforcement of any or all of such obligations, (iii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim or otherwise, receive payment of a proportion of the aggregate amount of such obligations held by it which is greater than its Pro Rata Term Loan Share or Pro Rata Revolving Loan Share, as applicable, of the payments on account of such obligations, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with such Pro Rata Term Loan Share or Pro Rata Revolving Loan Share, as applicable; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery.  Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

14.7                        COLLATERAL MATTERS; PROTECTIVE ADVANCES.

(a)                                 Each Lender hereby authorizes the Administrative Agent, without the necessity of any notice to or further consent from any Lender, from time to time prior to a Default, to take any action with respect to any Collateral, Loan Documents or Other Related Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to any of the Loan Documents or Other Related Documents.

(b)                                 The Lenders hereby authorize the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of obligations of Borrower hereunder; (ii) as expressly permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by all of the Lenders.  Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section.

(c)                                  Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lenders herein or pursuant hereto upon the Collateral that was sold or transferred; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent’s opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the obligations of Borrower or any Liens upon (or obligations of the Borrower or any other Loan Party in respect of) all interests retained by the Borrower or any other Loan Party, including (without limitation) the proceeds of such sale or transfer, all of which shall continue to constitute part of the Collateral.  In the event of any sale or transfer of Collateral, or any foreclosure with respect to any of the Collateral, the Administrative Agent shall be authorized to deduct all of the expenses reasonably incurred by the Administrative Agent from the proceeds of any such sale, transfer or foreclosure.

(d)                                 The Administrative Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted to the Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent in this Section or in any of the Loan Documents or Other Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s own interest in the Collateral as one of the Lenders and that the Administrative Agent shall have no duty or liability whatsoever to the Lenders, except to the extent resulting from its gross negligence or willful misconduct.

(e)                                  The Administrative Agent may make, and shall be reimbursed by the Lenders (in accordance with their Pro Rata Facility Shares) to the extent not reimbursed by the Borrower for, Protective Advances during any one calendar year with respect to any Property that is Collateral up to the sum of (i) amounts expended to pay real estate taxes, assessments and governmental charges or levies imposed upon such Property; (ii) amounts expended to pay insurance premiums for policies of insurance related to such Property; and (iii) $500,000.  Protective Advances in excess of said sum during any calendar year for any Property that is Collateral shall require the consent of the Requisite Lenders.  The Borrower agrees to pay on demand all Protective Advances.

(f)                                   Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other Loan Party under the Loan Documents or the Other Related Documents with respect to exercising claims against or rights in the Collateral without the written consent of Requisite Lenders.

14.8                        POST-FORECLOSURE PLANS.  If all or any portion of the Collateral is acquired by the Administrative Agent as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations of Borrower hereunder, the title to any such Collateral, or any portion thereof, shall be held in the name of the Administrative Agent or a nominee or subsidiary of the Administrative Agent, as agent, for the ratable benefit of all Lenders.  The Administrative Agent shall prepare a recommended course of action for such Collateral (a “Post-Foreclosure Plan”), which shall be subject to the approval of the Requisite Lenders.  In accordance with the approved Post-Foreclosure Plan, the Administrative Agent shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Collateral acquired, and shall administer all transactions relating thereto, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of such Collateral, and the collecting of rents and other sums from such Collateral and paying the expenses of such Collateral.  Actions taken by the Administrative Agent with respect to the Collateral, which are not specifically provided for in the approved Post-Foreclosure Plan or reasonably incidental thereto, shall require the written consent of the Requisite Lenders by way of supplement to such Post-Foreclosure Plan.  Upon demand therefor from time to time, each Lender will contribute its share (based on its Pro Rata Facility Share) of all reasonable costs and expenses incurred by the Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of such Collateral.  In addition, the Administrative Agent shall render or cause to be rendered to each Lender, on a monthly basis, an income and expense statement for such Collateral, and each Lender shall promptly contribute its Pro Rata Facility Share of any operating loss for such Collateral, and such other expenses and operating reserves as the Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan.  To the extent there is net operating income from such Collateral (taking into account the funding of any reasonably required operating reserves), the Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders.  All such distributions shall be made to the Lenders in accordance with their respective Pro Rata Facility Shares.  The Lenders acknowledge and agree that if title to any Collateral is obtained by the Administrative Agent or its nominee, such Collateral will not be held as a permanent investment.  The Administrative Agent shall undertake to sell such Collateral, at such price and upon such terms and conditions as the Requisite Lenders reasonably shall determine to be most advantageous to the Lenders.  Any purchase money mortgage or deed of trust taken in connection with the disposition of such Collateral in accordance with the immediately preceding sentence shall name the Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee.  In such case, the Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights of the Lenders in the same Pro Rata Facility Shares as provided hereunder, which agreement shall be in all material respects similar to this Article insofar as the same is appropriate or applicable.

14.9                        APPROVALS OF LENDERS.  All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent within ten (10) Business Days (or such lesser or greater period as may be specifically required under the express terms of the Loan Documents or Other Related Documents) of receipt of such communication, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

14.10                 NOTICE OF DEFAULTS.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Potential Default unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Potential Default and stating that such notice is a “notice of default”.  If any Lender (excluding the Lender which is also serving as the Administrative Agent) becomes aware of any Default or Potential Default, it shall promptly send to the Administrative Agent such a “notice of default”.

Further, if the Administrative Agent receives such a “notice of default,” the Administrative Agent shall give prompt notice thereof to the Lenders.

14.11                 ADMINISTRATIVE AGENT’S RELIANCE, ETC.  Notwithstanding any other provisions of this Agreement, any other Loan Documents or the Other Related Documents, neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, INCLUDING ACTIONS WHICH MAY CONSTITUTE NEGLIGENCE OR ANY STRICT LIABILITY, EXCEPT FOR ITS OR THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS OR THEIR DUTIES EXPRESSLY SET FORTH HEREIN OR THEREIN TO THE EXTENT SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT.  Without limiting the generality of the foregoing, the Administrative Agent: may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.  Neither the Administrative Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person and shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons or inspect the property, books or records of the Borrower or any other Person; (c) shall be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any Collateral covered thereby or the perfection or priority of any Lien in favor of the Administrative Agent on behalf of the Lenders in any such Collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or Other Related Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone, telecopy or electronic mail) believed by it to be genuine and signed, sent or given by the proper party or parties.  The Administrative Agent may execute any of its duties under the Loan Documents or Other Related Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

14.12                 INDEMNIFICATION OF ADMINISTRATIVE AGENT.  Regardless of whether the transactions contemplated by this Agreement, the other Loan Documents and Other Related Documents are consummated, each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Facility Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a “Lender”) in any way relating to or arising out of the Loan Documents or Other Related Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Loan Documents and Other Related Documents (collectively, “Indemnifiable Amounts”), INCLUDING ANY OF THE FOREGOING RESULTING FROM ANY NEGLIGENCE OR ALLEGED NEGLIGENCE OF ADMINISTRATIVE AGENT OR ANY STRICT LIABILITY; provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment provided, however, that no action taken in accordance with the directions of the Requisite Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section.  Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) promptly upon demand for its ratable share of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents and Other Related Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and Other Related Documents and/or collect any obligation of Borrower hereunder, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent and/or the Lenders arising under any Hazardous Materials Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loan and all other amounts payable hereunder or under the other Loan Documents or Other Related Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

14.13                 LENDER CREDIT DECISION, ETC.  Each Lender expressly acknowledges and agrees that neither the Administrative Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or Affiliate, shall be deemed to constitute any such representation or warranty by the Administrative Agent to any Lender.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on the financial statements of the Borrower, the other Loan Parties or Affiliates, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrower, the other Loan Parties and other Persons, its review of the Loan Documents and the Other Related Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents or Other Related Documents.  The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or Other Related Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or other Affiliates.  Each Lender acknowledges that the Administrative Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Administrative Agent and is not acting as counsel to such Lender.

14.14                 SUCCESSOR ADMINISTRATIVE AGENT.  Administrative Agent may resign at any time as Administrative Agent under the Loan Documents and Other Related Documents by giving written notice thereof to the Lenders and the Borrower.  Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, provided no Default or Potential

Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the current Administrative Agent’s giving of notice of resignation, then the current Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the current Administrative Agent, and the current Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Other Related Documents.  After any Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 14. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents and the Other Related Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents and the Other Related Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

14.15                 NO SET-OFFS.  Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien or similar rights against any deposit account or other property or asset of Borrower, whether or not located in Hawaii, Texas, or Maryland, could result under certain laws in significant impairment of the ability of all Lenders to recover any further amounts in respect of the Loan.  Therefore, each Lender agrees not to charge or offset any amount owed to it by Borrower against any of the accounts, property or assets of Borrower or any of its affiliates held by such Lender without the prior written approval of Administrative Agent and Requisite Lenders.

ARTICLE 15.  MISCELLANEOUS PROVISIONS

15.1                        INDEMNITY.  BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES) WHICH INDEMNITEES MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF:  (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR ANY OTHER RELATED DOCUMENT; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON WITH RESPECT TO ANY OF THE PROPERTY; PROVIDED, HOWEVER, BORROWER SHALL HAVE NO OBLIGATION TO DEFEND, INDEMNIFY OR HOLD HARMLESS HEREUNDER ANY INDEMNITEE FOR ANY SUCH MATTER ARISING OUT OF OR ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE TO THE EXTENT SUCH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NON-APPEALABLE JUDGMENT.  BORROWER SHALL IMMEDIATELY PAY TO THE APPLICABLE INDEMNITEES UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE LOAN.  BORROWER’S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTES AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE MORTGAGE.

15.2                        ADDITIONAL SECURITY INTERESTS.  In the event that Wells Fargo is the counterparty to any Swap Contract, then Borrower hereby grants and assigns to Administrative Agent, for the benefit of Wells Fargo, a security interest, to secure payment and performance of all obligations, in all of Borrower’s right, title and interest, now or hereafter acquired, to the payment of money from Wells Fargo to Borrower under any swap, derivative, foreign exchange or hedge transaction or arrangement (or similar transaction or arrangement howsoever described or defined) at any time entered into between Borrower and Wells Fargo in connection with the Loan, including, without limitation, any Swap Contract.  In the event that a party other than Wells Fargo is the counterparty to a Swap Contract (a “Counterparty”), then (i) such Counterparty shall be approved by Administrative Agent in its sole discretion as set forth in the definition of “Swap Contract” herein and (ii) upon the execution of any such Swap Contract and as a condition to the execution thereto, Borrower and, as applicable, Wells Fargo or Counterparty shall be required to enter into a collateral assignment of such Swap Contract in form acceptable to Administrative Agent.

15.3                        FORM OF DOCUMENTS.  The form and substance of all documents, instruments, and forms of evidence to be delivered to Administrative Agent under the terms of this Agreement, any of the other Loan Documents or Other Related Documents shall be subject to Administrative Agent s approval and shall not be modified, superseded or terminated in any respect without Administrative Agent’s prior written approval.

15.4                        NO THIRD PARTIES BENEFITED.  No Person other than Administrative Agent, Lenders and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents or Other Related Documents.

15.5                        NOTICES.  All notices, demands, or other communications under this Agreement, the other Loan Documents or the Other Related Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement (subject to change from time to time by written notice to all other parties to this Agreement).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, except that notice of Default may be sent by certified mail, return receipt requested, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon receipt; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

15.6                        ATTORNEY-IN-FACT.  Borrower hereby irrevocably appoints and authorizes Administrative Agent, as Borrower’s attorney-in-fact, which agency is coupled with an interest, following the occurrence and during the existence of a Default, to execute and/or record in Administrative Agent’s or Borrower’s name any notices, instruments or documents that Administrative Agent deems appropriate to protect Lenders’ interest under any of the Loan Documents or Other Related Documents.

15.7                        ACTIONS.  Borrower agrees that Administrative Agent or any Lender, in exercising the rights, duties or liabilities of Administrative Agent, Lenders or Borrower under the Loan Documents or Other Related Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Loan Documents or the Other Related Documents and Borrower shall immediately reimburse Administrative Agent or such Lender upon demand for all such expenses so incurred or paid by Administrative Agent or such Lender, including, without limitation, attorneys’ fees and expenses and court costs.

15.8                        RIGHT OF CONTEST.  Borrower may contest in good faith any claim, demand, levy or assessment, including the amount or validity of any taxes and assessments on any of the Property and any mechanic’s or materialmen’s lien claim by any Person other than Administrative Agent or Lenders which would constitute a Default if:  (a) Borrower pursues the contest diligently, in a manner which Administrative Agent determines is not prejudicial to Administrative Agent or any Lender, and does not impair the rights of Administrative Agent or any Lender under any of the Loan Documents or Other Related Documents; and (b) if requested by Administrative Agent, Borrower deposits with Administrative Agent any funds or other forms of assurance which Administrative Agent in good faith determines from time to time appropriate to protect Administrative Agent and each Lender from the consequences of the contest being unsuccessful.  Borrower’s compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

15.9                        RELATIONSHIP OF PARTIES.  The relationship of Borrower, Administrative Agent and Lenders under the Loan Documents and Other Related Documents is, and shall at all times remain, solely that of borrower and lender, and Administrative Agent and Lenders neither undertake nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement, the other Loan Documents and the Other Related Documents.

15.10                 DELAY OUTSIDE LENDER’S CONTROL.  No Lender or Administrative Agent shall be liable in any way to Borrower or any third party for Administrative Agent’s or such Lender’s failure to perform or delay in performing under the Loan Documents (and Administrative Agent  or any Lender may suspend or terminate all or any portion of Administrative Agent’s or such Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Administrative Agent or such Lender deemed probable), or from any Act of God or other cause or event beyond Administrative Agent’s or such Lender’s control.

15.11                 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT.  If any attorney is engaged by Administrative Agent or any Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents or Other Related Documents, with or without the filing of any legal action or proceeding or in connection with any appeal of a lower court decision, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Administrative Agent or such Lender, upon demand, the amount of all attorneys’ fees and expenses and all costs incurred by Administrative Agent or such Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Loan.

15.12                 IMMEDIATELY AVAILABLE FUNDS.  Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Administrative Agent or any Lender shall be payable only in United States Dollars, immediately available funds.

15.13                 AMENDMENTS AND WAIVERS.

(a)                                 Generally.  Except as otherwise expressly provided in this Agreement, (i) any consent or approval required or permitted by this Agreement or in any Loan Document to be given by the Lenders may be given, (ii) any term of this Agreement or of any other Loan Document may be amended, (iii) the performance or observance by Borrower or any other Loan Party of any terms of this Agreement or such other Loan Document may be waived, and (iv) the continuance of any Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Administrative Agent at the written direction of the Requisite Lenders), and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is party thereto.  Notwithstanding the previous sentence and Section 15.13(b), the Administrative Agent, shall be authorized on behalf of all the Lenders, without the necessity of any notice to, or further consent from, any Lender, to waive the imposition of the late fees provided in Section 2.6(c), up to a maximum of three (3) times per calendar year.

(b)                                 Unanimous Consent.  Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing, and signed by all of the Lenders (or the Administrative Agent at the written direction of the Lenders), do any of the following:

(i)                                     except as contemplated by Section 2.12, increase the Commitments of the Lenders (excluding any increase as a result of an assignment of Commitments permitted under Section 15.14) or subject the Lenders to any additional obligations;

(ii)                                  reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, the Loan;

(iii)                               reduce the amount of any fees payable to the Lenders hereunder;

(iv)                              postpone any date fixed for any payment of principal of, or interest on, the Loan (including, without limitation, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor;

(v)                                 change the Pro Rata Term Loan Shares or Pro Rata Revolving Loan Shares (excluding as contemplated by Section 2.12 or any change as a result of an assignment of Commitments permitted under Section 15.14);

(vi)                              amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section;

(vii)                           modify the definition of the term “Requisite Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof;

(viii)                        release Guarantor from its obligations under the Guaranty;

(ix)                              waive a Default under Section 12.1(a); or

(x)                                 release or dispose of any Collateral unless released or disposed of as permitted by, and in accordance with, Section 14.7, or in Section 2.11 hereof with respect to a Property Release;

(xi)                              except as expressly provided in this Agreement, release any Borrower from its obligations under the Loan Documents or Other Related Documents;

(xii)                           amend the priority of payments set forth in Section 12.8 hereof; or

(xiii)                        permit the Properties or any portion thereof to secure any indebtedness or obligations other than the Secured Obligations.

(c)                                  Amendment of Administrative Agent’s Duties, Etc.  No amendment, waiver or consent unless in writing and signed by the Administrative Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement, any of the other Loan Documents or Other Related Documents.  No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.  No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto.  Any Default occurring hereunder shall continue to exist until such time as such Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Default.  Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

15.14                 SUCCESSORS AND ASSIGNS.

(a)                                 Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all the Lenders (and any such assignment or transfer to which all of the Lenders have not consented shall be void).

(b)                                 Participations.  Any Lender may at any time grant to an affiliate of such Lender, or one or more banks or other financial institutions (each a “Participant”) participating interests in its Commitment or the obligations owing to such Lender hereunder.  No Participant shall have any rights or benefits under this Agreement or any other Loan Document.  In the event of any such grant by a Lender of a participating interest to a Participant, such Lender shall remain responsible for the performance of it obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided however, such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase such Lender’s Commitment, (ii) extend the date fixed for the payment of principal on the Loan or a portion thereof owing to such Lender, or (iii) reduce the rate at which interest is payable thereon.  An assignment or other transfer which is not permitted by subsection (c) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).  Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13 and 15.15 (subject to the requirements and limitations therein, including the requirements under Section 2.13(g) (it being understood that the documentation required under Section 2.13(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section.

(c)                                  Assignments.  Any Lender may with the prior written consent of the Administrative Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld) at any time assign to one or more Eligible Assignees (each an “Assignee”) all or a portion of its rights and obligations under this Agreement and the Notes; provided, however, (i) no such consent by the Borrower shall be required (x) if a Default or Potential Default shall exist or (y) in the case of an assignment to a Lender, an Affiliate of such Lender or any Approved Fund related to such Lender (an “Applicable Assignment”); (ii) except in connection with an Applicable Assignment, any partial assignment shall be in an amount at least equal to $10,000,000 and after giving effect to such assignment the assigning Lender retains a Commitment, or if the Commitments have been terminated, holds a Note having an outstanding principal balance, of at least $10,000,000 by a Lender, (iii) each such assignment shall be effected by means of an Assignment and Assumption Agreement; and (iv) Borrower shall not be responsible for any costs or expenses in connection with any assignment by a Lender hereunder.  Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be deemed to be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in such Assignment and Assumption Agreement, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.  Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangement so the new Notes (in the form attached hereto as Exhibit D) are issued to the Assignee and such transferor Lender, as appropriate.  In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $4,500; provided, however, if such assigning Lender is a Defaulting Lender, the administrative fee for processing such assignment shall be $7,500.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to the Borrower, or any of its respective Affiliates or subsidiaries.

(d)                                 Tax Withholding.  At least five (5) Business Days prior to the first day on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, shall furnish the Administrative Agent and Borrower with a properly completed executed copy of either Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and either Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder.  At all times each Lender shall own or beneficially own a Note, such Lender shall (i) promptly provide to the Administrative Agent and Borrower a new Internal Revenue Service Form W-8ECI or Internal Revenue Service Form W-8BEN and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Lender, and (ii) comply at all times with all applicable United States laws and regulations, including all provisions of any applicable tax treaty, with regard to any withholding tax exemption claimed with respect to any payments on the Loan.  If any Lender cannot deliver such form, then Borrower may withhold from payments due under the Loan Documents such amounts as Borrower is able to determine from accurate information provided by such Lender are required by the Internal Revenue Code.

(e)                                  Federal Reserve Bank Assignments.  In addition to the assignments and participations permitted under the foregoing provisions of the Section, and without the need to comply with any of the formal or procedural requirements of this Section, any Lender may at any time and from time to time, pledge and assign all or any portion of its rights under all or any of the Loan Documents and Other Related Documents to a Federal Reserve Bank; provided that no such pledge of assignment shall release such Lender from its obligation thereunder.

(f)                                   Information to Assignee, Etc..  A Lender may, from time to time, furnish any information in the possession of such Lender concerning the Borrower, any subsidiary or any other Loan Party, or relating to the Loan or the Collateral, including insurance information, to Assignees and Participants (including prospective Assignees and Participants who Lender in good faith proposes to assign or participate a portion of the Loan in accordance with this Agreement).  In connection with and to the extent reasonably necessary for such negotiation, execution and delivery, Borrower authorizes Administrative Agent and Lenders to communicate all information and documentation related to the Loan (whether to Borrower or to any Participant, Assignee, legal counsel, appraiser or other necessary party) directly by e-mail, fax, or other electronic means used to transmit information.  Each Lender shall use commercially reasonable and good faith efforts to maintain, and to cause any of its Participants to maintain, such information in a confidential manner, and to restrict the dissemination of such information to Persons having a reasonable and legitimate need related to the Loan for access thereto.

(a)                                 Register.  The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at the principal office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

15.15                 ADDITIONAL COSTS - LIBOR.

(a)                                 Capital Adequacy.  If any Lender or any Participant in the Loan determines that compliance with any law or regulation or with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or such Participant, or any corporation controlling such Lender or such Participant, as a consequence of, or with reference to, such Lender’s or such Participant’s or such corporation’s Commitments or its making or maintaining Loans below the rate which such Lender or such Participant or such corporation controlling such Lender or such Participant could have achieved but for such compliance (taking into account the policies of such Lender or such Participant or corporation with regard to capital), then the Borrower shall, from time to time, subject to Section 2.6(f), pay to such Lender or such Participant additional amounts sufficient to compensate such Lender or such Participant or such corporation controlling such Lender or such Participant to the extent that such Lender or such Participant determines such increase in capital is allocable to such Lender’s or such Participant’s obligations hereunder.

(b)                                 Additional Costs.  In addition to, and not in limitation of the immediately preceding clause (a), the Borrower shall promptly pay to the Administrative Agent for the account of a Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or its obligation to make any LIBOR Loans or hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:  (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such LIBOR Loans or its Commitments (other than taxes imposed on or measured by the overall net income of such Lender or of its Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or such Lending Office), or (ii) imposes or modifies any reserve, special deposit or similar requirements (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System or other similar reserve requirement applicable to any other category of liabilities or category of extensions of credit or other assets by reference to which the interest rate on LIBOR Loans is determined) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, or other credit extended by, or any other acquisition of funds by such Lender (or its parent corporation), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder) or (iii) has or would have the effect of reducing the rate of return on capital of such Lender to a level below that which such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies with respect to capital adequacy).

(c)                                  Lender’s Suspension of LIBOR Loans.  Without limiting the effect of the provisions of the immediately preceding subsection (a) and (b), if by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in  this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Administrative Agent), the obligation of such Lender to make or continue LIBOR Loans shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 15.15(g) shall apply).

(d)                                 Notification and Determination of Additional Costs.  Each of the Administrative Agent, each Lender, and each Participant, as the case may be, agrees to notify the Borrower of any event occurring after the Effective Date entitling the Administrative Agent, such Lender or such Participant to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, that the failure of the Administrative Agent, any Lender or any Participant to give such notice shall not release the Borrower from any of its obligations hereunder.  The Administrative Agent, each Lender and each Participant, as the case may be, agrees to furnish to the Borrower, a Lender or a Participant to the Administrative Agent as well, a certificate setting forth the basis and amount of each request for compensation under this Section.  Determinations by the Administrative Agent, such Lender, or such Participant, as the case may be, of the effect of any Regulatory Change shall be conclusive and binding for all purposes, absent manifest error.

(e)                                  Suspension of Libor Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of the London InterBank Offered Rate for any One-Month LIBO Rate Period:

(A)                               the Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein or is otherwise unable to determine LIBOR, or

(B)                               the Requisite Lenders reasonably determine (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR upon the basis of which the rate of interest for LIBOR Loans for such One-Month LIBO Rate Period is to be determined are not likely to adequately cover the cost to any Lender of making or maintaining LIBOR Loans for such One-Month LIBO Rate Period;

then the Administrative Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, continue LIBOR Loans or convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current One-Month LIBO Rate Period for each outstanding LIBOR Loan, either prepay such Loan (without any Prepayment Premium) or convert such Loan into a Replacement Rate loan (a “Replacement Rate Loan”).

(f)                                   Illegality.  Notwithstanding any other provision of this Agreement, if any Lender shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder,  then such Lender shall promptly notify the Borrower thereof (with a copy of such notice to the Administrative Agent) and such Lender’s obligation to make or continue, or to convert Loans into LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 15.15(g) shall be applicable), but Replacement Rate Loans shall continue to be available.

(g)                                  Treatment of Affected Loans.  If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Section 15.15(c) Section 15.15(e), or Section 15.15(f) then such Lender’s LIBOR Loans shall be automatically converted into Replacement Rate Loans on the last day(s) of the then current One-Month LIBO Rate Period(s) for LIBOR Loans (or, in the case of a conversion required by Section 15.15(c) Section 15.15(e), or Section 15.15(f) on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 15.15 that gave rise to such conversion no longer exist:

(i)                                     to the extent that such Lender’s LIBOR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Replacement Rate Loans; and

(ii)                                  all Loans that would otherwise be made or continued by such Lender as LIBOR Loans shall be made or continued instead as Replacement Rate Loans, and all Replacement Rate Loans of such Lender that would otherwise be converted into LIBOR Loans shall remain as Replacement Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 15.15(c) Section 15.15(e), or Section 15.15(f) that gave rise to the conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such

Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Replacement Rate Loans shall be automatically converted, on the first day(s) of the next succeeding One-Month LIBO Rate Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding LIBOR Loans and by such Lender are held pro rata (as to principal amounts and One-Month LIBO Rate Periods) in accordance with their respective Term Loan Commitment and Revolving Loan Commitment.

(h)                                 Change of Lending Office.  Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Sections 2.6.(f), 15.15(a) thru (d) or 15.15(f) to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.

(i)                                     Assumptions Concerning Funding Libor Loans.  Calculation of all amounts payable to a Lender under this Section 15.15 shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant One-Month LIBO Rate Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article.

15.16                 INTENTIONALLY OMITTED.

15.17                 LENDER’S AGENTS.  Administrative Agent and/or any Lender may designate an agent or independent contractor to exercise any of such Person’s rights under this Agreement, any of the other Loan Documents and Other Related Documents.  Any reference to Administrative Agent or any Lender in any of the Loan Documents or Other Related Documents shall include Administrative Agent’s and such Lender’s agents, employees or independent contractors.  Borrower shall pay the costs of such agent or independent contractor either directly to such Person or to Administrative Agent or such Lender in reimbursement of such costs, as applicable.

15.18                 TAX SERVICE.  Administrative Agent, on behalf of Lenders, is authorized to secure, at Borrower’s expense, a tax service contract with a third party vendor which shall provide tax information on the Property satisfactory to Administrative Agent.

15.19                 WAIVER OF RIGHT TO TRIAL BY JURY.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS OR OTHER RELATED DOCUMENTS  (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

15.20                 SEVERABILITY.  If any provision or obligation under this Agreement, the other Loan Documents or Other Related Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the

Other Related Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents or Other Related Documents, provided, however, that if the rate of interest or any other amount payable under the Notes or this Agreement or any other Loan Document, or the right of collectability therefor, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

15.21                 TIME.  Time is of the essence of each and every term of this Agreement.

15.22                 HEADINGS.  All article, section or other headings appearing in this Agreement, the other Loan Documents and Other Related Documents are for convenience of reference only and shall be disregarded in construing this Agreement, any of the other Loan Documents and Other Related Documents.

15.23                 GOVERNING LAW.  This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Texas, except to the extent preempted by federal laws.  Borrower and all Persons in any manner obligated to Administrative Agent and Lenders under the Loan Documents and Other Related Documents consent to the jurisdiction of any federal or state court within the State of Texas having proper venue and also consent to service of process by any means authorized by Texas or federal law.

15.24                 USA PATRIOT ACT NOTICE; COMPLIANCE.   The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution.  Consequently, Administrative Agent (for itself and/or as Administrative Agent for all Lenders hereunder) may from time-to-time request, and Borrower shall provide to Administrative Agent, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent and Lenders to comply with federal law.  An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

15.25                 ELECTRONIC DOCUMENT DELIVERIES.  Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites  to which the Administrative Agent and each Lender have access (including a commercial, third-party website such as www.Edgar.com <http://www.Edgar.com> or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that (A) the foregoing shall not apply to notices to any Lender pursuant to Article 3 and (B) the Lender has not notified the Administrative Agent or Borrower that it cannot or does not want to receive electronic communications.   The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic delivery pursuant to procedures approved by it for all or particular notices or communications.  Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Administrative Agent or Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of  9:00 a.m. (San Francisco, California time) on the opening of business on the next Business Day for the recipient.  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 11.8 to the Administrative Agent and shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  Except for the certificates required by Section 11.8, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery.  Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

15.26                 INTEGRATION; INTERPRETATION.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE

CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.  The Loan Documents and Other Related Documents shall not be modified except by written instrument executed by all parties.  Any reference to the Loan Documents or Other Related Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.

15.27                 TEXAS SPECIFIC.

(a)                                 Waiver.  In the event an interest in any of the Property is foreclosed upon pursuant to a judicial or nonjudicial foreclosure sale, Borrower agrees as follows.  Notwithstanding the provisions of Sections 51.003, 51.004, and 51.005 of the Texas Property Code (as the same may be amended from time to time), and to the extent permitted by law, Borrower agrees that Lenders shall be entitled to seek a deficiency judgment from Borrower and any other party obligated on the Notes equal to the difference between the amount owing on the Notes and the amount for which the Property was sold pursuant to judicial or nonjudicial foreclosure sale.  Borrower expressly recognizes that this section constitutes a waiver of the above-cited provisions of the Texas Property Code which would otherwise permit Borrower and other Persons against whom recovery of deficiencies is sought or any guarantor independently (even absent the initiation of deficiency proceedings against them) to present competent evidence of the fair market value of the Property as of the date of the foreclosure sale and offset against any deficiency the amount by which the foreclosure sale price is determined to be less than such fair market value.  Borrower further recognizes and agrees that this waiver creates an irrebuttable presumption that the foreclosure sale price is equal to the fair market value of the Property for purposes of calculating deficiencies owed by Borrower, any guarantor, and others against whom recovery of a deficiency is sought.

(b)                                 Conspicuousness.  Borrower acknowledges that the Loan Documents obligate Borrower to indemnify the Indemnitees from THEIR OWN NEGLIGENCE AND/OR PROVIDES FOR A RELEASE OF THE INDEMNITIES FROM LIABILITY FOR THEIR OWN NEGLIGENCE, to the extent set forth herein.  Borrower acknowledges that Borrower has been represented by its own counsel, independent of counsel for the indemnified parties, has been advised regarding the consequences of this agreement, and has actual knowledge of the provisions of the Loan Documents.  Borrower specifically agrees that this agreement satisfies any fair notice requirements of conspicuousness under Applicable Law.

15.28                 COUNTERPARTS.  To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart.  All counterparts shall collectively constitute a single document.  It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.  Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

15.29                 INTENTIONALLY OMITTED.

15.30                 ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)                                 the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)                                 the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                                     a reduction in full or in part or cancellation of any such liability;

(ii)                                  a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)                               the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

15.31                 ADDITIONAL COLLATERAL SECURITY INSTRUMENT RIGHT.  In the event there is any Debt Service Coverage Ratio test set forth herein wherein Borrower may cause such test to be satisfied pursuant to a principal paydown of the Loan, in lieu of such paydown Borrower may cause additional real estate collateral to become part of the Collateral Pool (an “Additional Collateral Security Instrument”) in strict accordance with the terms and conditions of this Section 15.31.  With respect to such right to effectuate an Additional Collateral Security Instrument, each of the conditions in this Section 15.31 must be satisfied prior to the time period when such principal paydown would otherwise be required under the terms of the Loan Documents to satisfy the applicable test.  Each of the following are conditions precedent to effectuate an Additional Collateral Security Instrument:

(a)                                 Borrower shall provide Administrative Agent with written notice of the intent to effectuate an Additional Collateral Security Instrument (the “Additional Collateral Security Instrument Notice”) along with the proposed property or properties to be included in the Collateral Pool (each an “Additional Collateral Project”), which Additional Collateral Project(s) shall be subject to the Requisite Lenders’ approval of the Additional Collateral Project(s) in Requisite Lenders’ sole and absolute discretion.  The Additional Collateral Security Instrument Notice shall include all information which Requisite Lenders will require in order to evaluate such Additional Collateral Project including, but not limited to, certified rent rolls, historical operating statements, certified copies of all leases and lease amendments, current market information, any material contracts affecting the Additional Collateral Project, any franchise agreement, hotel management agreement, or other similar agreements entered into in connection with any Additional Collateral Projects that are hotel properties, documentation or other reports generally related to the operation of hotel properties with respect to any Additional Collateral Projects that are hotel properties, and a current title commitment and survey for the Additional Collateral Project, all in form and substance acceptable to Requisite Lenders in Requisite Lenders’ sole and absolute discretion; and no later than thirty (30) days prior to the closing of the Additional Collateral Security Instrument, Requisite Lenders shall receive a current Appraisal of the Additional Collateral Project acceptable to Requisite Lenders in their sole and absolute discretion (the “Additional Collateral Project Appraisal”) and any other information requested by Administrative Agent or Requisite Lenders.  With respect to the value given upon the closing of the Additional Collateral Security Instrument, an amount equal to sixty-five percent (65%) of the value of the Additional Collateral Project set forth in the Additional Collateral Project Appraisal shall be credited toward the principal paydown required to satisfy the Debt Service Coverage Ratio test.

(b)                                 At the time of Administrative Agent’s receipt of the Additional Collateral Security Instrument Notice and at the time of the closing of the Additional Collateral Security Instrument, no Default or Potential Default shall have occurred and be existing.

(c)                                  Borrower shall pay all fees and expenses incurred in connection with the proposed Additional Collateral Security Instrument and the conditions precedent set forth in this Section 15.31, including without limitation, MAI appraisals, surveys, subsoil reports, engineering inspection fees, environmental report fees, title insurance policies and other charges and Administrative Agent’s legal fees and expenses.

(d)                                 Requisite Lenders shall have determined in their sole and absolute discretion that the new Additional Collateral Project will not adversely affect: (A) the tenant industry composition/concentrations for the tenants leasing the projects comprising the Collateral Pool, or (B) the lease maturity schedule for the tenants leasing the projects comprising the Collateral Pool.

(e)                                  The documentation relating to the Additional Collateral Project shall be satisfactory to Requisite Lenders in their sole and absolute discretion, including each and every environmental report and property condition report obtained by Administrative Agent and/or Requisite Lenders.  Without limiting the foregoing, Requisite Lenders shall have received entity and authority documentation for the entity owning the Additional Collateral Project (the “New Borrower”), all of which shall be in form and substance acceptable to Requisite Lenders, and the New Borrower shall be required to execute and deliver, among other things, (A) an Assumption Agreement pursuant to which New Borrower agrees to assume the payment and performance of the indebtedness and obligations under the Loan Documents on a joint and several basis with the Borrower, and (B) a mortgage or deed of trust pursuant to which the Additional Collateral Project shall become subject to all Liens and other rights in favor of Administrative Agent and Lenders under the Loan Documents.

(f)                                   Guarantor shall execute a consent agreement and such other documentation as may be required by Administrative Agent confirming that such substitution does not release such Guarantor from its obligations and liabilities as guarantor under the Guaranty.

(g)                                  Administrative Agent shall receive a new Title Policy covering the Additional Collateral Project in the amount of the loan allocated to the Additional Collateral Project, insuring the Lien of the Additional Collateral Security Instrument as a first and prior Lien on the Additional Collateral Project, and subject to only those easements, restrictions and other matters acceptable to Administrative Agent in its sole discretion.

(h)                                 At least forty-five (45) days prior to the closing of the Additional Collateral Security Instrument, the Lenders shall receive such documents, certificates, and evidence of insurance as is necessary to enable them to comply with all Requirements of Law (including without limitation flood regulations).

ARTICLE 16.  CO-BORROWER PROVISIONS

16.1                        JOINT AND SEVERAL LIABILITY.

(a)                                 Each Borrower is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by Administrative Agent and Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each of them.

(b)                                 Each Borrower hereby agrees such Borrower is, and each such Borrower’s successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent, Lenders and their successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the indebtedness and obligations under the Loan Documents (collectively, the “Obligations”), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 16.1 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 16.1 shall be absolute and unconditional.

(c)                                  If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d)                                 The guaranty obligations of each Borrower under the provisions of this Section 16.1 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever, including the following:

(i)                                     the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document, or any other agreement, document or instrument to which any other Borrower is or may become a party;

(ii)                                  the absence of any action to enforce this Agreement or any other Loan Document or the waiver or consent by Administrative Agent or any Lender with respect to any of the provisions thereof;

(iii)                               the existence, value or condition of, or failure to perfect any Lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent or any Lender in respect thereof (including the release of any such security);

(iv)                              the insolvency of any other Borrower;

(v)                                 the institution of any proceeding under the Debtor Relief Laws, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

(vi)                              any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;

(vii)                           the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Administrative Agent or Lenders’ claim(s) for repayment of any of the Obligations; or

(viii)                        any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(e)                                  Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or any Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or any Lender in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower.  Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of Administrative Agent or any Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with legal requirements or regulations thereunder which might, but for the provisions of this Section 16.1, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 16.1, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 16.1 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 16.1 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Administrative Agent or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Administrative Agent or any Lender.

(f)                                   Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 16.1(j), each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 16.1, and that Lenders and their successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 16.1.

(g)                                  If Administrative Agent may, under any legal requirements, proceed to realize its benefits under any of the Loan Documents giving Administrative Agent a Lien upon any portion of the Property, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 16.1. If, in the exercise of any of its rights and remedies, Administrative Agent shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable legal requirements pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent and waives any claim based upon such action, even if such action by Administrative Agent shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent. Any election of remedies that results in the denial or impairment of the right of Administrative Agent to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations.

(h)                                 The provisions of this Section 16.1 are made for the benefit of Administrative Agent, Lenders and their successors and assigns, and may be enforced by any such Person from time to time against any of Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender to first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 16.1 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Lenders upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 16.1 will forthwith be reinstated and in effect as though such payment had not been made.

(i)                                     Each Borrower’s liability under this Section 16.1 shall be limited to an amount not to exceed as of any date of determination the greater of the following:

(i)                                     the amount of the Term Loan allocated to the Property owned by each Borrower as set forth on Exhibit J attached hereto (the “Allocated Loan Amount”); and

(ii)                                  the amount that could be claimed by Administrative Agent from such Borrower under this Section 16.1 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Federal Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 16.1(j) below.

(j)                                    To the extent that any Borrower (the “Overpaying Borrower”) incurs (A) any payment in excess of its Allocated Loan Amount, or (B) a loss of its portion of the Property owned by such Borrower due to the foreclosure (or other realization by Administrative Agent) of, or the delivery of deeds in lieu of foreclosure relating to the v, and the value of such Property exceeded its Allocated Loan Amount (the “Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under this Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocated Loan Amount. Any such contribution payments shall be made within ten (10) Business Days after demand therefor.

(i)                                     This Section 16.1(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 16.1(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 16.1(a) above. Nothing contained in this Section 16.1(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(ii)                                  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of Borrowers to which such contribution and indemnification is owing.

(iii)                               The rights of the indemnifying Borrowers against other Borrowers under this Section 16.1(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.

(k)                                 The liability of Borrowers under this Section 16.1  is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

(l)                                     Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations in respect of obligations under any Swap Contract (provided, however, that each Qualified ECP Guarantor shall only be liable under this subsection for the maximum amount of such liability than can be hereby incurred without rendering its obligations under this subsection voidable under applicable legal requirements relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this subsection shall remain in full force and effect until the guarantees in respect of obligations under each Swap Contract have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement.  Each Qualified ECP Guarantor intends that this subsection constitute, and this subsection shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Borrower, Administrative Agent and Lenders have executed this Agreement as of the date appearing on the first page of this Agreement.

“ADMINISTRATIVE AGENT”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders

By:	/s/ Darshak Shah
Name:	Darshak Shah
Title:	Vice President

Administrative Agent’s Address:

1445 Ross Avenue, Suite 4800
Dallas, Texas 75202
Attn: Real Estate Banking Group, Darshak Shah
Telephone: 469-729-7509
Facsimile: 469-729-7474
Email: darshak.t.shah@wellsfargo.com

Exhibit J

“LENDER”

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ Darshak Shah
Name:	Darshak Shah
Title:	Vice President

Lender’s Address:

1445 Ross Avenue, Suite 4800
Dallas, Texas 75202
Attn: Real Estate Banking Group, Darshak Shah
Telephone: 469-729-7509
Facsimile: 469-729-7474
Email: darshak.t.shah@wellsfargo.com

Exhibit J

“LENDER”

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian Moe
Name:	Brian Moe
Title:	Vice President

Lender’s Address:

U.S. Bank National Association
13737 Noel Road, Suite 800
Dallas, TX 75240
Attention: Brian S. Moe
Telephone: 972-581-1613
Facsimile: 972-581-1670
Email: brian.moe@usbank.com

Exhibit J

“LENDER”

JPMORGAN CHASE BANK, N.A.

By:	/s/ Dianne Chavez
Name:	Dianne Chavez
Title:	Authorized Officer

Lender’s Address:

JPMorgan Chase Bank, N.A.
10 S. Dearborn
Chicago, IL 60603
Attention: Sandip Ghosh
Facsimile: 214-307-6874
Email: cls.non.agented.servicing.team@jpmorgan.com

Exhibit J

“LENDER”

FIRST HAWAIIAN BANK

By:	/s/ Joyce Y. Sakai
Name:	Joyce Y. Sakai
Title:	Senior Vice President

Lender’s Address:

First Hawaiian Bank
999 Bishop Street, 11th Floor
Honolulu, Hawaii 96813
Attention: Joyce Y. Sakai
Telephone: 808-525-6367
Facsimile: 808-525-8141
Email: jsakai@fhb.com

Exhibit J

“LENDER”

TEXAS CAPITAL BANK, NATIONAL ASSOCIATION

By:	/s/ Richard W. Earthman
Name:	Richard W. Earthman
Title:	Senior Vice President

Lender’s Address:

Texas Capital Bank, National Association
One Riverway, Suite 200
Houston, TX 77056
Attention: Richard W. Earthman
Telephone: 832-308-7010
Facsimile: 832-308-7042
Email: richard.earthman@texascapitalbank.com

Exhibit J

“LENDER”

BANK OF HAWAII, a Hawaii corporation

By:	/s/ R. Kawika Fiddler
Name:	R. Kawika Fiddler
Title:	Vice President

Lender’s Address:

Bank of Hawaii
P.O. Box 2900
Honolulu, HI 96846
Attention: Len Tokumi
Telephone: 808-694-8082
Facsimile: 808-694-4060
Email: len.tokumi@boh.com

Exhibit J

“LENDER”

CENTRAL PACIFIC BANK

By:	/s/ Patrick Matsumoto
Name:	Patrick Matsumoto
Title:	Vice President

Lender’s Address:

Central Pacific Bank
220 S. King Street, Suite 2000
Honolulu, HI 96813
Attention: Patrick Matsumoto
Telephone: 808-544-3584
Facsimile: 808-532-5157
Email: patrick.matsumoto@centralpacificbank.com

Exhibit J

“LENDER”

AMERICAN SAVINGS BANK, F.S.B., a federal savings bank

By:	/s/ Brian Brennan
Name:	Brian Brennan
Title:	First Vice President

Lender’s Address:

American Savings Bank, F.S.B.
P.O. Box 2300
Honolulu, HI 96804-2300
Attention: Brian Brennan
Telephone: 808-538-2003
Facsimile: 808-532-7370
Email: bbrennan@asbhawaii.com

Exhibit J

“BORROWER”

VICTORIA WARD, LIMITED,
a Delaware corporation

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

VICTORIA WARD CENTER L.L.C.,
a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

VICTORIA WARD ENTERTAINMENT CENTER L.L.C., a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

1240 ALA MOANA, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

ANAHA RETAIL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

WAIEA RETAIL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

10 CCC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

Exhibit J

20 CCC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

30 CCC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

10/20/30 CCC PARKING DECK, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

40 CCC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

40 CCC PARKING DECK, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

50 CCC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

60 CCC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

Exhibit J

70 CC, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

50/60/70 CCC PARKING DECK, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

ONE MALL NORTH, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

CRESCENT AREA 1-A HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

CRESCENT AREA 1 PARKING DECK 1, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

HL CHAMPION HOLDING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

LAKELAND VILLAGE HOLDING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

Exhibit J

WATERWAY HOTEL HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

HL - HOTEL HOLDING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

CSPV HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

1701 LAKE ROBBINS, LLC, a Delaware limited liability company

By:	/s/ Grant Herlitz
Name:	Grant Herlitz
Title:	President

Borrower’s Address:

c/o The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
Attention: President

c/o The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
Attention: Legal Department

Exhibit J